As filed with the Securities and Exchange Commission on July 14, 2015

No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Cott Beverages Inc.

Additional Registrants Listed on Schedule A Hereto

(Exact name of Registrant as specified in its charter)

Georgia	2086	58-1947565
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

6525 Viscount Road

Mississauga, Ontario, Canada L4V1H6

(905) 672-1900

5519 West Idlewild Avenue, Suite 100

Tampa, Florida, United States 33634

(813) 313-1800

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Marni Morgan Poe

Vice President, Secretary and General Counsel

Cott Corporation

5519 West Idlewild Avenue

Tampa, Florida, United States 33634

(813) 313-1800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Christian O. Nagler Kirkland & Ellis LLP 601 Lexington Avenue New York, New York 10022 (212) 446-4800	Neil Sheehy Goodmans LLP Bay Adelaide Centre 333 Bay Street, Suite 3400 Toronto, ON M5H 2S7 (416) 979-2211

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective and all other conditions to the plan of arrangement contemplated by the arrangement agreement described in the enclosed proxy statement/prospectus have been satisfied or waived.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
6.75% Senior Notes due 2020	$625,000,000	$625,000,000	$72,625.00
Guarantees of 6.75% Senior Notes due 2020	$625,000,000	—	(1)

(1)	Pursuant to Rule 457(n), no additional registration fee is payable with respect to the guarantees.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said Section 8(a) may determine.

SCHEDULE A

Additional Registrants	State of Incorporation or Organization	Principal Executive Offices	I.R.S. Employer Identification Number
Cott Corporation	Canada	6525 Viscount Road, Mississauga, ON L4V 1H6	98-0154711

156775 Canada Inc.	Canada	6525 Viscount Road, Mississauga, ON L4V 1H6	89614 3872 RC0001

2011438 Ontario Limited	Canada	6525 Viscount Road, Mississauga, ON L4V 1H6	86503 7055 RC0001

804340 Ontario Limited	Canada	6525 Viscount Road, Mississauga, ON L4V 1H6	89614 3278 RC0001

967979 Ontario Limited	Canada	6525 Viscount Road, Mississauga, ON L4V 1H6	13169 9266 RC0001

Aimia Foods EBT Company Limited	United Kingdom	Penny Lane, Haydock, Merseyside, WA11 0QZ	N/A

Aimia Foods Group Limited	United Kingdom	Penny Lane, Haydock, Merseyside, WA11 0QZ	N/A

Aimia Foods Holdings Limited	United Kingdom	Penny Lane, Haydock, Merseyside, WA11 0QZ	33859 23707

Aimia Foods Limited	United Kingdom	Penny Lane, Haydock, Merseyside, WA11 0QZ	27320 02926

Calypso Soft Drinks Limited	United Kingdom	Spectrum Business Park, Wrexham Industrial Estate, Wrexham, CLWYD, LL13 9QA	61520 80806

Caroline LLC	Delaware	5519 W. Idlewild Ave, Tampa, FL 33634	27-3093616

Cliffstar LLC	Delaware	5519 W. Idlewild Ave, Tampa, FL 33634	37-1606117

Cooke Bros. (Tattenhall). Limited	United Kingdom	Spectrum Business Park, Wrexham Industrial Estate, Wrexham, CLWYD, LL13 9QA	N/A

Cooke Bros Holdings Limited	United Kingdom	Spectrum Business Park, Wrexham Industrial Estate, Wrexham, CLWYD, LL13 9QA	27472 27943

Cott (Nelson) Limited	United Kingdom	Kegworth Citrus Grove Side Ley, Derbyshire, UK DE74 2FJ	N/A

Cott Acquisition Limited	United Kingdom	Citrus Grove, Side Ley Kegworth, Derby, DE74 2FJ	27-3240536

Cott Acquisition LLC	Delaware	5519 W. Idlewild Ave, Tampa, FL 33634	27-3178138

Cott Beverages Limited	United Kingdom	Citrus Grove, Side Ley Kegworth, Derby, DE74 2FJ	32600 90818

Additional Registrants	State of Incorporation or Organization	Principal Executive Offices	I.R.S. Employer Identification Number
Cott Developments Limited	United Kingdom	Citrus Grove, Side Ley Kegworth, Derby, DE74 2FJ	27983 15501

Cott Europe Trading Limited	United Kingdom	Citrus Grove, Side Ley Kegworth, Derby, DE74 2FJ	N/A

Cott Holdings Inc.	Delaware	5519 W. Idlewild Ave, Tampa, FL 33634	58-2020185

Cott Investment, L.L.C.	Delaware	5519 W. Idlewild Ave, Tampa, FL 33634	N/A

Cott Limited	United Kingdom	Citrus Grove, Side Ley Kegworth, Derby, DE74 2FJ	N/A

Cott Luxembourg S.A.R.L.	Luxembourg	595, rue de Neudorf, L-2220 Luxembourg, Grand Duchy of Luxembourg	30-0705724

Cott Nelson (Holdings) Limited	United Kingdom	Citrus Grove, Side Ley Kegworth, Derby, DE74 2FJ	N/A

Cott Private Label Limited	United Kingdom	Citrus Grove, Side Ley Kegworth, Derby, DE74 2FJ	N/A

Cott Retail Brands Limited	United Kingdom	Citrus Grove, Side Ley Kegworth, Derby, DE74 2FJ	36420 02440

Cott U.S. Acquisition LLC	Delaware	5519 W. Idlewild Ave, Tampa, FL 33634	27-3178210

Cott UK Acquisition Limited	United Kingdom	Citrus Grove, Side Ley Kegworth, Derby, DE74 2FJ	27-3240546

Cott USA Finance LLC	Delaware	Kegworth Citrus Grove Side Ley, Derbyshire, UK DE74 2FJ	N/A

Cott Vending Inc.	Delaware	5519 W. Idlewild Ave, Tampa, FL 33634	80-0003395

Cott Ventures Limited	United Kingdom	Citrus Grove, Side Ley Kegworth, Derby, DE74 2FJ	24023 00618

Cott Ventures UK Limited	United Kingdom	Citrus Grove, Side Ley Kegworth, Derby, DE74 2FJ	33870 29661

DS Customer Care, LLC	Delaware	5519 W. Idlewild Ave. Tampa, FL 33634	N/A

DS Services Holdings, Inc.	Delaware	5519 W. Idlewild Ave. Tampa, FL 33634	20-5752672

DS Services of America, Inc.	Delaware	5519 W. Idlewild Ave. Tampa, FL 33634	20-5743877

DSS Group, Inc.	Delaware	5519 W. Idlewild Ave. Tampa, FL 33634	26-1240225

Interim BCB, LLC	Delaware	5519 W. Idlewild Ave, Tampa, FL 33634	N/A

Mr Freeze (Europe) Limited	United Kingdom	Spectrum Business Park, Wrexham Industrial Estate, Wrexham, CLWYD, LL13 9QA	80485 18136

3

Additional Registrants	State of Incorporation or Organization	Principal Executive Offices	I.R.S. Employer Identification Number

Star Real Property LLC	Delaware	5519 W. Idlewild Ave, Tampa, FL 33634	27-0021955

Stockpack Limited	United Kingdom	Penny Lane, Haydock, Merseyside, WA11 0QZ	N/A

TT Calco Limited	United Kingdom	Spectrum Business Park, Wrexham Industrial Estate, Wrexham, CLWYD, LL13 9QA	N/A

4

The information contained in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not the solicitation of an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JULY 14, 2015

PROSPECTUS

Cott Beverages Inc.

Exchange Offer for 6.75% Senior Notes due 2020

We hereby offer, upon the terms and subject to the conditions set forth in this prospectus and the accompanying letter of transmittal (which together constitute the “exchange offer”), to exchange up to $625,000,000 aggregate principal amount of our 6.75% Senior Notes due 2020, and the guarantees thereof, which have been registered under the Securities Act of 1933, as amended, which we refer to as the “exchange notes,” for an equal aggregate principal amount of our currently outstanding 6.75% Senior Notes due 2020, and the guarantees thereof, that were issued on December 12, 2014, which we refer to as the “old notes.” We refer to the old notes and the exchange notes collectively as the “notes.”

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                     , 2015, UNLESS EXTENDED.

The material terms of the exchange offer are summarized below and are more fully described in this prospectus.

Material Terms of the Exchange Offer

•	The terms of the exchange notes are substantially identical to those of the old notes except that the exchange notes are registered under the Securities Act of 1933, as amended, and the transfer restrictions, registration rights and rights to additional interest applicable to the old notes do not apply to the exchange notes.

•	We will exchange all old notes that are validly tendered and not withdrawn prior to the expiration of the exchange offer.

•	You may withdraw tenders of old notes at any time prior to the expiration of the exchange offer.

•	We will not receive any proceeds from the exchange offer.

•	The exchange of old notes for exchange notes by tendering holders should not be a taxable event for U.S. federal income tax purposes.

•	There is no public market for the exchange notes. We have not applied, and do not intend to apply, for listing of the exchange notes on any national securities exchange or automated quotation system.

See “Risk Factors” beginning on page 10 of this prospectus for a discussion of certain risks that you should consider carefully before participating in the exchange offer.

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. This prospectus, as amended or supplemented, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for old notes that were acquired by such broker-dealer as a result of market-making or other trading activities. We have agreed that for a period of 180 days after the expiration of the exchange offer, we will make this prospectus available to any broker-dealer for use in connection with any such resales. See “Plan of Distribution.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

THE EXCHANGE NOTES HAVE NOT BEEN AND WILL NOT BE QUALIFIED FOR PUBLIC DISTRIBUTION UNDER THE SECURITIES LAWS OF ANY PROVINCE OR TERRITORY OF CANADA. THE EXCHANGE NOTES ARE NOT BEING OFFERED FOR SALE AND MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN CANADA OR TO ANY RESIDENT THEREOF EXCEPT IN ACCORDANCE WITH THE SECURITIES LAWS OF THE PROVINCES AND TERRITORIES OF CANADA.

The date of this prospectus is                     , 2015.

We have not authorized anyone to give you any information or to make any representations about us or the exchange offer other than those contained in this prospectus. If you are given any information or representations about these matters that is not discussed in this prospectus, you must not rely on that information. This prospectus is not an offer to sell or a solicitation of an offer to buy securities anywhere or to anyone where or to whom we are not permitted to offer or sell securities under applicable law. The delivery of this prospectus does not, under any circumstances, mean that there has not been a change in our affairs since the date of this prospectus. Subject to our obligation to amend or supplement this prospectus as required by law and the rules of the Securities and Exchange Commission, the information contained in this prospectus is correct only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of these securities.

This prospectus incorporates important business and financial information about us that is not included in or delivered with this document. This information is available to you at no cost, upon your request. You can request this information by writing or telephoning us at the following address: Investor Relations, 5519 West Idlewild Avenue, Tampa, Florida, United States 33634, telephone number (813) 313-1732.

In order to obtain timely delivery, you must request information no later than                     , 2015, which is five business days before the scheduled expiration of the exchange offer.

WHERE YOU CAN FIND MORE INFORMATION

Cott Corporation files annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We have also filed with the SEC a registration statement on Form S-4, which you can access on the SEC’s Internet site at http://www.sec.gov, to register the exchange notes. This prospectus, which forms part of the registration statement, does not contain all of the information included in that registration statement. For further information about us and the exchange notes offered in this prospectus, you should refer to the registration statement and its exhibits. You may read and copy any materials Cott Corporation files with the SEC at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. The SEC also maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. You may also obtain certain of these documents on our Internet site at http://www.cott.com. Our web site and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This prospectus incorporates by reference important business and financial information about our company that is not included in or delivered with this document. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. Any statement contained in this prospectus or in any document incorporated or deemed to be incorporated by reference into this prospectus that is modified or superseded by subsequently filed materials shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference the documents set forth below that we have previously filed with the SEC, including all exhibits thereto, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from now until the termination of the exchange offer:

•	Cott Corporation’s Annual Report on Form 10-K for the year ended January 3, 2015, filed with the SEC on March 4, 2015 (the “Form 10-K”);

•	Cott Corporation’s Quarterly Report on Form 10-Q for the quarter ended April 4, 2015, filed with the SEC on May 14, 2015;

•	Cott Corporation’s Definitive Proxy Statement on Schedule 14A related to our Annual and Special Meeting of Shareowners, filed on March 26, 2015;

•	Cott Corporation’s Current Reports on Form 8-K or Form 8-K/A filed on August 6, 2014 (but only with respect to financial information of Aimia Foods Holdings Limited for the years ended and as of June 30, 2013 and June 30, 2012 as set forth in Exhibit 99.1, the three month period ended and as of March 31, 2014 and March 31, 2013 as set forth in Exhibit 99.2 and the six month period ended and as of December 31, 2013 and December 31, 2012 as set forth in Exhibit 99.3), December 2, 2014 (but only with respect to financial information of Aimia Foods Holdings Limited for the five months ended and as of May 31, 2014 as set forth in Exhibit 99.2), February 24, 2015, March 13, 2015, May 6, 2015, May 7, 2015 (but only with respect to Items 5.02, 5.07 and 8.01), May 11, 2015, May 22, 2015, May 26, 2015, May 29, 2015, June 9, 2015, June 25, 2015 and June 26, 2015; and

•	all documents filed by Cott Corporation pursuant to Sections 13(a), 13(c) 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus until all of the securities being offered under this prospectus are sold (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K).

You can obtain any of the documents incorporated by reference into this prospectus from the SEC’s web site at the address described above. You may also request a copy of these filings, at no cost, by writing or telephoning to the address and telephone set forth below. We will provide, without charge, upon written or oral request, copies of any or all of the documents incorporated by reference into this prospectus (excluding exhibits to such documents unless such exhibits are specifically incorporated by reference therein). You should direct requests for documents to: Cott Beverages Inc., Investor Relations, 5519 West Idlewild Avenue, Tampa, Florida, United States 33634, telephone number (813) 313-1732.

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

In addition to historical information, this prospectus and the documents incorporated by reference herein may contain information and statements relating to future events and future results. This information and these statements are “forward-looking” within the meaning of securities laws, including the “safe harbor” provisions of the Securities Act (Ontario), the United States Private Securities Litigation Reform Act of 1995, Section 21E of the Securities Exchange Act of 1934, as amended, or the “Exchange Act,” and Section 27A of the Securities Act and involve known and unknown risks, uncertainties, future expectations and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such statements include, but are not limited to, statements that relate to projections of sales, earnings, earnings per share, cash flows, capital expenditures or other financial items, discussions of estimated future revenue enhancements and cost savings. These statements also relate to our business strategy, goals and expectations concerning our market position, future operations, margins, profitability, liquidity and capital resources. Generally, words such as “anticipate,” “believe,” “continue,” “could,” “endeavor,” “estimate,” “expect,” “intend,” “may,” “will,” “plan,” “predict,” “project,” “should” and similar terms and phrases are used to identify forward-looking statements in this prospectus and in the documents incorporated by reference herein. These forward-looking statements reflect current expectations regarding future events and operating performance and are made only as of the date of this prospectus.

The forward-looking statements are not guarantees of future performance or events and, by their nature, are based on certain estimates and assumptions regarding interest and foreign exchange rates, expected growth, results of operations, performance, business prospects and opportunities and effective income tax rates, which are subject to inherent risks and uncertainties. Material factors or assumptions that were applied in drawing a conclusion or making an estimate set out in forward-looking statements may include, but are not limited to, assumptions regarding management’s current plans and estimates, our ability to remain a low cost supplier, and effective management of commodity costs. Although we believe the assumptions underlying these forward-looking statements are reasonable, any of these assumptions could prove to be inaccurate and, as a result, the forward-looking statements based on those assumptions could prove to be incorrect. Our operations involve risks and uncertainties, many of which are outside of our control, and any one or any combination of these risks and uncertainties could also affect whether the forward-looking statements ultimately prove to be correct. These risks and uncertainties include, but are not limited to, those described in the section entitled “Risk Factors.”

We caution the reader that the risk factors described in the section entitled “Risk Factors” may not be exhaustive. We operate in a continually changing business environment, and new risk factors emerge from time to time. Management cannot predict such new risk factors, nor can it assess the impact, if any, of such new risk factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those projected in any forward-looking statements. We undertake no obligation to update or revise these forward-looking statements, whether as a result of changes in underlying factors, new information, future events or otherwise, except as required by law. Undue reliance should not be placed on forward-looking statements.

SUMMARY

The following summary is qualified in its entirety by the more detailed information included elsewhere or incorporated by reference in this prospectus. Because this is a summary, it may not contain all of the information that may be important to you. You should read the entire prospectus carefully, paying particular attention to the matters discussed under the caption “Risk Factors” and our consolidated financial statements and accompanying notes, as well as the information incorporated by reference, request from us all additional public information you wish to review relating to us and complete your own examination of us and the terms of the exchange offer and the exchange notes before making an investment decision. Unless otherwise indicated, “Cott,” “the Company,” we,” “us,” “our” and words of similar import refer to Cott Corporation, Cott Beverages Inc. and their subsidiaries on a consolidated basis.

We are one of the world’s largest producers of beverages on behalf of retailers, brand owners and distributors. We market or supply over 500 retail, licensed and Company-owned brands in the United States, the United Kingdom/Europe, Canada and Mexico. Our product lines include carbonated soft drinks (“CSDs”), 100% shelf stable juice and juice-based products, clear, still and sparkling flavored waters, energy drinks and shots, sports drinks, new age beverages and ready-to-drink teas, as well as beverage concentrates, liquid enhancers, freezables and ready-to-drink alcoholic beverages. Our recent acquisition of 100% of the share capital of Aimia Foods Holdings Limited (“Aimia Foods”) pursuant to a Share Purchase Agreement dated as of May 30, 2014 (the “Aimia Foods Acquisition”) allowed us to further improve our product, package and channel diversification by expanding our product line to include hot chocolate, coffee, malt drinks, creamers/whiteners and cereals, and by providing us with new packaging formats, which include pouches, jars, sticks, in-cup products, sachets and block-bottom bags. Additionally, on December 12, 2014, Delivery Acquisition, Inc., a wholly-owned indirect subsidiary of Cott Corporation (“Merger Sub”), merged (the “DSS Merger”) with and into DSS Group, Inc. (“DSS Group”) with DSS Group being the surviving corporation, pursuant to that certain Agreement and Plan of Merger, dated as of November 6, 2014, by and among DSS Group, Merger Sub, and Crestview DSW Investors, L.P. The DSS Merger extended our beverage portfolio into new and growing markets, including home and office bottled water delivery services, office coffee services and filtration services, while creating opportunities for revenue and cost synergies. We are a leading producer of private-label beverages in each of the United States, Canada and the United Kingdom by annual volume of cases produced. We generated revenues of approximately $2,102.8 million for the year ended January 3, 2015 and $709.8 million for the quarter ended April 4, 2015.

Our business operates through three reporting segments—North America (“North America”) (which includes our U.S. (“U.S.”) operating segment and Canada operating segment), U.K. (“U.K.”) (which includes our United Kingdom reporting unit and our Continental European (“European”) reporting unit), and All Other (“All Other”) (which includes our Mexico operating segment, Royal Crown International (“RCI”) operating segment and other Miscellaneous Expenses).

Cott Corporation was incorporated in 1955 and is governed by the Canada Business Corporation Act. Cott Beverages Inc. was incorporated in 1991 as a Georgia corporation. Our registered Canadian office is located at 333 Avro Avenue, Pointe-Claire, Quebec, Canada H9R 5W3 and our principal executive offices are located at 5519 W. Idlewild Avenue, Tampa, Florida, United States 33634 and 6525 Viscount Road, Mississauga, Ontario, Canada L4V 1H6. The principal executive offices for each of the guarantor registrants are listed on Schedule A.

The following chart depicts our organizational structure. Certain intermediate holding companies and other entities that do not have significant operations have been omitted for illustrative purposes. Omitted entities include certain guarantors of the notes, our 5.375% Senior Notes due 2022 (the “2022 Notes”), our asset-based lending credit facility entered into on August 17, 2010, as amended (the “ABL Facility”), and the 10.000% Second Priority Senior Secured Notes due 2021 issued by DS Services of America, Inc. (the “DS Services Notes”), which are guaranteed by Cott Corporation and certain of its subsidiaries (including the Issuer). The chart also omits entities holding our Mexican operations, which will not be guarantors of the exchange notes offered hereby and do not guarantee the 2022 Notes, the ABL Facility or the DS Services Notes.

*	Shaded boxes indicate guarantors of the notes and the ABL Facility.
(1)	Borrower under the ABL Facility. Owns interest in non-guarantor subsidiaries.
(2)	Owns interest in a non-guarantor subsidiary.
(3)	Borrower under the ABL Facility.
(4)	Borrower under the ABL Facility, issuer of the 2022 notes and the exchange notes offered hereby. Owns an interest in the U.K. holding company that owns Aimia Foods. Owns interest in non-guarantor subsidiaries.
(5)	Issuer of the DS Services Notes. Borrower under the ABL Facility.

The Exchange Offer

The following is a brief summary of certain material terms of the exchange offer. For a more complete description of the terms of the exchange offer, see “The Exchange Offer” in this prospectus.

Background	On December 12, 2014, we issued $625,000,000 aggregate principal amount of our 6.75% Senior Notes due 2020, or the old notes, to Barclays Capital Inc., Credit Suisse Securities (USA) LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Deutsche Bank Securities Inc. and J.P. Morgan Securities LLC, as the initial purchasers, in a transaction exempt from the registration requirements of the Securities Act. The initial purchasers then sold the old notes to qualified institutional buyers in reliance on Rule 144A and to persons outside the United States in reliance on Regulation S under the Securities Act. Because the old notes have been sold in reliance on exemptions from registration, the old notes are subject to transfer restrictions. In connection with the issuance of the old notes, we entered into a registration rights agreement with the initial purchasers pursuant to which we agreed, among other things, to deliver to you this prospectus and to complete an exchange offer for the old notes.

The Exchange Offer	We are offering to exchange up to $625,000,000 aggregate principal amount of our 6.75% Senior Notes due 2020, or the exchange notes, for an equal aggregate principal amount of old notes. The terms of the exchange notes are identical in all material respects to the terms of the old notes, except that the exchange notes have been registered under the Securities Act and do not contain transfer restrictions, registration rights or additional interest provisions. You should read the discussion set forth under “Description of the Exchange Notes” for further information regarding the exchange notes. In order to be exchanged, an old note must be properly tendered and accepted. All old notes that are validly tendered and not withdrawn will be exchanged. We will issue and deliver the exchange notes promptly after the expiration of the exchange offer.

Resale of Exchange Notes	Based on interpretations by the SEC’s Staff, as detailed in a series of no-action letters issued to third parties unrelated to us, we believe that the exchange notes issued in the exchange offer may be offered for resale, resold or otherwise transferred by you without compliance with the registration and prospectus delivery requirements of the Securities Act as long as:

•	you, or the person or entity receiving the exchange notes, acquires the exchange notes in the ordinary course of business;

•	neither you nor any such person or entity receiving the exchange notes is engaging in or intends to engage in a distribution of the exchange notes within the meaning of the federal securities laws;

•	neither you nor any such person or entity receiving the exchange notes has an arrangement or understanding with any person or entity to participate in any distribution of the exchange notes; and

•	neither you nor any such person or entity receiving the exchange notes is an “affiliate” of Cott Beverages Inc., as that term is defined in Rule 405 under the Securities Act.

We have not submitted a no-action letter to the SEC and there can be no assurance that the SEC would make a similar determination with respect to this exchange offer. If you do not meet the conditions described above, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with the resale of the exchange notes. If you fail to comply with these requirements you may incur liabilities under the Securities Act, and we will not indemnify you for such liabilities.

Expiration Date	5:00 p.m., New York City time, on , 2015, unless, in our sole discretion, we extend or terminate the exchange offer.

Withdrawal Rights	You may withdraw tendered old notes at any time prior to 5:00 p.m., New York City time, on the expiration date. See “The Exchange Offer—Terms of the Exchange Offer.”

Conditions to the Exchange Offer	The exchange offer is subject to certain customary conditions, including our determination that the exchange offer does not violate any law, statute, rule, regulation or interpretation by the Staff of the SEC or any regulatory authority or other foreign, federal, state or local government agency or court of competent jurisdiction, some of which may be waived by us. See “The Exchange Offer—Conditions to the Exchange Offer.”

Procedures for Tendering Old Notes	You may tender your old notes by instructing your broker or bank where you keep the old notes to tender them for you. In some cases, you may be asked to submit the blue-colored letter of transmittal that may accompany this prospectus. By tendering your old notes, you will represent to us, among other things, (1) that you are, or the person or entity receiving the exchange notes, is acquiring the exchange notes in the ordinary course of business, (2) that neither you nor any such other person or entity has any arrangement or understanding with any person to participate in the distribution of the exchange notes within the meaning of the Securities Act and (3) that neither you nor any such other person or entity is our affiliate within the meaning of Rule 405 under the Securities Act. Your old notes will be tendered in minimum denominations of $2,000 and integral multiples of $1,000. Exchange notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

A timely confirmation of book-entry transfer of your old notes into the exchange agent’s account at The Depository Trust Company (“DTC”), according to the procedures described in this prospectus under “The Exchange Offer,” must be received by the exchange agent before 5:00 p.m., New York City time, on the expiration date.

Consequences of Failure to Exchange	Any old notes not accepted for exchange for any reason will be credited to an account maintained at DTC promptly after the expiration or termination of the exchange offer. Old notes that are not tendered, or that are tendered but not accepted, will be subject to their existing transfer restrictions. We will have no further obligation, except under limited circumstances, to provide for registration under the Securities Act of the old notes. The liquidity of the old notes could be adversely affected by the exchange offer. See “Risk Factors—Risks Related to Retention of the Old Notes—If you do not exchange your old notes, your old notes will continue to be subject to the existing transfer restrictions and you may be unable to sell your old notes.”

Taxation	The exchange of old notes for exchange notes by tendering holders should not be a taxable event for U.S. federal income tax purposes. For more details, see “Material United States Federal Income Tax Consequences.”

Use of Proceeds	We will not receive any proceeds from the issuance of the exchange notes in the exchange offer. For more details, see “Use of Proceeds.”

Exchange Agent	Wells Fargo Bank, National Association is serving as the exchange agent in connection with the exchange offer. The address, telephone number and facsimile number of the exchange agent are listed under “The Exchange Offer—Exchange Agent.”

Terms of the Exchange Notes

The following is a brief summary of certain material terms of the exchange notes. For more complete information about the exchange notes, see “Description of the Exchange Notes” in this prospectus.

Issuer	Cott Beverages Inc. (the “Issuer”)

Notes Offered	$625.0 million in aggregate principal amount of 6.75% Senior Notes due 2020.

Maturity Date	January 1, 2020.

Interest Rate	We will pay interest on the exchange notes at an annual interest rate of 6.75%.

Interest Payment Dates	Interest on the exchange notes will be payable semi-annually in arrears on January 1 and July 1 of each year, beginning on July 1, 2015.

Currency	U.S. dollars are the sole currency of account and payment for all sums payable by the Issuer and the guarantors under or in connection with the exchange notes, the note guarantees or the indenture governing the exchange notes, and with respect to all other calculations related thereto.

Guarantees	The Issuer’s obligations under the exchange notes will be fully and unconditionally guaranteed on a senior basis, jointly and severally, by Cott Corporation and all of our subsidiaries that guarantee indebtedness under the ABL Facility and by any wholly owned subsidiary that guarantees certain indebtedness of Cott Corporation or any of the other guarantors. Certain of our subsidiaries will not be guarantors of the exchange notes.

Ranking	The exchange notes and the guarantees will be unsecured senior indebtedness. Accordingly, they will be:

•	pari passu in right of payment with all of our and our guarantors’ existing and future senior indebtedness, including debt under the ABL Facility and the indentures governing the 2022 Notes and the DS Services Notes;

•	senior in right of payment to all of our and our guarantors’ existing and future subordinated indebtedness;

•	effectively subordinated to all of our and our guarantors’ secured indebtedness, including borrowings under the ABL Facility and the indebtedness outstanding under the indenture governing the DS Services Notes, to the extent of the value of the assets securing such indebtedness; and

•	structurally subordinated to all obligations of our non-guarantor subsidiaries.

As of April 4, 2015, we had $1,777.6 million of indebtedness outstanding, of which $625.4 million would have been secured indebtedness (including $42.0 million in outstanding letters of credit). As of April 4, 2015, the non-guarantor subsidiaries held approximately $38.7 million of our total assets of approximately $3,033.6 million and had liabilities of approximately $44.0 million.

Optional Redemption	Prior to January 1, 2017, we may redeem up to 40% of the aggregate principal amount of the exchange notes with the proceeds of certain equity offerings, plus accrued and unpaid interest, if any, to the date of redemption.

At any time prior to January 1, 2017, we may redeem some or all of the exchange notes at a redemption price equal to the principal amount of the exchange notes redeemed plus accrued and unpaid interest to the date of redemption plus a “make whole” premium set forth under “Description of the Exchange Notes—Redemption at Make Whole Premium.”

In addition, at any time on or after January 1, 2017, we may redeem some or all of the exchange notes at the redemption prices set forth under “Description of the Exchange Notes—Optional Redemption,” plus accrued and unpaid interest, if any, to the date of redemption.

Offer to Purchase	If we experience specific kinds of changes of control, and, under certain circumstances, if we sell certain assets, we may be required to offer to purchase all or a portion of the exchange notes at 101% (or 100% in the case of asset sales) of the principal amount of the exchange notes on the date of purchase plus any accrued and unpaid interest and additional interest, if any, to the date of repurchase. See “Description of the Exchange Notes—Change of Control” and “Description of the Exchange Notes—Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock.”

Covenants	The indenture governing the exchange notes contains certain covenants limiting our ability and the ability of our restricted subsidiaries to, under certain circumstances:

•	incur additional indebtedness and issue preferred stock;

•	pay dividends or distributions on or purchase our equity interests;

•	make other restricted payments or investments;

•	redeem debt that is junior in right of payment to the exchange notes;

•	use our assets as security in other transactions;

•	place restrictions on distributions and other payments from restricted subsidiaries;

•	sell certain assets or merge with or into other entities; and

•	enter into transactions with affiliates.

Each of the covenants is subject to a number of important exceptions and qualifications. See “Description of the Exchange Notes—Certain Covenants.”

DTC Eligibility	The exchange notes will be issued in book-entry form and will be represented by a permanent global security deposited with a custodian for and registered in the name of the nominee of DTC in New York, New York. Beneficial interests in the global security will be shown on, and transfers will be effected only through, records maintained by DTC and its direct and indirect participants and any such interests may not be exchanged for certificated securities, except in limited circumstances. See “Description of the Exchange Notes—Book-Entry Delivery and Form.”

Absence of Established Markets for the Notes	The exchange notes are a new issue of securities, and currently there is no market for the notes. We do not intend to apply for the exchange notes to be listed on any securities exchange, or to arrange for any quotation system to quote them. Accordingly, we cannot assure you that liquid markets will develop for the exchange notes.

Risk Factors	An investment in the exchange notes involves substantial risk. See “Risk Factors” for a description of certain of the risks you should consider before investing in the exchange notes.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth the unaudited consolidated ratio of earnings to fixed charges for the periods shown:

	Three months ended Apr. 4, 2015	Year ended
		Jan. 3, 2015	Dec. 28, 2013	Dec. 29, 2012	Dec. 31, 2011	Jan. 1, 2011
Ratio of earnings to fixed charges(a)	—	—	1.3	1.8	1.6	2.7

(a)	We compute the ratio of earnings to fixed charges by dividing (i) earnings (loss), which consists of net income from continuing operations before income taxes plus fixed charges and amortization of capitalized interest less interest capitalized during the period and adjusted for undistributed earnings in equity investments, by (ii) fixed charges, which consist of interest expense, capitalized interest and the portion of rental expense under operating leases estimated to be representative of the interest factor.

The ratio of earnings to fixed charges was less than 1:1 for the year ended January 3, 2015 and the three months ended April 4, 2015. In order to achieve a ratio of earnings to fixed charges of 1:1, we would have had to generate an additional $50.6 million in pre-tax earnings in the year ended January 3, 2015 and an additional $11.9 million in pre-tax earnings in the three months ended April 4, 2015.

RISK FACTORS

In considering whether to invest in the exchange notes offered hereby, you should understand the high degree of risk involved. You should carefully consider the risk factors and other information contained in this prospectus and the risk factors and other information incorporated by reference under the caption “Item IA. Risk Factors” in our Form 10-K, as well as the other information incorporated by reference herein as such risk factors and other information may be updated from time to time by our subsequent reports and other filings under the Exchange Act. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” The risks below are not the only risks we face. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial also may materially adversely affect our business, financial condition or results of operations.

Risks Related To Our Capital Structure and This Offering

Your right to receive payments on the exchange notes and the guarantees will be effectively subordinated to our secured debt to the extent of the value of the assets securing that debt.

The exchange notes and the guarantees will be effectively subordinated to claims of existing and future secured creditors to the extent of the value of the assets securing such claims. As of April 4, 2015, we had $221.0 million of secured borrowings outstanding under the ABL Facility (including $42.0 million in outstanding letters of credit) and $394.2 million aggregate principal amount of DS Services Notes outstanding. The indenture governing the exchange notes will permit us to incur additional secured indebtedness. In the event of a liquidation, dissolution, reorganization, bankruptcy or any similar proceeding, holders of our secured obligations will have claims that are prior to claims of the holders of the exchange notes or the guarantees with respect to the assets securing those obligations, which are substantially all of our assets. Accordingly, there may not be sufficient funds remaining to pay amounts due on all or any of the exchange notes.

Your right to receive payments on the exchange notes could be adversely affected if any of our non-guarantor subsidiaries declares bankruptcy, liquidates or reorganizes.

Some, but not all, of our subsidiaries will guarantee the exchange notes. In the event of a bankruptcy, liquidation or reorganization of any of the non-guarantor subsidiaries, holders of their debt and their trade creditors will generally be entitled to payment of their claims from assets of those subsidiaries before any assets are made available for distribution to us. As of January 3, 2015, the old notes were structurally subordinated to approximately $10.9 million of debt and other liabilities (including trade payables) of these non-guarantor subsidiaries. The non-guarantor subsidiaries generated approximately 6.6% of our consolidated revenues for the twelve months ended January 3, 2015, and held approximately 1.3% of our consolidated assets as of January 3, 2015.

Certain of our subsidiaries will be classified as unrestricted subsidiaries and will not be subject to any of the covenants in the indenture governing the exchange notes, and we may not be able to rely on the cash flow or assets of those unrestricted subsidiaries to pay our indebtedness.

Unrestricted subsidiaries will not be subject to the covenants under the indenture governing the exchange notes. Unrestricted subsidiaries may enter into financing arrangements that limit their ability to make loans or other payments to fund payments in respect of the exchange notes. Accordingly, we may not be able to rely on the cash flow or assets of unrestricted subsidiaries to pay any of our indebtedness, including the exchange notes. The unrestricted subsidiaries had assets of approximately $20.6 million as of April 4, 2015, and revenues of approximately $26.3 million for the three months ended April 4, 2015.

The trading prices for the exchange notes will be directly affected by many factors, including our credit rating.

Credit rating agencies continually revise their ratings for companies they follow, including us. Any ratings downgrade could adversely affect the trading price of the exchange notes, or the trading market for the exchange notes, to the extent a trading market for the exchange notes develops. The condition of the financial and credit markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future and any fluctuation may impact the trading price of the exchange notes.

We may not have the ability to raise the funds necessary to finance a change of control offer if required by the indenture for the exchange notes or the terms of our other indebtedness.

Upon the occurrence of certain change of control events, we will be required to offer to purchase all outstanding exchange notes and other outstanding debt. A change of control event under the indenture governing the exchange notes could also constitute a change of control under the ABL Facility and the indentures governing the 2022 Notes and the DS Services Notes, which could result in the acceleration of the indebtedness outstanding thereunder. Any of our future debt agreements may contain similar restrictions and provisions. If a change of control were to occur, we cannot assure you that we would have sufficient funds to pay the purchase price for all the exchange notes tendered by the holders or such other indebtedness and under the indenture governing the exchange notes we may not be permitted to repurchase such other indebtedness, which could result in an event of default under such indebtedness. Moreover, under the indenture governing the exchange notes, certain important corporate events, such as leveraged recapitalizations that would increase the level of our indebtedness, would not constitute a “change of control” and thus would not give rise to any repurchase rights.

Thus, there can be no assurance that in the event of a change of control we will have sufficient funds to satisfy our obligations with respect to any or all of the tendered exchange notes. See “Description of the Exchange Notes—Repurchase at the Option of Holders—Change of Control.”

Certain laws may allow courts, under specific circumstances, to avoid guarantees and require note holders to return payments received from guarantors.

Under certain bankruptcy and fraudulent transfer laws, a court could avoid a guarantee or subordinate a guarantee to all of our other debts or all other debts of a guarantor if, among other things, the guarantor, at the time it incurred the indebtedness evidenced by its guarantee, received less than reasonably equivalent value or fair consideration for the incurrence of such indebtedness and:

•	the guarantor was insolvent or rendered insolvent by reason of such incurrence;

•	the guarantor was engaged in a business or transaction for which our or the guarantor’s remaining assets constituted unreasonably small capital; or

•	the guarantor intended to incur, or believed that it would incur, debts beyond our or its ability to pay such debts as they mature.

The indenture governing the exchange notes limits the liability of each guarantor on its guarantee to the maximum amount that such guarantor could incur without risk that its guarantee would be subject to avoidance as a fraudulent transfer. However, this limitation may not protect such guarantees from fraudulent transfer challenges or, if it does, that the remaining amount due and collectible under the guarantees would suffice, if necessary, to pay the exchange notes in full when due.

A legal challenge to the obligations under any guarantee on fraudulent conveyance grounds could focus on any benefits received in exchange for the incurrence of those obligations. We believe that each of our subsidiaries making a guarantee received reasonably equivalent value for incurring the guarantee, but a court may disagree with our conclusion or elect to apply a different standard in making its determination. A court could thus void the obligations under a guarantee, subordinate it to a guarantor’s other debt or take other action detrimental to the holders of the exchange notes. The measures of insolvency for purposes of the fraudulent transfer laws vary depending on the law applied in the proceeding to determine whether a fraudulent transfer has occurred. Generally, however, an entity would be considered insolvent if:

•	the sum of its debts, including contingent liabilities, is greater than the fair saleable value of all of its assets;

•	the present fair saleable value of its assets is less than the amount that would be required to pay its probable liabilities on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it cannot pay its debts as they become due.

There is no public market for the exchange notes and we do not know if a market will ever develop or, if a market does develop, whether it will be sustained.

The exchange notes are a new issue of securities and there is no existing trading market for the exchange notes. Accordingly, we cannot assure you that a liquid market will develop or continue for the exchange notes, that you will be able to sell your exchange notes at a particular time or at the price that you desire. We do not intend to apply for listing or quotation of the exchange notes on any securities exchange or stock market. The liquidity of any market for the exchange notes will depend on a number of factors, including:

•	the number of holders of the exchange notes;

•	our operating performance and financial condition;

•	the market for similar securities;

•	the interest of securities dealers in making a market in the exchange notes; and

•	prevailing interest rates.

The trading price of the exchange notes may be volatile.

Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the exchange notes. We cannot assure you that any such disruptions may not adversely affect the prices at which you may sell your exchange notes. The exchange notes may trade at a discount from the initial offering price of the exchange notes, depending upon prevailing interest rates, the market for similar exchange notes, our performance and other factors.

Risks Related to Retention of the Old Notes

If you do not exchange your old notes, your old notes will continue to be subject to the existing transfer restrictions and you may be unable to sell your old notes.

We will only issue exchange notes in exchange for old notes that are validly tendered in accordance with the procedures set forth in this prospectus. Therefore, you should carefully follow the instructions on how to tender your old notes. See “The Exchange Offer—Procedures for Tendering Old Notes.” We did not register the old notes under the Securities Act, nor do we intend to do so following the exchange offer. If you do not exchange your old notes in the exchange offer, or if your old notes are not accepted for exchange, then, after we consummate the exchange offer, you may continue to hold old notes that are subject to the existing transfer restrictions and may be transferred only in limited circumstances under the securities laws. If you do not exchange your old notes, you will lose your right to have your old notes registered under the federal securities laws, except in limited circumstances. As a result, you will not be able to offer or sell old notes except in reliance on an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws.

Because we anticipate that most holders of old notes will elect to exchange their old notes, we expect that the liquidity of the trading market for any old notes remaining after the completion of the exchange offer will be substantially reduced. Any old notes tendered and exchanged in the exchange offer will reduce the aggregate number of old notes outstanding. Accordingly, the liquidity of the market for any old notes could be adversely affected and you may be unable to sell them.

USE OF PROCEEDS

We will not receive any cash proceeds from the issuance of the exchange notes in the exchange offer. In consideration for issuing the exchange notes, we will receive in exchange old notes in like principal amount. The form and terms of the exchange notes are identical in all material respects to the form and terms of the old notes, except that the transfer restrictions, registration rights and rights to additional interest applicable to the old notes do not apply to the exchange notes. The old notes surrendered in exchange for the exchange notes will be retired and canceled and cannot be reissued. Accordingly, issuance of the exchange notes will not result in any increase in our outstanding debt.

On December 12, 2014, we issued and sold the old notes. The net proceeds from the sale of the old notes were used, together with borrowings under the ABL Facility and the proceeds from a private placement by Cott Corporation of preferred shares to certain equityholders of DSS Group, to finance the DSS Merger.

THE EXCHANGE OFFER

Purpose of the Exchange Offer

The exchange offer is designed to provide holders of old notes with an opportunity to acquire exchange notes which, unlike the old notes, will be freely transferable at all times, subject to any restrictions on transfer imposed by state “blue sky” laws and provided that the holder is not our affiliate within the meaning of the Securities Act and represents that the exchange notes are being acquired in the ordinary course of the holder’s business and the holder is not engaged in, and does not intend to engage in, a distribution of the exchange notes.

The old notes were originally issued and sold on December 12, 2014, the issue date, to the initial purchasers, pursuant to the purchase agreement dated December 4, 2014. The old notes were issued and sold in a transaction not registered under the Securities Act in reliance upon the exemption provided by Section 4(a)(2) of the Securities Act. The concurrent resale of the old notes by the initial purchasers to investors was done in reliance upon the exemptions provided by Rule 144A and Regulation S promulgated under the Securities Act. The old notes may not be reoffered, resold or transferred other than (i) to us or our subsidiaries, (ii) to a qualified institutional buyer in compliance with Rule 144A promulgated under the Securities Act, (iii) outside the United States to a non-U.S. person within the meaning of Regulation S under the Securities Act, (iv) pursuant to the exemption from registration provided by Rule 144 promulgated under the Securities Act (if available) or (v) pursuant to an effective registration statement under the Securities Act.

In connection with the original issuance and sale of the old notes, we entered into a registration rights agreement, pursuant to which we agreed to file with the SEC a registration statement covering the exchange by us of the exchange notes for the old notes, or the exchange offer. The registration rights agreement provides that we will file with the SEC an exchange offer registration statement on an appropriate form under the Securities Act and offer to holders of old notes who are able to make certain representations the opportunity to exchange their old notes for exchange notes.

Under existing interpretations by the Staff of the SEC as set forth in no-action letters issued to third parties in other transactions, the exchange notes would, in general, be freely transferable after the exchange offer without further registration under the Securities Act; provided, however, that in the case of broker-dealers participating in the exchange offer, a prospectus meeting the requirements of the Securities Act must be delivered by such broker-dealers in connection with resales of the exchange notes. We have agreed to furnish a prospectus meeting the requirements of the Securities Act to any such broker-dealer for use in connection with any resale of any exchange notes acquired in the exchange offer. A broker-dealer that delivers such a prospectus to purchasers in connection with such resales will be subject to certain of the civil liability provisions under the Securities Act and will be bound by the provisions of the registration rights agreement (including certain indemnification rights and obligations).

Each holder of old notes that exchanges such old notes for exchange notes in the exchange offer will be deemed to have made certain representations, including representations that (i) any exchange notes to be received by it will be acquired in the ordinary course of its business, (ii) it has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of exchange notes and (iii) it is not our affiliate as defined in Rule 405 under the Securities Act, or if it is an affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.

If the holder is not a broker-dealer, it will be required to represent that it is not engaged in, and does not intend to engage in, the distribution of exchange notes. If the holder is a broker-dealer that will receive exchange notes for its own account in exchange for old notes that were acquired as a result of market-making activities or other trading activities, it will be required to acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes.

Terms of the Exchange Offer

Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, we will accept any and all old notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the expiration date. Subject to the minimum denomination requirements of the exchange notes, the exchange notes are being offered in exchange for a like principal amount of old notes. Old notes may be exchanged only in minimum denominations of $2,000 and integral multiples of $1,000 principal amount. Holders may tender all, some or none of their old notes pursuant to the exchange offer.

The form and terms of the exchange notes will be identical in all material respects to the form and terms of the old notes except that (i) the exchange notes will be registered under the Securities Act and, therefore, will not bear legends restricting the transfer thereof and (ii) holders of the exchange notes will not be entitled to certain rights of holders of old notes under and related to the registration rights agreement. The exchange notes will evidence the same debt as the old notes and will be entitled to the benefits of the indenture. The exchange notes will be treated as a single class under the indenture with any old notes that remain outstanding. The exchange offer is not conditioned upon any minimum aggregate principal amount of old notes being tendered for exchange.

Expiration Date; Extensions; Termination; Amendments

The exchange offer will expire at 5:00 p.m., New York City time, on                     , 2015. We reserve the right to extend the exchange offer at our discretion, in which event the term expiration date shall mean the time and date on which the exchange offer as so extended shall expire. Any such extension will be communicated to the exchange agent either orally or in writing (if orally, to be promptly confirmed in writing) and will be followed promptly by a press release or other permitted means which will be made no later than 9:00 a.m., New York City time, on the business day immediately following the previously scheduled expiration date.

We reserve the right to extend or terminate the exchange offer and not accept for exchange any old notes if any of the events set forth below under “—Conditions to the Exchange Offer” occur, and are not waived by us, by giving oral or written notice (if orally, to be promptly confirmed in writing) of such delay or termination to the exchange agent. See “—Conditions to the Exchange Offer.”

We also reserve the right to amend the terms of the exchange offer in any manner, provided, however, that if we amend the exchange offer in a manner that we determine constitutes a material or significant change, we will extend the exchange offer so that it remains open for a period of five to ten business days after such amendment is communicated to holders, depending upon the significance of the amendment.

Without limiting the manner in which we may choose to make a public announcement of any extension, termination or amendment of the exchange offer, we will comply with applicable securities laws by disclosing any such amendment by means of a prospectus supplement that we distribute to holders of the old notes. We will have no other obligation to publish, advertise or otherwise communicate any such public announcement other than by making a timely release through any appropriate news agency.

Procedures for Tendering Old Notes

Since the old notes are represented by global book-entry notes, DTC, as depositary, or its nominee is treated as the registered holder of the old notes and will be the only entity that can tender your old notes for exchange notes. Therefore, to tender old notes subject to this exchange offer and to obtain exchange notes, you must instruct the institution where you keep your old notes to tender your old notes on your behalf so that they are received prior to the expiration of this exchange offer.

The letter of transmittal that may accompany this prospectus may be used by you to give such instructions.

YOU SHOULD CONSULT YOUR ACCOUNT REPRESENTATIVE AT THE BROKER OR BANK WHERE YOU KEEP YOUR OLD NOTES TO DETERMINE THE PREFERRED PROCEDURE.

IF YOU WISH TO ACCEPT THIS EXCHANGE OFFER, PLEASE INSTRUCT YOUR BROKER OR ACCOUNT REPRESENTATIVE IN TIME FOR YOUR OLD NOTES TO BE TENDERED BEFORE THE 5:00 P.M. (NEW YORK CITY TIME) DEADLINE ON                     , 2015.

You may tender all, some or none of your old notes in this exchange offer. However, your old notes may be tendered only in minimum denominations of $2,000 and integral multiples of $1,000.

When you tender your old notes and we accept them, the tender will be a binding agreement between you and us in accordance with the terms and conditions in this prospectus.

We will decide all questions about the validity, form, eligibility, acceptance and withdrawal of tendered old notes, and our reasonable determination will be final and binding on you. We reserve the absolute right to:

(1)	reject any and all tenders of any particular old note not properly tendered;

(2)	refuse to accept any old note if, in our judgment or the judgment of our counsel, the acceptance would be unlawful; and

(3)	waive any defects or irregularities or conditions to the exchange offer as to any particular old notes before the expiration of the exchange offer.

Our reasonable interpretation of the terms and conditions of the exchange offer will be final and binding on all parties. You must cure any defects or irregularities in connection with tenders of old notes as we will determine. Neither we, the exchange agent nor any other person will incur any liability for failure to notify you of any defect or irregularity with respect to your tender of old notes. If we waive any terms or conditions pursuant to (3) above with respect to a note holder, we will extend the same waiver to all note holders with respect to that term or condition being waived.

Deemed Representations

To participate in the exchange offer, we require that you represent to us that:

(i)	you or any other person acquiring exchange notes in exchange for your old notes in the exchange offer is acquiring them in the ordinary course of business;

(ii)	neither you nor any other person acquiring exchange notes in exchange for your old notes in the exchange offer is engaging in or intends to engage in a distribution of the exchange notes within the meaning of the federal securities laws;

(iii)	neither you nor any other person acquiring exchange notes in exchange for your old notes has an arrangement or understanding with any person to participate in the distribution of exchange notes issued in the exchange offer;

(iv)	neither you nor any other person acquiring exchange notes in exchange for your old notes is our “affiliate” as defined under Rule 405 of the Securities Act; and

(v)	if you or another person acquiring exchange notes in exchange for your old notes is a broker-dealer and you acquired the old notes as a result of market-making activities or other trading activities, you acknowledge that you will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the exchange notes.

BY TENDERING YOUR OLD NOTES YOU ARE DEEMED TO HAVE MADE THESE REPRESENTATIONS.

Broker-dealers who cannot make the representations in item (v) of the paragraph above cannot use this exchange offer prospectus in connection with resales of the exchange notes issued in the exchange offer.

If you are our “affiliate,” as defined under Rule 405 of the Securities Act, if you are a broker-dealer who acquired your old notes in the initial offering and not as a result of market-making or trading activities, or if you are engaged in or intend to engage in or have an arrangement or understanding with any person to participate in a distribution of exchange notes acquired in the exchange offer, you or that person:

(i)	may not rely on the applicable interpretations of the Staff of the SEC and therefore may not participate in the exchange offer; and

(ii)	must comply with the registration and prospectus delivery requirements of the Securities Act or an exemption therefrom when reselling the old notes.

Procedures for Brokers and Custodian Banks; DTC ATOP Account

In order to accept this exchange offer on behalf of a holder of old notes you must submit or cause your DTC participant to submit an Agent’s Message as described below.

The exchange agent, on our behalf, will seek to establish an Automated Tender Offer Program, or ATOP, account with respect to the old notes at DTC promptly after the delivery of this prospectus. Any financial institution that is a DTC participant, including your broker or bank, may make book-entry tender of old notes by causing the book-entry transfer of such old notes into our ATOP account in accordance with DTC’s procedures for such transfers. Concurrently with the delivery of old notes, an Agent’s Message in connection with such book-entry transfer must be transmitted by DTC to, and received by, the exchange agent prior to 5:00 p.m., New York City time, on the expiration date. The confirmation of a book-entry transfer into the ATOP account as described above is referred to herein as a “Book-Entry Confirmation.”

The term “Agent’s Message” means a message transmitted by the DTC participants to DTC, and thereafter transmitted by DTC to the exchange agent, forming a part of the Book-Entry Confirmation which states that DTC has received an express acknowledgment from the participant in DTC described in such Agent’s Message stating that such participant and beneficial holder agree to be bound by the terms of this exchange offer.

Each Agent’s Message must include the following information:

(i)	Name of the beneficial owner tendering such old notes;

(ii)	Account number of the beneficial owner tendering such old notes;

(iii)	Principal amount of old notes tendered by such beneficial owner; and

(iv)	A confirmation that the beneficial holder of the old notes tendered has made the representations for the benefit of us set forth under “—Deemed Representations” above.

BY SENDING AN AGENT’S MESSAGE THE DTC PARTICIPANT IS DEEMED TO HAVE CERTIFIED THAT THE BENEFICIAL HOLDER FOR WHOM OLD NOTES ARE BEING TENDERED HAS BEEN PROVIDED WITH A COPY OF THIS PROSPECTUS.

The delivery of old notes through DTC, and any transmission of an Agent’s Message through ATOP, is at the election and risk of the person tendering old notes. We will ask the exchange agent to instruct DTC to return those old notes, if any, that were tendered through ATOP but were not accepted by us, to the DTC participant that tendered such old notes on behalf of holders of the old notes.

Acceptance of Old Notes for Exchange; Delivery of Exchange Notes

We will accept validly tendered old notes when the conditions to the exchange offer have been satisfied or we have waived them. We will have accepted your validly tendered old notes when we have given oral or written notice to the exchange agent (if oral, to be promptly confirmed in writing). The exchange agent will act as agent for the tendering holders for the purpose of receiving the exchange notes from us. If we do not accept any old notes tendered for exchange by book-entry transfer because of an invalid tender or other valid reason, we will credit the old notes to an account maintained with DTC promptly after the exchange offer terminates or expires.

THE AGENT’S MESSAGE MUST BE TRANSMITTED TO THE EXCHANGE AGENT BEFORE 5:00 PM, NEW YORK CITY TIME, ON THE EXPIRATION DATE.

Withdrawal Rights

You may withdraw your tender of old notes at any time before 5:00 p.m., New York City time, on the expiration date.

For a withdrawal to be effective, you should contact your bank or broker where your old notes are held and have them send an ATOP notice of withdrawal so that it is received by the exchange agent before 5:00 p.m., New York City time, on the expiration date. Such notice of withdrawal must:

(1)	specify the name of the person that tendered the old notes to be withdrawn;

(2)	identify the old notes to be withdrawn, including the CUSIP number and principal amount at maturity of the old notes; and

(3)	specify the name and number of an account at DTC to which your withdrawn old notes can be credited.

We will decide all questions as to the validity, form and eligibility (including time of receipt) of the notices and our reasonable determination will be final and binding on all parties. Any tendered old notes that you withdraw will not be considered to have been validly tendered. We will return any old notes that have been tendered but not exchanged, or credit them to the DTC account, promptly after withdrawal, rejection of tender, or termination of the exchange offer. You may re-tender properly withdrawn old notes by following one of the procedures described above prior to the expiration date.

Conditions to the Exchange Offer

Notwithstanding any other provisions of the exchange offer, or any extension of the exchange offer, we will not be required to accept for exchange, or to issue exchange notes in exchange for, any old notes and may terminate the exchange offer (whether or not any old notes have been accepted for exchange) or amend the exchange offer, if any of the following conditions has occurred or exists or has not been satisfied, or has not been waived by us in our sole reasonable discretion, prior to the expiration date:

•	there is threatened, instituted or pending any action or proceeding before, or any injunction, order or decree issued by, any court or governmental agency or other governmental regulatory or administrative agency or commission:

(1)	seeking to restrain or prohibit the making or completion of the exchange offer or any other transaction contemplated by the exchange offer, or assessing or seeking any damages as a result of this transaction; or

(2)	resulting in a material delay in our ability to accept for exchange or exchange some or all of the old notes in the exchange offer; or

(3)	any statute, rule, regulation, order or injunction has been sought, proposed, introduced, enacted, promulgated or deemed applicable to the exchange offer or any of the transactions contemplated by the exchange offer by any governmental authority, domestic or foreign; or

•	any action has been taken, proposed or threatened, by any governmental authority, domestic or foreign, that, in our sole reasonable judgment, would directly or indirectly result in any of the consequences referred to in clauses (1), (2) or (3) above or, in our sole reasonable judgment, would result in the holders of exchange notes having obligations with respect to resales and transfers of exchange notes which are greater than those described in the interpretation of the SEC referred to above, or would otherwise make it inadvisable to proceed with the exchange offer; or the following has occurred:

(1)	any general suspension of or general limitation on prices for, or trading in, securities on any national securities exchange or in the over-the-counter market; or

(2)	any limitation by a governmental authority which adversely affects our ability to complete the transactions contemplated by the exchange offer; or

(3)	a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or any limitation by any governmental agency or authority which adversely affects the extension of credit; or

(4)	a commencement of a war, armed hostilities or other similar international calamity directly or indirectly involving the United States, or, in the case of any of the preceding events existing at the time of the commencement of the exchange offer, a material acceleration or worsening of these calamities; or

•	any change, or any development involving a prospective change, has occurred or been threatened in our business, financial condition, operations or prospects and those of our subsidiaries taken as a whole that is or may be adverse to us, or we have become aware of facts that have or may have an adverse impact on the value of the old notes or the exchange notes, which in our sole reasonable judgment in any case makes it inadvisable to proceed with the exchange offer and/or with such acceptance for exchange or with such exchange; or

•	there shall occur a change in the current interpretation by the Staff of the SEC which permits the exchange notes issued pursuant to the exchange offer in exchange for old notes to be offered for resale, resold and otherwise transferred by holders thereof (other than broker-dealers and any such holder which is our affiliate within the meaning of Rule 405 promulgated under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such exchange notes are acquired in the ordinary course of such holders’ business and such holders have no arrangement or understanding with any person to participate in the distribution of such exchange notes; or

•	any law, statute, rule or regulation shall have been adopted or enacted which, in our reasonable judgment, would impair our ability to proceed with the exchange offer; or

•	a stop order shall have been issued by the SEC or any state securities authority suspending the effectiveness of the registration statement, or proceedings shall have been initiated or, to our knowledge, threatened for that purpose, or any governmental approval has not been obtained, which approval we shall, in our sole reasonable discretion, deem necessary for the consummation of the exchange offer as contemplated hereby; or

•	we have received an opinion of counsel experienced in such matters to the effect that there exists any actual or threatened legal impediment (including a default or prospective default under an agreement, indenture or other instrument or obligation to which we are a party or by which we are bound) to the consummation of the transactions contemplated by the exchange offer.

If we determine in our sole reasonable discretion that any of the foregoing events or conditions has occurred or exists or has not been satisfied, we may, subject to applicable law, terminate the exchange offer (whether or not any old notes have been accepted for exchange) or may waive any such condition or otherwise amend the terms of the exchange offer in any respect. If such waiver or amendment constitutes a material change to the exchange offer, we will promptly disclose such waiver or amendment by means of a prospectus supplement that will be distributed to the registered holders of the old notes and will extend the exchange offer to the extent required by Rule 14e-1 promulgated under the Exchange Act.

These conditions are for our sole benefit and we may assert them regardless of the circumstances giving rise to any of these conditions, or we may waive them, in whole or in part, in our sole reasonable discretion, provided that we will not waive any condition with respect to an individual holder of old notes unless we waive that condition for all such holders. Any reasonable determination made by us concerning an event, development or circumstance described or referred to above will be final and binding on all parties.

Exchange Agent

We have appointed Wells Fargo Bank, National Association as the exchange agent for the exchange offer. You should direct requests for assistance and requests for additional copies of this prospectus or of the blue-colored letter of transmittal to the exchange agent at Wells Fargo Bank, National Association,

By Registered or Certified Mail:	By Regular Mail or Overnight Courier:
WELLS FARGO BANK, N.A.	WELLS FARGO BANK, N.A.
Corporate Trust Operations	Corporate Trust Operations
MAC N9303-121	MAC N9303-121
PO Box 1517	Sixth & Marquette Avenue
Minneapolis, MN 55480	Minneapolis, MN 55479

In Person by Hand Only:	By Facsimile:
WELLS FARGO BANK, N.A.	(For Eligible Institutions only):
12th Floor—Northstar East Building	fax. (612) 667-6282
Corporate Trust Operations	Attn. Bondholder Communications
608 Second Avenue South
Minneapolis, MN 55479	For Information or Confirmation by
Telephone: (800) 344-5128, Option 0
Attn. Bondholder Communications

Fees and Expenses

We have not retained any dealer-manager or similar agent in connection with the exchange offer. We will not make any payment to brokers, dealers or others for soliciting acceptances of the exchange offer. However, we will pay the reasonable and customary fees and reasonable out-of-pocket expenses to the exchange agent in connection therewith. We will also pay the cash expenses to be incurred in connection with the exchange offer, including accounting, legal, printing, and related fees and expenses.

Accounting Treatment

The exchange notes will be recorded at the same carrying value as the old notes, as reflected in our accounting records on the date of exchange. Accordingly, we will recognize no gain or loss for accounting purposes upon the closing of the exchange offer. The expenses of the exchange offer will be expensed as incurred.

Consequences of Failure to Exchange

Upon consummation of the exchange offer, certain rights under and related to the registration rights agreement, including registration rights and the right to receive the contingent increases in the interest rate, will terminate. The old notes that are not exchanged for exchange notes pursuant to the exchange offer will remain restricted securities within the meaning of Rule 144 promulgated under the Securities Act. Accordingly, such old notes may be resold only (i) to us or our subsidiaries, (ii) to a qualified institutional buyer in compliance with Rule 144A promulgated under the Securities Act, (iii) outside the United States to a non-U.S. person within the meaning of Regulation S under the Securities Act, (iv) pursuant to the exemption from registration provided by Rule 144 promulgated under the Securities Act (if available) or (v) pursuant to an effective registration statement under the Securities Act. The liquidity of the old notes could be adversely affected by the exchange offer.

DESCRIPTION OF THE EXCHANGE NOTES

General

The following is a description of the 6.75% senior notes due 2020 (the “Notes”). In this description, references to the “Notes” are to the exchange notes, unless the context otherwise requires. The old notes were issued by Cott Beverages Inc. (the “Issuer”). In this Description of the Exchange Notes, the term “Issuer” refers to Cott Beverages Inc., any successor thereto and any successor obligor to the Issuer of the Notes, and not to any of its Subsidiaries, and the “Company” refers only to Cott Corporation, and any successor thereto and any successor obligor to the Company on the Guarantee of the Notes, and not to any of its Subsidiaries.

The Issuer issued the old notes under and will issue the exchange notes pursuant to an indenture (the “Indenture”) dated as of December 12, 2014 among the Issuer, the guarantors party thereto (the “Guarantors”), Wells Fargo Bank, National Association, as trustee (the “Trustee”), and as paying agent, registrar and transfer agent. The Notes were issued in a private transaction that was not subject to the registration requirements of the Securities Act. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Notes are subject to all such terms pursuant to the provisions of the Indenture, and Holders of the Notes are referred to the Indenture for a statement thereof.

The following is a summary of the material provisions of the Indenture. Because this is a summary, it may not contain all the information that is important to you. You should read the Indenture in its entirety. Copies of the proposed form of the Indenture are available as described under “Where You Can Find More Information.” You can find the definitions of certain terms used in this description under “—Certain Definitions.”

Brief Description of the Exchange Notes and the Note Guarantees

The Notes are:

•	general unsecured senior obligations of the Issuer;

•	pari passu in right of payment with any existing and future senior Indebtedness (including the 2022 Notes, the New Credit Agreement and the DS Services Notes) of the Issuer;

•	effectively subordinated to all Secured Indebtedness of the Issuer (including the New Credit Agreement and the DS Services Notes) to the extent of the value of the assets securing such Indebtedness;

•	senior in right of payment to any future Subordinated Indebtedness of the Issuer;

•	guaranteed on a senior unsecured basis by each Guarantor; and

•	structurally subordinated to any existing and future Indebtedness and other liabilities, including preferred stock, of Non-Guarantors.

The Notes and the Indenture are, jointly and severally, unconditionally guaranteed on a senior unsecured basis by all of the Guarantors. See the section entitled “—Guarantees.” Each Note Guarantee (as defined below) are:

•	a general unsecured senior obligation of the Guarantor;

•	pari passu in right of payment with any existing and future senior Indebtedness of the Guarantors;

•	effectively subordinated to all Secured Indebtedness of the Guarantors (including the New Credit Agreement and the DS Services Notes) to the extent of the value of the assets securing such Indebtedness; and

•	senior in right of payment to any future Subordinated Indebtedness of the Guarantor.

Principal, Maturity and Interest

The Notes are issued in minimum denominations of $2,000 and in integral multiples of $1,000 in excess thereof. The rights of Holders of beneficial interests in the Notes to receive the payments on such Notes are subject to applicable procedures of The Depository Trust Company (“DTC”). If the due date for any payment in respect of any Notes is not a Business Day at the place at which such payment is due to be paid, the Holder thereof will not be entitled to payment of the amount due until the next succeeding Business Day at such place, and will not be entitled to any further interest or other payment as a result of any such delay.

The Notes were issued in an aggregate principal amount of $625.0 million on the Issue Date. The Notes will mature on January 1, 2020. Interest on the Notes accrues at the rate per annum set forth on the cover of this prospectus and will be payable, in cash, semi-annually in arrears on January 1 and July 1 of each year, commencing on July 1, 2015 to Holders of record on the immediately preceding December 15 and June 15, respectively. Interest on the Notes accrues from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance. Interest is computed on the basis of a 360-day year comprised of twelve 30-day months. Each interest period ends on (but does not include) the relevant interest payment date.

Additional Interest may accrue on the Notes in certain circumstances pursuant to the Registrations Rights Agreement.

Additional Notes

The Indenture provides for the issuance of additional notes having identical terms and conditions to the Notes offered hereby, subject to compliance with the covenants contained in the Indenture (“Additional Notes”). Additional Notes are part of the same issue as the Notes offered hereby under the Indenture for all purposes, including, without limitation, waivers, amendments, redemptions and offers to purchase, provided that Additional Notes will not be issued with the same CUSIP or ISIN, as applicable, as existing Notes unless such Additional Notes are fungible with the existing Notes for U.S. federal income tax purposes.

Payments

Principal of, and premium, if any, and interest and Additional Interest, if any, on the Notes is payable at the office or agency of the Issuer maintained for such purpose or, at the option of the paying agent, payment of interest and Additional Interest, if any, may be made by check mailed to the Holders of the Notes at their respective addresses set forth in the register of Holders provided that all payments of principal, premium, if any, interest and Additional Interest, if any, with respect to Notes represented by one or more global notes registered in the name of or held by DTC or its nominee is made by wire transfer of immediately available funds to the accounts specified by the Holder or Holders thereof. Until otherwise designated by the Issuer, the Issuer’s office or agency is the office of the Agent maintained for such purpose.

Guarantees

The obligations of the Issuer under the Notes and the Indenture are initially, jointly and severally, unconditionally guaranteed on a senior unsecured basis (the “Note Guarantees”) by the Company and each Restricted Subsidiary that guarantees the 2022 Notes, the New Credit Agreement and the DS Services Notes (each, a “Guarantor”).

In addition, if the Company or any Restricted Subsidiary acquires or creates a Wholly Owned Domestic Subsidiary that is a Restricted Subsidiary (and non-Wholly Owned Subsidiaries if such non-Wholly Owned Subsidiaries guarantee other capital markets debt of the Issuer or any Guarantor) (other than an Immaterial Subsidiary) after the Issue Date, which Subsidiary guarantees the payment of any Indebtedness of the Issuer or any Guarantor, then the Company will cause such new Subsidiary to provide a Note Guarantee.

Each Note Guarantee is limited to the maximum amount that would not render the Guarantor’s obligations subject to avoidance under applicable fraudulent conveyance provisions of the United States Bankruptcy Code or any comparable provision of foreign or state law to comply with corporate benefit, financial assistance and other laws. By virtue of this limitation, a Guarantor’s obligation under its Note Guarantee could be significantly less than amounts payable with respect to the Notes, or a Guarantor may have effectively no obligation under its Note Guarantee. See “Risk Factors—Risks Related to the Exchange Notes.”

The Note Guarantee of a Guarantor terminates upon:

(1)	(A) a sale or other disposition (including by way of consolidation or merger) of the Capital Stock of such Guarantor (after which such Guarantor is no longer a Restricted Subsidiary) or (B) the sale or disposition of all or substantially all the assets of the Guarantor (other than to the Company or a Restricted Subsidiary) otherwise permitted by the Indenture;

(2)	the designation in accordance with the Indenture of the Guarantor as an Unrestricted Subsidiary or the occurrence of any event after which the Guarantor is no longer a Restricted Subsidiary;

(3)	defeasance or discharge of the Notes, as provided in “—Defeasance” and “—Satisfaction and Discharge”;

(4)	to the extent that such Guarantor is not an Immaterial Subsidiary solely due to the operation of clause (i) of the definition of “Immaterial Subsidiary,” upon the release of the guarantee referred to in such clause; or

(5)	to the extent such Guarantor is also a guarantor or borrower under the New Credit Agreement and, at the time of release of its Guarantee, (x) has been released from its guarantee of, and all pledges and security, if any, granted in connection with the New Credit Agreement, (y) does not Guarantee any Indebtedness of the Company or any of the other Guarantors, and (z) there is no Indebtedness outstanding that was Incurred by such Guarantor under the first paragraph of “—Limitation on Indebtedness” in its status as a Guarantor;

provided, however, that the Guarantee of the Company may only be released under this paragraph pursuant to clause (3) immediately above.

Claims of creditors of non-guarantor Subsidiaries, including trade creditors, secured creditors and creditors holding debt and guarantees issued by those Subsidiaries, and claims of preferred and minority stockholders (if any) of those Subsidiaries and claims against joint ventures generally will have priority with respect to the assets and earnings of those Subsidiaries and joint ventures over the claims of creditors of the Company, including Holders of the Notes. The Notes and each Note Guarantee therefore are effectively subordinated to creditors (including trade creditors) and preferred and minority stockholders (if any) of Subsidiaries of the Company (other than the Guarantors) and joint ventures. Although the Indenture limits the incurrence of Indebtedness, Disqualified Stock and Preferred Stock of Restricted Subsidiaries, the limitation is subject to a number of significant exceptions. Moreover, the Indenture does not impose any limitation on the incurrence by Restricted Subsidiaries of liabilities that are not considered Indebtedness, Disqualified Stock or Preferred Stock under the Indenture. See “—Certain Covenants—Limitation on Indebtedness.”

Optional Redemption

Except as set forth in the next three paragraphs, the Notes are not redeemable at the option of the Issuer.

At any time prior to January 1, 2017 the Issuer may redeem the Notes in whole or in part, at its option, upon not less than 30 nor more than 60 days’ prior notice at a redemption price equal to 100% of the principal amount of such Notes plus the relevant Applicable Premium as of, and accrued and unpaid interest and Additional Interest, if any, to the redemption date.

At any time and from time to time on or after January 1, 2017 the Issuer may redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days’ notice at a redemption price equal to the percentage of principal amount set forth below plus accrued and unpaid interest and Additional Interest, if any, on the Notes redeemed, to the applicable date of redemption, if redeemed during the twelve-month period beginning on January 1 of the year indicated below:

Year	Percentage
2017	103.375%
2018	101.688%
2019 and thereafter	100.000%

At any time and from time to time prior to January 1, 2017, the Issuer may redeem Notes with the Net Cash Proceeds received by the Company from any Equity Offering at a redemption price equal to 106.75% plus accrued and unpaid interest and Additional Interest, if any, to the redemption date, in an aggregate principal amount for all such redemptions not to exceed 40% of the original aggregate principal amount of the Notes (including Additional Notes), provided that:

(1)	in each case the redemption takes place not later than 180 days after the closing of the related Equity Offering; and

(2)	not less than 60% of the original aggregate principal amount of the Notes (including Additional Notes) issued under the Indenture remains outstanding immediately thereafter (excluding Notes held by the Company or any of its Subsidiaries).

Notice of redemption is provided as set forth under “—Selection and Notice” below.

Any redemption and notice of redemption may, at the Issuer’s discretion, be subject to the satisfaction of one or more conditions precedent (including, in the case of a redemption related to an Equity Offering, the consummation of such Equity Offering). In addition, if such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Issuer’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied (or waived by the Issuer in its sole discretion), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied (or waived by the Issuer in its sole discretion) by the redemption date, or by the redemption date so delayed.

If the optional redemption date is on or after an interest record date and on or before the related interest payment date, the accrued and unpaid interest will be paid to the Person in whose name the Note is registered at the close of business on such record date, and no additional interest will be payable to Holders whose Notes will be subject to redemption by the Issuer. If the Issuer delivers global notes to the Trustee for cancellation on a date that is after the record date and on or before the next interest payment date, then interest shall be paid in accordance with the procedures of DTC.

Unless the Issuer defaults in the payment of the redemption price, interest will cease to accrue on the notes or portions thereof called for redemption on the applicable redemption date.

Sinking Fund

The Issuer is not required to make mandatory redemption payments or sinking fund payments with respect to the Notes. However, under certain circumstances, the Issuer may be required to offer to purchase Notes as described under the captions “Change of Control,” and “Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock.” The Company may at any time and from time to time purchase Notes in the open market or otherwise.

Selection and Notice

If less than all of the Notes are to be redeemed at any time, the Agent, as registrar, will select the Notes for redemption in compliance with the requirements of the principal securities exchange, if any, on which the Notes are listed, as certified to the Trustee by the Issuer, and in compliance with the requirements of DTC, or if the Notes are not so listed or such exchange prescribes no method of selection and the Notes are not held through DTC or DTC prescribes no method of selection, on a pro rata basis; provided, however, that no Note in an unauthorized denomination shall be redeemed in part.

Notices of redemption will be delivered electronically or mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder to be redeemed at the address of such Holder appearing in the security register or otherwise in accordance with the procedures of DTC, except that redemption notices may be delivered electronically or mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture.

If any Note is to be redeemed in part only, the notice of redemption that relates to that Note shall state the portion of the principal amount thereof to be redeemed, in which case a portion of the original Note will be issued in the name of the Holder thereof upon cancellation of the original Note. In the case of a Global Note, an appropriate notation will be made on such Note to decrease the principal amount thereof to an amount equal to the unredeemed portion thereof. Subject to the terms of the applicable redemption notice (including any conditions contained therein), Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, unless the Issuer defaults in the payment of the redemption price, interest ceases to accrue on Notes or portions of them called for redemption.

Change of Control

If a Change of Control occurs, each holder of Notes will have the right to require the Issuer to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that holder’s Notes pursuant to a “Change of Control Offer.” In the Change of Control Offer, the Issuer will offer a “Change of Control Payment” in cash equal to 101% of the aggregate principal amount of the Notes repurchased, plus accrued and unpaid interest and Additional Interest thereon, if any, to the date of purchase. If the Change of Control Payment Date is on or after an interest record date and on or before the related interest payment date, the accrued and unpaid interest will be paid to the Person in whose name the Note is registered at the close of business on such record date, and no additional interest will be payable to Holders whose Notes will be subject to the Change of Control Payment by the Issuer.

Within 30 days following any Change of Control, the Issuer will mail a notice to each holder (with a copy to the Trustee) describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on a certain date (the “Change of Control Payment Date”) specified in such notice, which will be no earlier than 30 days and no later than 60 days from the date such notice is delivered, pursuant to the procedures required by the Indenture and described in such notice. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this covenant, the Issuer’s compliance with such laws and regulations shall not in and of itself cause a breach of their obligations under such covenant.

On the Change of Control Payment Date, the Issuer will, to the extent lawful:

(1)	accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

(2)	deposit with the paying agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered; and

(3)	deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Issuer.

The paying agent will promptly mail to each holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail, or cause to be transferred by book entry, to each holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

The provisions described above that require the Issuer to make a Change of Control Offer following a Change of Control will be applicable regardless of whether or not any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the holders of the Notes to require that the Issuer repurchases or redeems the Notes in the event of a takeover, recapitalization or similar transaction.

The Issuer is not required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Issuer and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

In the event that holders of not less than 90% of the aggregate principal amount of the outstanding notes accept a Change of Control Offer and the Issuer purchases all of the Notes held by such holders, the Issuer has the right, upon not less than 10 nor more than 60 days’ prior notice, given not more than 30 days following the purchase pursuant to the Change of Control Offer described above, to redeem all of the Notes that remain outstanding following such purchase at a redemption price equal to the Change of Control Payment plus, to the extent not included in the Change of Control Payment, accrued and unpaid interest on the notes that remain outstanding, to, but not including, the date of redemption (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date).

The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the assets of the Company and its Subsidiaries, taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of Notes to require the Issuer to repurchase Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Issuer and its Subsidiaries, taken as a whole, or of the Company and its Subsidiaries, taken as a whole, to another Person or group may be uncertain.

The New Credit Agreement provides that certain change of control events with respect to the Company would constitute a default under the New Credit Agreement. Any future credit agreements or other similar agreements to which the Company or the Issuer becomes a party may contain similar restrictions and provisions and may also prohibit the Issuer from purchasing any Notes. In the event a Change of Control occurs at a time when the Company or the Issuer is prohibited from purchasing Notes, the Company or the Issuer could seek the consent of its lenders to the purchase of Notes or could attempt to refinance the borrowings that contain such prohibition. If the Company or the Issuer does not obtain such a consent or repay such borrowings, the Issuer will remain prohibited from purchasing Notes. In such case, the Issuer’s failure to purchase tendered Notes would constitute an Event of Default under the Indenture which would, in turn, constitute a default under such other agreements. In addition, the exercise by the holders of Notes of their right to require the Issuer to repurchase the Notes upon a Change of Control could cause a default under these other agreements, even if the Change of Control itself does not, due to the financial effect of such repurchase on the Company. Finally, the Issuer’s ability to pay cash to the holders of Notes upon a repurchase may be limited by the Company’s or the Issuer’s then existing financial resources.

The provisions under the Indenture relative to the Company’s obligation to make an offer to repurchase the Notes as a result of a Change of Control may be waived or modified with the written consent of the Holders of a majority in principal amount of the Notes then outstanding.

Certain Covenants

Set forth below are summaries of certain covenants that are contained in the Indenture.

Suspension of Covenants on Achievement of Investment Grade Status

Following the first day:

(a)	the Notes have achieved Investment Grade Status; and

(b)	no Default or Event of Default has occurred and is continuing under the Indenture, then, beginning on that day, and continuing until the Reversion Date (as defined below), the Company and its Restricted Subsidiaries will not be subject to the provisions of the Indenture summarized under the following headings (collectively, the “Suspended Covenants”):

•	“—Limitation on Indebtedness,”

•	“—Limitation on Restricted Payments,”

•	“—Limitation on Restrictions on Distributions from Restricted Subsidiaries,”

•	“—Limitation on Sales of Assets and Subsidiary Stock,”

•	“—Limitation on Affiliate Transactions,”

•	“—Limitation on Guarantees,” and

•	the provisions of clause (3) of the first paragraph of “—Merger and Consolidation.”

No Default, Event of Default or breach of any kind shall be deemed to exist under the indenture or the notes with respect to the Suspended Covenants based on, and none of the Company or any of its Subsidiaries shall bear any liability for, any actions taken or events occurring after the notes attain an Investment Grade Rating, regardless of whether such actions or event would have been permitted if the applicable Suspended Covenants remained in effect. The Suspended Covenants will not be reinstated even if the Company subsequently does not satisfy the requirements set forth in clauses (a) and (b) above. After the Suspended Covenants have been suspended, the Company and its Restricted Subsidiaries shall remain subject to the provisions of the indenture described above under the caption “Repurchase at the Option of Holders—Change of Control” and described under the following subheadings:

•	“Liens,”

•	“Merger, Consolidation or Sale of Assets” (other than the financial test set forth in clause (3) of that covenant), and

•	“SEC Reports.”

If at any time the Notes cease to have such Investment Grade Status or if a Default or Event of Default occurs and is continuing, then the Suspended Covenants will thereafter be reinstated as if such covenants had never been suspended (the “Reversion Date”) and be applicable pursuant to the terms of the Indenture (including in connection with performing any calculation or assessment to determine compliance with the terms of the Indenture), unless and until the Notes subsequently attain Investment Grade Status and no Default or Event of Default is in existence (in which event the Suspended Covenants shall no longer be in effect for such time that the Notes maintain an Investment Grade Status and no Default or Event of Default is in existence); provided, however, that no Default, Event of Default or breach of any kind shall be deemed to exist under the Indenture or the Notes with respect to the Suspended Covenants based on, and none of the Company or any of its Subsidiaries shall bear any liability under the Indenture or the Notes for, any actions taken or events occurring during the Suspension Period (as defined below), or any actions taken at any time pursuant to any contractual obligation entered into during the Suspension Period and not in contemplation of an impending Reversion Date, regardless of whether such actions or events would have been permitted if the applicable Suspended Covenants remained in effect during such period. The period of time between the date of suspension of the covenants and the Reversion Date is referred to as the “Suspension Period.”

On the Reversion Date, all Indebtedness Incurred during the Suspension Period will be classified to have been Incurred pursuant to the first paragraph of “—Limitation on Indebtedness” or one of the clauses set forth in the second paragraph of “—Limitation on Indebtedness” (to the extent such Indebtedness would be permitted to be Incurred thereunder as of the Reversion Date and after giving effect to the Indebtedness Incurred prior to the Suspension Period and outstanding on the Reversion Date). To the extent such Indebtedness would not be so permitted to be Incurred pursuant to the first and second paragraphs of “—Limitation on Indebtedness,” such Indebtedness will be deemed to have been outstanding on the Issue Date, so that it is classified as permitted under clause (4)(b) of the second paragraph of “—Limitation on Indebtedness.” Calculations made after the Reversion Date of the amount available to be made as Restricted Payments under “—Limitation on Restricted Payments” will be made as though the covenants described under “—Limitation on Restricted Payments” had been in effect since the Issue Date and throughout the Suspension Period; provided, that, no Subsidiaries may be designated as Unrestricted Subsidiaries during the Suspension Period. Accordingly, Restricted Payments made during the Suspension Period will reduce the amount available to be made as Restricted Payments under the first paragraph of “—Limitation on Restricted Payments.” During the Suspension Period, any future obligation to grant further Note Guarantees shall be suspended. All such further obligation to grant Note Guarantees shall be reinstated upon the Reversion Date.

There can be no assurance that the Notes will ever achieve or maintain Investment Grade Status.

Limitation on Indebtedness

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness) and the Company will not issue any shares of Disqualified Stock and will not permit any Restricted Subsidiary to issue any shares of Disqualified Stock or Preferred Stock; provided, that the Company may incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock, and any Restricted Subsidiary may incur Indebtedness (including Acquired Indebtedness), issue shares of Disqualified Stock and issue shares of Preferred Stock, if the Fixed Charge Coverage Ratio for the Company and its Restricted Subsidiaries for the most recently ended four fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is Incurred or such Disqualified Stock or Preferred Stock is issued would have been at least 2.00 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of such four- quarter period; provided that the then outstanding aggregate principal amount of Indebtedness (including Acquired Indebtedness), Disqualified Stock and Preferred Stock that may be incurred or issued, as applicable, pursuant to the foregoing by Restricted Subsidiaries that are not the Issuer or Guarantors shall not exceed $100.0 million.

The first paragraph of this covenant will not prohibit the Incurrence of the following Indebtedness:

(1)	the incurrence of Indebtedness pursuant to any Credit Facility; provided that the aggregate principal amount of all such Indebtedness outstanding under this clause (1) as of any date of incurrence (after giving pro forma effect to the application of the proceeds of such incurrence) shall not exceed (i) the greater of (A) $400 million, and (B) the sum of (x) 85% of the net book value of the accounts receivable of the Company and its Restricted Subsidiaries, (y) 75% of the total Eligible Inventory of the Company and its Restricted Subsidiaries, and (z) the sum of (A) 75% of the Eligible Real Property of the Company and its Restricted Subsidiaries and (B) 85% of of the value of the Eligible Equipment of the Company and its Restricted Subsidiaries, in each case, in each case determined in accordance with GAAP and calculated on a pro forma basis to give effect to any acquisitions or dispositions of assets made in connection with any transaction on the date of calculation; plus (ii) in the case of any refinancing of any Indebtedness permitted under this clause or any portion thereof, the aggregate amount of fees, underwriting discounts, accrued and unpaid interest, premiums and other costs and expenses Incurred in connection with such refinancing;

(2)	Guarantees by the Company or any Restricted Subsidiary of Indebtedness so long as the Incurrence of such Indebtedness is permitted under the terms of the Indenture;

(3)	Indebtedness, Preferred Stock or Disqualified Stock held by the Company or any Restricted Subsidiary; provided, however, that:

(a)	any subsequent issuance or transfer of Capital Stock or any other event which results in any such Indebtedness, Preferred Stock or Disqualified Stock being beneficially held by a Person other than the Company or a Restricted Subsidiary of the Company; and

(b)	any sale or other transfer of any such Indebtedness, Preferred Stock or Disqualified Stock to a Person other than the Company or a Restricted Subsidiary of the Company, shall be deemed, in each case, to constitute an Incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be;

(4)	Indebtedness represented by (a) the Notes (other than any Additional Notes), including any Guarantee thereof, (b) any Indebtedness (other than Indebtedness incurred pursuant to clauses (1) and (3)) outstanding on the Issue Date, and (c) Refinancing Indebtedness Incurred in respect of any Indebtedness described in this clause or clauses (5), (7) or (13) of this paragraph or Incurred pursuant to the first paragraph of this covenant;

(5)	Indebtedness of (x) the Company or any Restricted Subsidiary Incurred or issued to finance an acquisition or (y) Persons that are acquired by the Company or any Restricted Subsidiary or merged into or consolidated with the Company or a Restricted Subsidiary in accordance with the terms of the Indenture; provided that after giving effect to such acquisition, merger or consolidation, either:

(a)	the Company would be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of this covenant; or

(b)	the Fixed Charge Coverage Ratio of the Company and its Restricted Subsidiaries would not be lower than immediately prior to such acquisition, merger or consolidation.

(6)	Hedging Obligations (excluding Hedging Obligations entered into for speculative purposes);

(7)	Indebtedness represented by Capitalized Lease Obligations or Purchase Money Obligations, in an aggregate principal amount which, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this clause and then outstanding, including Refinancing Indebtedness in respect thereof, does not exceed $125.0 million;

(8)	Indebtedness in respect of (a) workers’ compensation claims, self-insurance obligations, performance, indemnity, surety, judgment, appeal, advance payment, customs, value added or other tax or other guarantees or other similar bonds, instruments or obligations and completion guarantees and warranties provided by the Company or a Restricted Subsidiary or relating to liabilities, obligations or guarantees Incurred in the ordinary course of business or consistent with past practices (other than Guarantees for borrowed money), (b) the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business or consistent with past practices; provided, however, that such Indebtedness is extinguished within five Business Days of Incurrence; (c) customer deposits and advance payments received in the ordinary course of business or consistent with past practices from customers for goods or services purchased in the ordinary course of business or consistent with past practices; (d) letters of credit, bankers’ acceptances, guarantees or other similar instruments or obligations issued or relating to liabilities or obligations Incurred in the ordinary course of business or consistent with past practices, and (e) any customary cash management, cash pooling or netting or setting off arrangements in the ordinary course of business or consistent with past practices;

(9)

Indebtedness arising from agreements providing for guarantees, indemnification, obligations in respect of earn-outs or other adjustments of purchase price or, in each case, similar obligations, in each case, Incurred or assumed in connection with the acquisition or disposition of any business or assets or

Person or any Capital Stock of a Subsidiary (other than Guarantees of Indebtedness Incurred by any Person acquiring or disposing of such business or assets or such Subsidiary for the purpose of financing such acquisition or disposition); provided that the maximum liability of the Company and its Restricted Subsidiaries in respect of all such Indebtedness in connection with a Disposition shall at no time exceed the gross proceeds, including the fair market value of non-cash proceeds (measured at the time received and without giving effect to any subsequent changes in value), actually received by the Company and its Restricted Subsidiaries in connection with such disposition;

(10)	Indebtedness of Non-Guarantors in an aggregate amount not to exceed the greater of (a) $20.0 million and (b) 1.5% of the Total Assets of the Company at any time outstanding and any Refinancing Indebtedness in respect thereof;

(11)	Indebtedness consisting of promissory notes issued by the Company or any of its Subsidiaries to any current or former employee, director or consultant of the Company or any of its Subsidiaries (or permitted transferees, assigns, estates, or heirs of such employee, director or consultant), to finance the purchase or redemption of Capital Stock of the Company that is permitted by the covenant described below under “—Limitation on Restricted Payments”;

(12)	Indebtedness of the Company or any of its Restricted Subsidiaries consisting of (i) the financing of insurance premiums Incurred in the ordinary course of business or (ii) take-or-pay obligations contained in supply arrangements, in each case; and

(13)	Indebtedness in an aggregate outstanding principal amount which, when taken together with any Refinancing Indebtedness in respect thereof and the principal amount of all other Indebtedness Incurred pursuant to this clause and then outstanding, will not exceed the greater of (a) $100.0 million and (b) 6.75% of the Total Assets of the Company at the time of Incurrence.

For purposes of determining compliance with, and the outstanding principal amount of any particular Indebtedness Incurred pursuant to and in compliance with, this covenant:

(1)	subject to clause (3) below, in the event that all or any portion of any item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in the first and second paragraphs of this covenant, the Company, in its sole discretion, will classify, and may from time to time reclassify, such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of the clauses of the second paragraph or the first paragraph of this covenant;

(2)	subject to clause (3) below, additionally, all or any portion of any item of Indebtedness may later be classified as having been Incurred pursuant to any type of Indebtedness described in the first and second paragraphs of this covenant so long as such Indebtedness is permitted to be Incurred pursuant to such provision at the time of reclassification;

(3)	all Indebtedness outstanding on the Issue Date under the New Credit Agreement shall be deemed Incurred on the Issue Date under clause (1) of the second paragraph of the description of this covenant;

(4)	Guarantees of, or obligations in respect of letters of credit, bankers’ acceptances or other similar instruments relating to, or Liens securing, Indebtedness that is otherwise included in the determination of a particular amount of Indebtedness shall not be included;

(5)	if obligations in respect of letters of credit, bankers’ acceptances or other similar instruments are Incurred pursuant to any Credit Facility and are being treated as Incurred pursuant to clause (1), (7), (10) or (13) of the second paragraph above or the first paragraph above and the letters of credit, bankers’ acceptances or other similar instruments relate to other Indebtedness, then such other Indebtedness shall not be included;

(6)	the principal amount of any Disqualified Stock of the Company or a Restricted Subsidiary, or Preferred Stock of a Restricted Subsidiary, will be equal to the greater of the maximum mandatory redemption or repurchase price (not including, in either case, any redemption or repurchase premium) or the liquidation preference thereof;

(7)	Indebtedness permitted by this covenant need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this covenant permitting such Indebtedness; and

(8)	the amount of Indebtedness issued at a price that is less than the principal amount thereof will be equal to the amount of the liability in respect thereof determined on the basis of GAAP.

Accrual of interest, accrual of dividends, the accretion of accreted value, the accretion or amortization of original issue discount, the payment of interest in the form of additional Indebtedness, the payment of dividends in the form of additional shares of Preferred Stock or Disqualified Stock or the reclassification of commitments or obligations not treated as Indebtedness due to a change in GAAP, will not be deemed to be an Incurrence of Indebtedness. The amount of any Indebtedness outstanding as of any date shall be (a) the accreted value thereof in the case of any Indebtedness issued with original issue discount and (b) the principal amount of the Indebtedness, or liquidation preference thereof, in the case of any other Indebtedness.

If at any time an Unrestricted Subsidiary becomes a Restricted Subsidiary, any Indebtedness of such Subsidiary shall be deemed to be Incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be Incurred as of such date under the covenant described under this “—Limitation on Indebtedness,” the Company shall be in default of this covenant).

Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that the Company or a Restricted Subsidiary may Incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies. The principal amount of any Indebtedness Incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Refinancing Indebtedness is denominated that is in effect on the date of such refinancing. The Indenture will provide that the Company and the Issuer will not, and will not permit any Guarantor to, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness) that is subordinated or junior in right of payment to any Indebtedness of the Company, the Issuer or such Guarantor, as the case may be, unless such Indebtedness is expressly subordinated in right of payment to the Notes or such Guarantor’s Guarantee to the extent and in the same manner as such Indebtedness is subordinated to other Indebtedness of the Company or such Guarantor, as the case may be.

The Indenture does not treat (1) unsecured Indebtedness as subordinated or junior to Secured Indebtedness merely because it is unsecured or (2) senior Indebtedness as subordinated or junior to any other senior Indebtedness merely because it has a junior priority with respect to the same collateral or is secured by different collateral.

Limitation on Restricted Payments

The Company will not, and will not permit any of its Restricted Subsidiaries, directly or indirectly, to:

(1)	declare or pay any dividend or make any distribution on or in respect of the Company’s or any Restricted Subsidiary’s Capital Stock (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) except:

(a)	dividends or distributions payable in Capital Stock of the Company (other than Disqualified Stock) or in options, warrants or other rights to purchase such Capital Stock of the Company; and

(b)	dividends or distributions payable to the Company or a Restricted Subsidiary (and, in the case of any such Restricted Subsidiary making such dividend or distribution, to holders of its Capital Stock other than the Company or another Restricted Subsidiary on no more than a pro rata basis);

(2)	purchase, redeem, retire or otherwise acquire for value any Capital Stock of the Company held by Persons other than the Company or a Restricted Subsidiary;

(3)	purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Indebtedness (other than (a) any such purchase, repurchase, redemption, defeasance or other acquisition or retirement in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case, due within one year of the date of purchase, repurchase, redemption, defeasance or other acquisition or retirement and (b) any Indebtedness Incurred pursuant to clause (3) of the second paragraph of the covenant described under “—Limitation on Indebtedness”); or

(4)	make any Restricted Investment;

(any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement or Restricted Investment referred to in clauses (1) through (4) are referred to herein as a “Restricted Payment”), if at the time the Company or such Restricted Subsidiary makes such Restricted Payment:

(a)	a Default shall have occurred and be continuing (or would result immediately thereafter therefrom);

(b)	the Company is notable to Incur an additional $1.00 of Indebtedness pursuant to the first paragraph under the “—Limitation on Indebtedness” covenant after giving effect, on a pro forma basis, to such Restricted Payment; or

(c)	the aggregate amount of such Restricted Payment and all other Restricted Payments made subsequent to October 1, 2001 (and not returned or rescinded) (including Permitted Payments permitted below by clause (6) of the next succeeding paragraph, but excluding all other Restricted Payments permitted by the next succeeding paragraph) would exceed the sum of (without duplication):

(i)	50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) beginning on October 1, 2001 to the end of the Company’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment, or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit; plus

(ii)	100% of the aggregate Net Cash Proceeds, and the fair market value of property or assets or marketable securities, received by the Company from the issue or sale of its Capital Stock (other than Disqualified Stock) subsequent to the Issue Date or otherwise contributed to the equity (other than through the issuance of Disqualified Stock) of the Company subsequent to the Issue Date (other than (x) Net Cash Proceeds or property or assets or marketable securities received from an issuance or sale of such Capital Stock pursuant to an incentive plan established by the Company or any Subsidiary of the Company for the benefit of its employees to the extent funded by the Company or any Restricted Subsidiary, (y) Net Cash Proceeds or property or assets or marketable securities to the extent that any Restricted Payment has been made from such proceeds in reliance on clause (6) of the next succeeding paragraph and (z) Excluded Contributions);

(iii)	100% of the aggregate Net Cash Proceeds, and the fair market value of property or assets or marketable securities, received by the Company or any Restricted Subsidiary from the issuance or sale (other than to the Company or a Restricted Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any Subsidiary of the Company for the benefit of their employees to the extent funded by the Company or any Restricted Subsidiary) by the Company or any Restricted Subsidiary subsequent to the Issue Date of any Indebtedness or Disqualified Stock that has been converted into or exchanged for Capital Stock of the Company (other than Disqualified Stock) plus, without duplication, the amount of any cash, and the fair market value of property or assets or marketable securities, received by the Company or any Restricted Subsidiary upon such conversion or exchange;

(iv)	100% of the aggregate amount received in cash and the fair market value, as determined in good faith by the Company, of marketable securities or other property received by means of: (i) the sale or other disposition (other than to the Company or a Restricted Subsidiary) of Restricted Investments made by the Company or its Restricted Subsidiaries and repurchases and redemptions of such Restricted Investments from the Company or its Restricted Subsidiaries and repayments of loans or advances, and releases of guarantees, which constitute Restricted Investments by the Company or its Restricted Subsidiaries, in each case after the Issue Date; or (ii) the sale (other than to the Company or a Restricted Subsidiary) of the stock of an Unrestricted Subsidiary or a distribution from an Unrestricted Subsidiary (other than in each case to the extent of the amount of the Investment that constituted a Permitted Investment) or a dividend from an Unrestricted Subsidiary after the Issue Date; and

(v)	in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary or the merger or consolidation of an Unrestricted Subsidiary into the Company or a Restricted Subsidiary or the transfer of all or substantially all of the assets of an Unrestricted Subsidiary to the Company or a Restricted Subsidiary after the Issue Date, the fair market value of the Investment in such Unrestricted Subsidiary (or the assets transferred), as determined in good faith of the Company at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary or at the time of such merger or consolidation or transfer of assets (after taking into consideration any Indebtedness associated with the Unrestricted Subsidiary so designated or merged or consolidated or Indebtedness associated with the assets so transferred), other than to the extent of the amount of the Investment that constituted a Permitted Investment.

The foregoing provisions do not prohibit any of the following (collectively, “Permitted Payments”):

(1)	the payment of any dividend or distribution within 60 days after the date of declaration thereof if at the date of declaration such payment would have complied with the provisions of the Indenture, or the redemption, repurchase or retirement of Indebtedness if, at the date of any irrevocable redemption notice, such payment would have complied with the provisions of the Indenture as if it were and is deemed at such time to be a Restricted Payment at the time of such notice;

(2)	any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Capital Stock or Subordinated Indebtedness made by exchange (including any such exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid in lieu of the issuance of fractional shares) for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock) (“Refunding Capital Stock”) or a substantially concurrent contribution to the equity (other than through the issuance of Disqualified Stock or through an Excluded Contribution) of the Company; provided, however, that to the extent so applied, the Net Cash Proceeds, or fair market value of property or assets or of marketable securities, from such sale of Capital Stock or such contribution will be excluded from clause (c) of the preceding paragraph;

(3)	any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Indebtedness made by exchange for, or out of the proceeds of the substantially concurrent sale of, Subordinated Indebtedness that constitutes Refinancing Indebtedness permitted to be Incurred pursuant to the covenant described under “—Limitation on Indebtedness” above;

(4)	any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Preferred Stock of the Company or a Restricted Subsidiary made by exchange for or out of the proceeds of the substantially concurrent sale of Preferred Stock (other than an issuance of Disqualified Stock of the Company or Preferred Stock of a Restricted Subsidiary to replace Preferred Stock (other than Disqualified Stock) of the Company) of the Company or a Restricted Subsidiary, as the case may be, that, in each case, is permitted to be Incurred pursuant to the covenant described under “—Limitation on Indebtedness” above;

(5)	any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Indebtedness or Disqualified Stock or Preferred Stock of a Restricted Subsidiary:

(a)	from Net Available Cash to the extent permitted under “—Limitation on Sales of Assets and Subsidiary Stock” below, but only if the Company shall have first complied with the terms described under “—Limitation on Sales of Assets and Subsidiary Stock” and purchased all Notes tendered pursuant to any offer to repurchase all the Notes required thereby, prior to purchasing, repurchasing, redeeming, defeasing or otherwise acquiring or retiring such Subordinated Indebtedness, Disqualified Stock or Preferred Stock; or

(b)	to the extent required by the agreement governing such Subordinated Indebtedness, Disqualified Stock or Preferred Stock, following the occurrence of a Change of Control (or other similar event described therein as a “change of control”), but only if the Company shall have first complied with the terms described under “—Change of Control” and purchased all Notes tendered pursuant to the offer to repurchase all the Notes required thereby, prior to purchasing, repurchasing, redeeming, defeasing or otherwise acquiring or retiring such Subordinated Indebtedness, Disqualified Stock or Preferred Stock;

(6)	a Restricted Payment to pay for the repurchase, retirement or other acquisition or retirement for value of Capital Stock (other than Disqualified Stock) of the Company held by any future, present or former employee, director or consultant of the Company or any of its Subsidiaries (or permitted transferees, assigns, estates, trusts or heirs of such employee, director or consultant) either pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or upon the termination of such employee, director or consultant’s employment or directorship; provided, however, that the aggregate Restricted Payments made under this clause do not exceed $5.0 million in any calendar year (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum of $10.0 million in any calendar year); provided further that such amount in any calendar year may be increased by an amount not to exceed:

(a)	the cash proceeds from the sale of Capital Stock (other than Disqualified Stock) of the Company to members of management, directors or consultants of the Company or any of its Subsidiaries that occurred after the Issue Date, to the extent the cash proceeds from the sale of such Capital Stock have not otherwise been applied to the payment of Restricted Payments by virtue of clause (c) of the preceding paragraph; plus

(b)	the cash proceeds of key man life insurance policies received by the Company and its Restricted Subsidiaries after the Issue Date; less

(c)	the amount of any Restricted Payments made in previous calendar years pursuant to clauses (a) and (b) of this clause;

and provided further that cancellation of Indebtedness owing to the Company or any Restricted Subsidiary from members of management, directors, employees or consultants of the Company or Restricted Subsidiaries in connection with a repurchase of Capital Stock of the Company will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of the Indenture;

(7)	the declaration and payment of dividends on Disqualified Stock, or Preferred Stock of a Restricted Subsidiary, Incurred in accordance with the terms of the covenant described under “—Limitation on Indebtedness” above;

(8)	purchases, repurchases, redemptions, defeasances or other acquisitions or retirements of Capital Stock deemed to occur upon the exercise of stock options, warrants or other rights in respect thereof if such Capital Stock represents a portion of the exercise price thereof;

(9)	dividends or other distributions by the Company in an amount to be paid per fiscal quarter not to exceed $0.06 per share of the Company’s Common Stock (such amount shall be appropriately adjusted for any stock splits, stock dividends, reverse stock splits, stock consolidations or other similar transactions);

(10)	payments by the Company to holders of Capital Stock of the Company in lieu of the issuance of fractional shares of such Capital Stock, provided, however, that any such payment, loan, advance, dividend or distribution shall not be for the purpose of evading any limitation of this covenant or otherwise to facilitate any dividend or other return of capital to the holders of such Capital Stock (as determined in good faith by the Board of Directors);

(11)	Restricted Payments that are made with Excluded Contributions;

(12)	so long as no Default or Event of Default has occurred and is continuing (or would result from), Restricted Payments (including loans or advances) in an aggregate amount outstanding at the time made not to exceed $75.0 million;

(13)	so long as no Default or Event of Default has occurred and is continuing (or would result therefrom), mandatory redemptions of Disqualified Stock issued as a Restricted Payment or as consideration for a Permitted Investment;

(14)	any Restricted Payments made by the Company or any Restricted Subsidiary; provided that, immediately after giving pro forma effect thereto and the Incurrence of any Indebtedness the net proceeds of which are used to finance such Restricted Payment, the Consolidated Total Leverage Ratio would be no greater than 2.50 to 1.00; and

(15)	the designation of a Restricted Subsidiary as an Unrestricted Subsidiary; provided that (x) the assets of such Restricted Subsidiary immediately prior to such designation consists only of operations in the United Kingdom, (y) the total assets of such Restricted Subsidiary less all liabilities of such Restricted Subsidiary (other than liabilities for which the Company or any Restricted Subsidiary will be liable immediately after such designation) is less than 15% of the Company’s total consolidated assets less total consolidated liabilities (on the most recently available quarterly or annual consolidated balance sheet of the Company prepared in conformity with GAAP), provided further, that the net assets of such Restricted Subsidiary may exceed 15% of the Company’s net assets to the extent that the Company would be permitted to make a Restricted Payment in an amount equal to such excess and (z) immediately prior to and after giving effect to such designation, the Company could incur at least $1 of additional Indebtedness under the first paragraph set forth under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock” as if the Fixed Charge Coverage Ratio were 2.75 to 1.

For purposes of determining compliance with this “Restricted Payments” covenant, in the event that a Restricted Payment meets the criteria of more than one of the categories of Permitted Payments described in clauses (1) through (15) above, or is permitted pursuant to the first paragraph of this covenant, the Company is entitled to classify such Restricted Payment (or portion thereof) on the date of its payment or later reclassify such Restricted Payment (or portion thereof) in any manner that complies with this covenant, except that the Company may not reclassify any Restricted Payments as having been made under clause (14) above if originally made under another clause or pursuant to the first paragraph of this covenant.

The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of such Restricted Payment of the asset(s) or securities proposed to be paid, transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment. The fair market value of any cash Restricted Payment shall be their face amount, and the fair market value of any non-cash Restricted Payment, property or assets other than cash shall be determined conclusively by the Board of Directors of the Company acting in good faith.

Limitation on Liens

The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, Incur or permit to exist any Lien that secures Indebtedness (other than Permitted Liens) upon any of its property or assets (including Capital Stock of a Restricted Subsidiary of the Company), whether owned on the Issue Date or acquired after that date, (such Lien, the “Initial Lien”), without effectively providing that the Notes shall be secured equally and ratably with (or prior to) the obligations so secured for so long as such obligations are so secured.

Any Lien created for the benefit of the Holders of the Notes pursuant to the preceding sentence shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Initial Lien.

With respect to any Lien securing Indebtedness that was permitted to secure such Indebtedness at the time of the Incurrence of such Indebtedness, such Lien shall also be permitted to secure any Increased Amount of such Indebtedness. The “Increased Amount” of any Indebtedness shall mean any increase in the amount of such Indebtedness in connection with any accrual of interest, the accretion of accreted value, the amortization of original issue discount, the payment of interest in the form of additional Indebtedness with the same terms, accretion of original issue discount or liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies or increases in the value of property securing Indebtedness.

Limitation on Restrictions on Distributions from Restricted Subsidiaries

The Company will not, and will not permit any Restricted Subsidiary (other than the Issuer or a Guarantor) to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

(A)	pay dividends or make any other distributions in cash or otherwise on its Capital Stock or pay any Indebtedness or other obligations owed to the Company or any Restricted Subsidiary;

(B)	make any loans or advances to the Company or any Restricted Subsidiary; or

(C)	sell, lease or transfer any of its property or assets to the Company or any Restricted Subsidiary; provided that (x) the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common stock and (y) the subordination of (including the application of any standstill requirements to) loans or advances made to the Company or any Restricted Subsidiary to other Indebtedness Incurred by the Company or any Restricted Subsidiary shall not be deemed to constitute such an encumbrance or restriction.

The provisions of the preceding paragraph do not prohibit:

(1)	any encumbrance or restriction pursuant to (a) any Credit Facility or (b) any other agreement or instrument, in each case, in effect at or entered into on the Issue Date (or otherwise required as of the Issue Date);

(2)	the Indenture, the Notes and the Note Guarantees;

(3)	any encumbrance or restriction pursuant to applicable law, rule, regulation or order;

(4)

any encumbrance or restriction pursuant to an agreement or instrument of a Person or relating to any Capital Stock or Indebtedness of a Person, entered into on or before the date on which such Person was acquired by or merged, consolidated or otherwise combined with or into the Company or any Restricted Subsidiary, or was designated as a Restricted Subsidiary or on which such agreement or instrument is assumed by the Company or any Restricted Subsidiary in connection with an acquisition of assets (other than Capital Stock or Indebtedness Incurred as consideration in, or to provide all or any portion of the funds utilized to consummate, the transaction or series of related transactions pursuant to which such Person became a Restricted Subsidiary or was acquired by the Company or was merged, consolidated or otherwise combined with or into the Company or any Restricted Subsidiary or such agreement or instrument was entered into in contemplation of or in connection with such transaction) and outstanding on such date; provided that, for the purposes of this clause, if another Person is the Successor Company, any Subsidiary thereof or agreement or instrument of such Person or any such Subsidiary shall be deemed acquired or assumed by the Company or any Restricted Subsidiary when such Person becomes the Successor Company;

(5)	any encumbrance or restriction:

(a)	that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract or agreement, or the assignment or transfer of any lease, license or other contract or agreement;

(b)	contained in mortgages, pledges, charges or other security agreements permitted under the Indenture or securing Indebtedness of the Company or a Restricted Subsidiary permitted under the Indenture to the extent such encumbrances or restrictions restrict the transfer or encumbrance of the property or assets subject to such mortgages, pledges, charges or other security agreements; or

(c)	pursuant to customary provisions restricting dispositions of real property interests set forth in any reciprocal easement agreements of the Company or any Restricted Subsidiary;

(6)	any encumbrance or restriction pursuant to Purchase Money Obligations or Capitalized Lease Obligations permitted under the Indenture, in each case, that impose encumbrances or restrictions on the property so acquired;

(7)	any encumbrance or restriction imposed pursuant to an agreement entered into for the direct or indirect sale or disposition to a Person of all or substantially all the Capital Stock or assets of the Company or any Restricted Subsidiary (or the property or assets that are subject to such restriction) pending the closing of such sale or disposition;

(8)	customary provisions in leases, licenses, shareholder agreements, joint venture agreements, organizational documents and other similar agreements and instruments;

(9)	any encumbrance or restriction on cash or other deposits or net worth imposed by customers under agreements entered into in the ordinary course of business or consistent with past practices;

(10)	any encumbrance or restriction pursuant to Hedging Obligations;

(11)	other Indebtedness, Disqualified Stock or Preferred Stock of Foreign Subsidiaries permitted to be Incurred or issued subsequent to the Issue Date pursuant to the provisions of the covenant described under “—Limitation on Indebtedness” that impose restrictions solely on the Foreign Subsidiaries party thereto or their Subsidiaries;

(12)	any encumbrance or restriction arising pursuant to an agreement or instrument relating to any Indebtedness permitted to be Incurred subsequent to the Issue Date pursuant to the provisions of the covenant described under “—Limitation on Indebtedness” if the encumbrances and restrictions contained in any such agreement or instrument taken as a whole are not materially less favorable to the Holders than (i) the encumbrances and restrictions contained in the New Credit Agreement, together with the security documents associated therewith as in effect on the Issue Date or (ii) in comparable financings (as determined in good faith by the Company) and where, in the case of clause (ii), either (a) the Company determines at the time of issuance of such Indebtedness that such encumbrances or restrictions will not adversely affect, in any material respect, the Company’s ability to make principal or interest payments on the Notes or (b) such encumbrance or restriction applies only during the continuance of a default relating to such Indebtedness;

(13)	any encumbrance or restriction existing by reason of any lien permitted under “—Limitation on Liens”; or

(14)	any encumbrance or restriction pursuant to an agreement or instrument effecting a refinancing of Indebtedness Incurred pursuant to, or that otherwise extends, renews, restates, replaces, restructures or refinances, an agreement or instrument referred to in clauses (1) to (13) of this paragraph or this clause (an “Initial Agreement”) or contained in any amendment, supplement, extension, renewal, restatement, replacement, restructuring or other modification to an agreement referred to in clauses (1) to (13) of this paragraph or this clause (14); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such agreement or instrument are not materially less favorable to the Holders taken as a whole than the encumbrances and restrictions contained in the Initial Agreement or Initial Agreements to which such refinancing or amendment, supplement or other modification relates (as determined in good faith by the Company).

Limitation on Sales of Assets and Subsidiary Stock

The Company will not, and will not permit any of its Restricted Subsidiaries to, make any Asset Disposition unless:

(1)	the Company or such Restricted Subsidiary, as the case may be, receives consideration (including by way of relief from, or by any other Person assuming responsibility for, any liabilities, contingent or otherwise) at least equal to the fair market value (such fair market value to be determined on the date of contractually agreeing to such Asset Disposition), as determined in good faith by the Board of Directors of the Company, of the shares and assets subject to such Asset Disposition (including, for the avoidance of doubt, if such Asset Disposition is a Permitted Asset Swap);

(2)	in any such Asset Disposition, or series of related Asset Dispositions (except to the extent the Asset Disposition is a Permitted Asset Swap), at least 75% of the consideration from such Asset Disposition (including by way of relief from, or by any other Person assuming responsibility for, any liabilities, contingent or otherwise) received by the Company or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; and

(3)	the Company or any of its Restricted Subsidiaries, at its respective option, will apply such Net Available Cash from any Asset Disposition:

(a)	(i) to prepay, repay or purchase any Indebtedness of a Non-Guarantor or that is secured by a Lien (in each case, other than Indebtedness owed to the Company or any Restricted Subsidiary) or Indebtedness under the New Credit Agreement (or any Refinancing Indebtedness in respect thereof) within 365 days from the later of (A) the date of such Asset Disposition and (B) the receipt of such Net Available Cash; provided, however, that, in connection with any prepayment, repayment or purchase of Indebtedness pursuant to this clause (a), the Company or such Restricted Subsidiary will retire such Indebtedness and will cause the related commitment (if any) to be reduced in an amount equal to the principal amount so prepaid, repaid or purchased; or (ii) to prepay, repay or purchase Pari Passu Indebtedness; provided further that, to the extent the Company redeem, repay or repurchase Pari Passu Indebtedness pursuant to this clause (ii), the Company shall equally and ratably reduce Obligations under the Notes as provided under “—Optional Redemption,” through open-market purchases (to the extent such purchases are at or above 100% of the principal amount thereof) or by making an offer (in accordance with the procedures set forth below for an Asset Disposition Offer) to all Holders to purchase their Notes at 100% of the principal amount thereof, plus the amount of accrued but unpaid interest and Additional Interest, if any, on the amount of Notes that would otherwise be prepaid; or

(b)

to invest in or commit to invest in Additional Assets (including by means of an investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by the Company or another Restricted Subsidiary) within 365 days from the later of (i) the date of such Asset Disposition and (ii) the receipt of such Net Available Cash; provided, however, that any such reinvestment in Additional Assets made pursuant to a definitive binding agreement or a commitment approved by the Board of Directors of the Company that is executed or approved within such time will satisfy this requirement, so long as such investment is consummated within 180 days of such 365th day;

provided that, pending the final application of any such Net Available Cash in accordance with clause (a) or clause (b) above, the Company and its Restricted Subsidiaries may temporarily reduce Indebtedness or otherwise use such Net Available Cash in any manner not prohibited by the Indenture.

Any Net Available Cash from Asset Dispositions that is not applied or invested or committed to be applied or invested as provided in the preceding paragraph will be deemed to constitute “Excess Proceeds” under the Indenture. If the aggregate amount of Excess Proceeds under the Indenture exceeds $40 million, the Company will within 10 Business Days be required to make an offer (“Asset Disposition Offer”) to all Holders of Notes issued under such Indenture and, to the extent the Company or the Issuer elects, to all holders of other outstanding Pari Passu Indebtedness, to purchase the maximum principal amount of Notes and any such Pari Passu Indebtedness to which the Asset Disposition Offer applies that may be purchased out of the Excess Proceeds, at an offer price in respect of the Notes in an amount equal to 100% of the principal amount of the Notes and Pari Passu Indebtedness, in each case, plus accrued and unpaid interest and Additional Interest, if any, to, but not including, the date of purchase, in accordance with the procedures set forth in the Indenture or the agreements governing the Pari Passu Indebtedness, as applicable, and, with respect to the Notes, in minimum denominations of $2,000 and in integral multiples of $1,000 in excess thereof. The Company will deliver notice of such Asset Disposition Offer electronically or by first-class mail, with a copy to the Trustee and Agent, to each Holder of Notes at the address of such Holder appearing in the security register or otherwise in accordance with the procedures of DTC, describing the transaction or transactions that constitute the Asset Disposition and offering to repurchase the Notes for the specified purchase price on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is delivered, pursuant to the procedures required by the Indenture and described in such notice.

To the extent that the aggregate amount of Notes and Pari Passu Indebtedness so validly tendered and not properly withdrawn pursuant to an Asset Disposition Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for any purpose not prohibited by the Indenture. If the aggregate principal amount of the Notes surrendered in any Asset Disposition Offer by Holders and other Pari Passu Indebtedness surrendered by holders or lenders, collectively, exceeds the amount of Excess Proceeds, the Excess Proceeds shall be allocated among the Notes and Pari Passu Indebtedness to be purchased on a pro rata basis on the basis of the aggregate principal amount of tendered Notes and Pari Passu Indebtedness, provided that no Notes or other Pari Passu Indebtedness will be selected and purchased in an unauthorized denomination. Upon completion of any Asset Disposition Offer, the amount of Excess Proceeds shall be reset at zero.

To the extent that any portion of Net Available Cash payable in respect of the Notes is denominated in a currency other than U.S. dollars, the amount thereof payable in respect of the Notes shall not exceed the net amount of funds in U.S. dollars that is actually received by the Company upon converting such portion into U.S. dollars.

Notwithstanding any other provisions of this covenant, (i) to the extent that any of or all the Net Available Cash of any Asset Disposition by a Foreign Subsidiary (a “Foreign Disposition”) is (x) prohibited or delayed by applicable local law, (y) restricted by applicable organizational documents or any agreement or (z) subject to other onerous organizational or administrative impediments from being repatriated to the United States, the portion of such Net Available Cash so affected will not be required to be applied in compliance with this covenant, and such amounts may be retained by the applicable Foreign Subsidiary so long, but only so long, as the applicable local law will not permit repatriation to the United States (the Company hereby agreeing to use reasonable efforts (as determined in the Company’s reasonable business judgment) to otherwise cause the applicable Foreign Subsidiary to within one year following the date on which the respective payment would otherwise have been required, promptly take all actions reasonably required by the applicable local law, applicable organizational impediments or other impediment to permit such repatriation), and if within one year following the date on which the respective payment would otherwise have been required, such repatriation of any of such affected Net Available Cash is permitted under the applicable local law, applicable organizational impediment or other impediment, such repatriation will be promptly effected and such repatriated Net Available Cash will be promptly (and in any event not later than five (5) Business Days after such repatriation could be made) applied (net of additional Taxes payable or reserved against as a result thereof) (whether or not repatriation actually occurs) in compliance with this covenant and (ii) to the extent that the Company has determined in good faith that repatriation of any of or all the Net Available Cash of any Foreign Disposition would have an adverse Tax cost consequence with respect to such Net Available Cash (which for the avoidance of doubt, includes, but is not limited to, any prepayment whereby doing so Holdings, the Company, any Restricted Subsidiary or any of their respective affiliates and/or equity partners would incur a tax liability, including a tax dividend, deemed dividend pursuant to Code Section 956 or a withholding tax), the Net Available Cash so affected may be retained by the applicable Foreign Subsidiary. The non-application of any prepayment amounts as a consequence of the foregoing provisions will not, for the avoidance of doubt, constitute a Default or an Event of Default.

For the purposes of clause (2) of the first paragraph of this covenant, the following will be deemed to be cash:

(1)	the assumption by the transferee of Indebtedness or other liabilities of the Company or a Restricted Subsidiary (other than Subordinated Indebtedness of the Company or a Guarantor) and the release of the Company or such Restricted Subsidiary from all liability on such Indebtedness or other liability in connection with such Asset Disposition;

(2)	securities, notes or other obligations received by the Company or any Restricted Subsidiary of the Company from the transferee that are converted by the Company or such Restricted Subsidiary into cash or Cash Equivalents within 180 days following the closing of such Asset Disposition;

(3)	Indebtedness of any Restricted Subsidiary that is no longer a Restricted Subsidiary as a result of such Asset Disposition, to the extent that the Company and each other Restricted Subsidiary are released from any Guarantee of payment of such Indebtedness in connection with such Asset Disposition;

(4)	consideration consisting of Indebtedness of the Company (other than Subordinated Indebtedness) received after the Issue Date from Persons who are not the Company or any Restricted Subsidiary; and

(5)	any Designated Non-Cash Consideration received by the Company or any Restricted Subsidiary in such Asset Dispositions having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this covenant that is at that time outstanding, not to exceed the greater of (i) $40.0 million; and (ii) 3.0% of the Total Assets of the Company (with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value).

To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Indenture by virtue thereof.

The New Credit Agreement prohibits the Issuer from purchasing any Notes and also provides that certain asset sale events with respect to the Company or the Issuer would constitute a default under the New Credit Agreement. Any future credit agreements or other similar agreements to which the Company or the Issuer becomes a party may contain similar restrictions and provisions and may also prohibit the Issuer from purchasing any Notes. In the event an Asset Disposition occurs at a time when the Company or the Issuer is prohibited from purchasing the Notes, the Company or the Issuer could seek the consent of its lenders to the purchase of the Notes or could attempt to refinance the borrowings that contain such prohibition. If the Company or the Issuer does not obtain such consent or repay such borrowings, the Issuer will remain prohibited from purchasing the Notes. In such case, the Issuer’s failure to purchase tendered Notes would constitute an Event of Default under the Indenture.

Limitation on Affiliate Transactions

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or conduct any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company (an “Affiliate Transaction”) involving aggregate value in excess of $5.0 million unless:

(1)	the terms of such Affiliate Transaction taken as a whole are not materially less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained in a comparable transaction at the time of such transaction or the execution of the agreement providing for such transaction in arm’s length dealings with a Person who is not such an Affiliate; and

(2)	in the event such Affiliate Transaction involves an aggregate value in excess of $35.0 million, the terms of such transaction have been approved by a majority of the members of the Board of Directors of the Company.

Any Affiliate Transaction shall be deemed to have satisfied the requirements set forth in clause (2) of this paragraph if such Affiliate Transaction is approved by a majority of the Disinterested Directors, if any.

The provisions of the preceding paragraph do not apply to:

(1)	any Restricted Payment permitted to be made pursuant to the covenant described under “—Limitation on Restricted Payments,” or any Permitted Investment;

(2)	any issuance or sale of Capital Stock, options, other equity-related interests or other securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, or entering into, or maintenance of, any employment, consulting, collective bargaining or benefit plan, program, agreement or arrangement, related trust or other similar agreement and other compensation arrangements, options, warrants or other rights to purchase Capital Stock of the Company or any Restricted Subsidiary, restricted stock plans, long-term incentive plans, stock appreciation rights plans, participation plans or similar employee benefits or consultants’ plans (including valuation, health, insurance, deferred compensation, severance, retirement, savings or similar plans, programs or arrangements) or indemnities provided on behalf of officers, employees, directors or consultants approved by the Board of Directors of the Company, in each case in the ordinary course of business or consistent with past practices;

(3)	any transaction between or among the Company and any Restricted Subsidiary (or entity that becomes a Restricted Subsidiary as a result of such transaction), or between or among Restricted Subsidiaries;

(4)	the payment of compensation, reasonable fees and reimbursement of expenses to, and customary indemnities (including under customary insurance policies) and employee benefit and pension expenses provided on behalf of, directors, officers, consultants or employees of the Company or any Restricted Subsidiary of the Company (whether directly or indirectly and including through any Person owned or controlled by any of such directors, officers or employees);

(5)	the entry into and performance of obligations of the Company or any of its Restricted Subsidiaries under the terms of any transaction arising out of, and any payments pursuant to or for purposes of funding, any agreement or instrument in effect as of or on the Issue Date, as these agreements and instruments may be amended, modified, supplemented, extended, renewed or refinanced from time to time in accordance with the other terms of this covenant or to the extent not more disadvantageous to the Holders in any material respect;

(6)	transactions with customers, clients, suppliers or purchasers or sellers of goods or services, in each case in the ordinary course of business or consistent with past practices, which are fair to the Company or the relevant Restricted Subsidiary in the reasonable determination of the Board of Directors or the senior management of the Company or the relevant Restricted Subsidiary, or are on terms no less favorable than those that could reasonably have been obtained at such time from an unaffiliated party;

(7)	any transaction between or among the Company or any Restricted Subsidiary and any Affiliate of the Company or an Associate or similar entity that would constitute an Affiliate Transaction solely because the Company or a Restricted Subsidiary owns an equity interest in or otherwise controls such Affiliate, Associate or similar entity;

(8)	issuances or sales of Capital Stock (other than Disqualified Stock) of the Company or options, warrants or other rights to acquire such Capital Stock and the granting of registration and other customary rights in connection therewith or any contribution to capital of the Company or any Restricted Subsidiary;

(9)	transactions in which the Company or any Restricted Subsidiary, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Company or such Restricted Subsidiary from a financial point of view or meets the requirements of clause (1) of the preceding paragraph;

(10)	any purchases by the Company’s Affiliates of Indebtedness or Disqualified Stock of the Company or any of its Restricted Subsidiaries the majority of which Indebtedness or Disqualified Stock is purchased by Persons who are not the Company’s Affiliates; provided that such purchases by the Company’s Affiliates are on the same terms as such purchases by such Persons who are not the Company’s Affiliates; and

(11)	transactions entered into by an Unrestricted Subsidiary, so long as not entered in contemplation of the redesignation as a Restricted Subsidiary, with an Affiliate prior to the redesignation of any such Unrestricted Subsidiary as a Restricted Subsidiary as described under the caption “Designation of Restricted and Unrestricted Subsidiaries.”

Designation of Restricted and Unrestricted Subsidiaries

The Board of Directors of the Company may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary designated as Unrestricted will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under the covenant described above under the caption “—Certain Covenants—Limitation on Restricted Payments” or under one or more clauses of the definition of Permitted Investments, as determined by the Company. That designation is only permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee a resolution of the Board of Directors of the Company giving effect to such designation and an Officer’s Certificate certifying that such designation complies with the preceding conditions and was permitted by the covenant described above under the caption “—Certain Covenants—Limitation on Restricted Payments.” If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption “—Certain Covenants—Limitation on Indebtedness,” the Company will be in default of such covenant.

The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Company; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation will only be permitted if (1) such Indebtedness is permitted under the covenant described under the caption “—Certain Covenants—Limitation on Indebtedness,” calculated on a pro forma basis as if such designation had occurred at the beginning of the applicable reference period; and (2) no Default or Event of Default would be in existence before or after such designation. Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a certified copy of a resolution of the Board of Directors of the Company giving effect to such designation and an Officer’s Certificate certifying that such designation complies with the preceding conditions.

Reports

Whether or not the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, so long as any notes are outstanding, the Company will furnish to the Trustee:

(1)	within 90 days after the end of each fiscal year, annual reports of the Company containing substantially all of the financial information that would have been required to be contained in an Annual Report on Form 10-K under the Exchange Act if the Company had been a reporting company under the Exchange Act (but only to the extent similar information is included in the Company’s Offering Memorandum dated June 10, 2014), including (A) “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and (B) audited financial statements prepared in accordance with GAAP;

(2)	within 45 days after the end of each of the first three fiscal quarters of each fiscal year, quarterly reports of the Company containing substantially all of the financial information that would have been required to be contained in a Quarterly Report on Form 10-Q under the Exchange Act if the Company had been a reporting company under the Exchange Act, including (A) “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and (B) unaudited quarterly financial statements prepared in accordance with GAAP; and

(3)	within the time periods specified for filing Current Reports on Form 8-K after the occurrence of each event that would have been required to be reported in a Current Report on Form 8-K under the Exchange Act if the Company had been a reporting company under the Exchange Act, current reports containing substantially all of the information that would have been required to be contained in a Current Report on Form 8-K under the Exchange Act if the Company had been a reporting company under the Exchange Act.

Notwithstanding the foregoing, such reports (A) will not be required to comply with Section 302, Section 906 or Section 404 of the Sarbanes-Oxley Act of 2002, or related Items 307 and 308 of Regulation S-K promulgated by the SEC, or Item 10(e) of Regulation S-K (with respect to any non- GAAP financial measures contained therein) and (B) will not be required to contain the separate financial information for Guarantors or Subsidiaries whose securities are pledged to secure the Notes contemplated by Rule 3-10 or Rule 3-16 of Regulation S-X promulgated by the SEC.

In addition, the Company shall furnish to noteholders, prospective investors, broker-dealers and securities analysts, upon their request, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the notes are not freely transferable under the Securities Act.

If at any time any of the Subsidiaries of the Company that have been designated as Unrestricted Subsidiaries have combined net assets exceeding 10% of the Company’s consolidated net assets, then the quarterly and annual financial information required by the first paragraph of this covenant will include or be accompanied by a reasonably detailed presentation of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

In the event that any parent of the Company becomes a guarantor of the Notes, the Indenture permits the Company to satisfy its obligations in this covenant with respect to financial information relating to the Company by furnishing financial information relating to such parent; provided that the same is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such parent, on the one hand, and the information relating to the Company and its Restricted Subsidiaries on a standalone basis, on the other hand.

Notwithstanding the foregoing, the Company will be deemed to have furnished such reports referred to above to the Trustee and the Holders of the Notes if the Company has filed such reports with the SEC via the EDGAR filing system and such reports are publicly available; provided, however, that the Trustee shall have no responsibility whatsoever to determine if such filing has occurred.

Limitation on Guarantees

The Company will not permit any of its Wholly Owned Subsidiaries that are Restricted Subsidiaries (and non-Wholly Owned Subsidiaries if such non-Wholly Owned Subsidiaries guarantee other capital markets debt of the Issuer or any Guarantor), other than a Guarantor, to Guarantee any Indebtedness of the Issuer or any Guarantor or and, unless:

(1)	such Restricted Subsidiary within 30 days executes and delivers a supplemental indenture to the Indenture providing for a senior Guarantee by such Restricted Subsidiary, except that with respect to a guarantee of Indebtedness of the Issuer or any Guarantor, if such Indebtedness is by its express terms subordinated in right of payment to the Notes or such Guarantor’s Note Guarantee, any such guarantee by such Restricted Subsidiary with respect to such Indebtedness shall be subordinated in right of payment to such Guarantee substantially to the same extent as such Indebtedness is subordinated to the Notes or such Guarantor’s Note Guarantee;

(2)	such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Guarantee until payment in full of Obligations under the Indenture; and

(3)	such Restricted Subsidiary shall deliver to the Trustee an Opinion of Counsel stating that:

(a)	such Guarantee has been duly executed and authorized; and

(b)	such Guarantee constitutes a valid, binding and enforceable obligation of such Restricted Subsidiary, except insofar as enforcement thereof may be limited by bankruptcy, insolvency or similar laws (including all laws relating to fraudulent transfers) and except insofar as enforcement thereof is subject to general principals of equity;

provided that this covenant shall not be applicable (i) to any guarantee of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary, or (ii) in the event that the Guarantee of the Company’s obligations under the Notes or the Indenture by such Subsidiary would not be permitted under applicable law, or if a consent is required thereunder and cannot be reasonably obtained in the good faith judgment of the Company.

The Company may elect, in its sole discretion, to cause any Subsidiary that is not otherwise required to be a Guarantor to become a Guarantor, in which case, such Subsidiary shall only be required to comply with the 30-day period described above.

If any Guarantor becomes an Immaterial Subsidiary, the Company shall have the right, by execution and delivery of a supplemental indenture to the Trustee, to cause such Immaterial Subsidiary to cease to be a Guarantor, subject to the requirement described in the first paragraph above that such Subsidiary shall be required to become a Guarantor if it ceases to be an Immaterial Subsidiary (except that if such Subsidiary has been properly designated as an Unrestricted Subsidiary it shall not be so required to become a Guarantor or execute a supplemental indenture); provided, further, that such Immaterial Subsidiary shall not be permitted to Guarantee any Indebtedness of the Company or the other Guarantors, unless it again becomes a Guarantor.

Merger and Consolidation

The Company

Neither the Company nor the Issuer will consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person, unless:

(1)	the resulting, surviving or transferee Person (the “Successor Company”) will be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, Canada, Switzerland, the United Kingdom, any member of the European Union, or any state, province or division of any of the foregoing countries and the Successor Company (if not the Company or the Issuer, as the case may be) will expressly assume, by supplemental indenture, executed and delivered to the Trustee, all the obligations of the Company or the Issuer, as the case may be under the Notes and the Indenture, provided that if such Successor Company is not a corporation, a co-obligor of the Notes that is a Restricted Subsidiary is a corporation organized under such laws;

(2)	immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Company or any Subsidiary of the Successor Company as a result of such transaction as having been Incurred by the Successor Company or such Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing;

(3)	immediately after giving effect to such transaction, either (a) the Successor Company would be able to Incur at least an additional $1.00 of Indebtedness pursuant to the first paragraph of the covenant described under “—Limitation on Indebtedness” or (b) the Fixed Charge Coverage Ratio would not be lower than it was immediately prior to giving effect to such transaction; and

(4)	the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each to the effect that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture and an Opinion of Counsel to the effect that such supplemental indenture (if any) has been duly authorized, executed and delivered and is a legal, valid and binding agreement enforceable against the Successor Company, provided that in giving an Opinion of Counsel, counsel may rely on an Officer’s Certificate as to any matters of fact, including as to satisfaction of clauses (2) and (3) above.

For purposes of this covenant, the sale, lease, conveyance, assignment, transfer, or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

The Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture but in the case of a lease of all or substantially all its assets, the predecessor company will not be released from its obligations under the Indenture or the Notes.

Notwithstanding the preceding clauses (2), (3) and (4) (which do not apply to transactions referred to in this sentence), (a) any Restricted Subsidiary of the Company may consolidate or otherwise combine with, merge into or transfer all or part of its properties and assets to the Company and (b) any Restricted Subsidiary may consolidate or otherwise combine with, merge into or transfer all or part of its properties and assets to any other Restricted Subsidiary. Notwithstanding the preceding clauses (2) and (3) (which do not apply to the transactions referred to in this sentence), the Company may consolidate or otherwise combine with or merge into an Affiliate incorporated or organized for the purpose of changing the legal domicile of the Company, reincorporating the Company in another jurisdiction, or changing the legal form of the Company.

There is no precise established definition of the phrase “substantially all” under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve “all or substantially all” of the property or assets of a Person.

The foregoing provisions (other than the requirements of clause (2) of the first paragraph of this covenant) shall not apply to the creation of a new Subsidiary as a Restricted Subsidiary of the Company.

Guarantors

No Guarantor (other than the Company) may:

(1)	consolidate with or merge with or into any Person, or

(2)	sell, convey, transfer or dispose of, all or substantially all its assets, in one transaction or a series of related transactions, to any Person, or

(3)	permit any Person to merge with or into the Guarantor, unless:

(A)	the other Person is the Issuer or a Guarantor or becomes a Guarantor concurrently with the transaction; or

(B)	(1) either (x) a Guarantor is the continuing Person or (y) the resulting, surviving or transferee Person expressly assumes all of the obligations of the Guarantor under its Guarantee of the Notes; and (2) immediately after giving effect to the transaction, no Default has occurred and is continuing; or

(C)	the transaction constitutes a sale or other disposition (including by way of consolidation or merger) of the Guarantor or the sale or disposition of all or substantially all the assets of the Guarantor (in each case other than to the Company or a Restricted Subsidiary) otherwise permitted by the Indenture.

There is no precise established definition of the phrase “substantially all” under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve “all or substantially all” of the property or assets of a Person.

Events of Default

Each of the following is an Event of Default under the Indenture:

(1)	default in any payment of interest or Additional Interest, if any, on any Note when due and payable, continued for 30 days;

(2)	default in the payment of the principal amount of or premium, if any, on any Note issued under the Indenture when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise;

(3)	failure to comply with the Company’s agreements or obligations contained in the Indenture for 60 days after written notice by the Trustee on behalf of the Holders or by the Holders of 30% in principal amount of the outstanding Notes;

(4)	default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is Guaranteed by the Company any of its Restricted Subsidiaries) other than Indebtedness owed to the Company or a Restricted Subsidiary whether such Indebtedness or Guarantee now exists, or is created after the date hereof, which default:

(a)	is caused by a failure to pay principal of such Indebtedness, at its stated final maturity (after giving effect to any applicable grace periods) provided in such Indebtedness (“payment default”); or

(b)	results in the acceleration of such Indebtedness prior to its stated final maturity (the “cross acceleration provision”);

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a payment default or the maturity of which has been so accelerated, aggregates $35.0 million or more;

(5)	certain events of bankruptcy, insolvency or court protection of the Company or a Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary (the “bankruptcy provisions”);

(6)	failure by the Company or any Significant Subsidiary (or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries) would constitute a Significant Subsidiary), to pay final judgments aggregating in excess of $35.0 million other than any judgments covered by indemnities provided by, or insurance policies issued by, reputable and creditworthy issuers, which final judgments remain unpaid, undischarged and unstayed for a period of more than 60 days after such judgment becomes final, and in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed (the “judgment default provision”); or

(7)	any Guarantee of the Notes ceases to be in full force and effect, other than in accordance with the terms of the Indenture or a Guarantor denies or disaffirms its obligations under its Guarantee of the Notes, other than in accordance with the terms thereof or upon release of such Guarantee in accordance with the Indenture.

However, a default under clauses (3), (4) or (6) of this paragraph will not constitute an Event of Default until the Trustee or the Holders of 30% in principal amount of the outstanding Notes notify the Company of the default and, with respect to clauses (3) and (6) the Company does not cure such default within the time specified in clauses (3) or (6), as applicable, of this paragraph after receipt of such notice.

If an Event of Default (other than an Event of Default described in clause (5) above with respect to the Company) occurs and is continuing, the Trustee by notice to the Company or the Holders of at least 30% in principal amount of the outstanding Notes by written notice to the Company and the Trustee, may, and the Trustee (subject to certain conditions) at the request of such Holders shall, declare the principal of, and accrued and unpaid interest, if any, on all the Notes to be due and payable and to the extent such Event of Default arises from the failure to pay the redemption price that is then due and not subject to any conditions in connection with an optional redemption, the premium then due with respect to such optional redemption on all the Notes to be due and payable. Upon such a declaration, the principal of, and accrued and unpaid interest, if any, on the Notes will be due and payable immediately together with any premium new with respect to an optional redemption. In the event of a declaration of acceleration of the Notes because an Event of Default described in clause (4) under “—Events of Default” has occurred and is continuing, the declaration of acceleration of the Notes shall be automatically annulled if the event of default or payment default triggering such Event of Default pursuant to clause (4) shall be remedied or cured, or waived by the holders of the Indebtedness, or the Indebtedness that gave rise to such Event of Default shall have been discharged in full, in each case, within 30 days after the declaration of acceleration with respect thereto and if (1) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, except nonpayment of principal, premium or interest, including Additional Interest, if any, on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived.

If an Event of Default described in clause (5) above with respect to the Company occurs and is continuing the principal of, and accrued and unpaid interest, if any, on all the Notes will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders.

The Holders of a majority in principal amount of the outstanding Notes under the Indenture may waive all past or existing Defaults or Events of Default (except with respect to nonpayment of principal, premium or interest, including Additional Interest, if any) and rescind any such acceleration with respect to such Notes and its consequences if rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

If an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity or security satisfactory to the Trustee against any fee, loss, liability or expense. Except to enforce the right to receive payment of principal or interest when due, no Holder may pursue any remedy with respect to the Indenture or the Notes unless:

(1)	such Holder has previously given the Trustee written notice that an Event of Default is continuing;

(2)	Holders of at least 30% in principal amount of the outstanding Notes have requested in writing the Trustee to pursue the remedy;

(3)	such Holders have offered in writing the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense;

(4)	the Trustee has not complied with such request within 60 days after the receipt of the written request and the offer of security or indemnity; and

(5)	the Holders of a majority in principal amount of the outstanding Notes have not given the Trustee a written direction that, in the opinion of the Trustee, is inconsistent with such request within such 60-day period.

Subject to certain restrictions, the Holders of a majority in principal amount of the outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Indenture provides that, in the event an Event of Default has occurred and is continuing, the Trustee will be required in the exercise of its powers to use the degree of care that a prudent person would use in the conduct of its own affairs. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee will be entitled to indemnification satisfactory to it against all liabilities, losses, expenses caused by taking or not taking such action.

The Indenture provides that if a Default occurs and is continuing and the Trustee is informed of such occurrence by the Company in writing, the Trustee must give notice of the Default to the Holders within 60 days after being notified by the Company. Except in the case of a Default in the payment of principal of, or premium, if any, or interest on any Note, the Trustee may withhold notice if and so long as it in good faith determines that withholding notice is in the interests of the Holders. The Company is required to deliver to the Trustee, within 120 days after the end of each fiscal year, an Officer’s Certificate indicating whether the signers thereof know of any Default that occurred during the previous year. The Company is required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any events of which they are aware which would constitute certain Defaults, their status and what action the Company is taking or proposes to take in respect thereof.

Notwithstanding any other provision of the Indenture, the sole remedy for an Event of Default relating to the failure to comply with the reporting obligations described above under the heading “—Certain Covenants—Reports,” and for any failure to comply with the requirements of Section 314(a) of the Trust Indenture Act, if any, will for the 60 days after the occurrence of such an Event of Default consist exclusively of the right to receive additional interest on the principal amount of the Notes at a rate equal to 0.25% per annum. This additional interest will be payable in the same manner and subject to the same terms as other interest payable under the Indenture. This additional interest will accrue on all outstanding Notes from and including the date on which an Event of Default relating to a failure to comply with the reporting obligations described above under the heading “—Certain Covenants—Reports” or Section 314(a) of the Trust Indenture Act first occurs, if applicable, to but excluding the 60th day thereafter (or such earlier date on which the Event of Default relating to such reporting obligations is cured or waived). If the Event of Default resulting from such failure to comply with the reporting obligations is continuing on such 60th day, such additional interest will cease to accrue and the Notes will be subject to the other remedies provided under the heading “—Events of Default.”

The Notes provide for the Trustee to take action on behalf of the Holders in certain circumstances, but only if the Trustee is indemnified to its satisfaction. It may not be possible for the Trustee to take certain actions in relation to the Notes and, accordingly, in such circumstances the Trustee will be unable to take action, notwithstanding the provision of an indemnity to it, and it will be for Holders to take action directly.

Amendments and Waivers

Subject to certain exceptions, the Note Documents may be amended, supplemented or otherwise modified with the consent of the Holders of a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, such Notes) and, subject to certain exceptions, any default or compliance with any provisions thereof may be waived with the consent of the Holders of a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, such Notes). However an amendment or waiver may not, with respect to any such Notes held by a non-consenting Holder:

(1)	reduce the principal amount of such Notes whose Holders must consent to an amendment;

(2)	reduce the stated rate of or extend the stated time for payment of interest on any such Note (other than provisions relating to Change of Control and Asset Dispositions);

(3)	reduce the principal of or extend the Stated Maturity of any such Note;

(4)	reduce the premium payable upon the redemption of any such Note or change the time at which any such Note may be redeemed, in each case as described above under “—Optional Redemption”;

(5)	make any such Note payable in money other than that stated in such Note;

(6)	impair the right of any Holder to receive payment of principal of and interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any such payment on or with respect to such Holder’s Notes;

(7)	waive a Default or Event of Default with respect to the nonpayment of principal, premium, interest or Additional Interest (except pursuant to a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of such Notes and a waiver of the payment default that resulted from such acceleration); or

(8)	make any change in the amendment or waiver provisions which require the Holders’ consent described in this sentence.

Notwithstanding the foregoing, without the consent of any Holder, the Company and the Trustee may amend or supplement any Note Documents to:

(1)	cure any ambiguity, omission, mistake, defect, error or inconsistency, conform any provision to this “Description of the Exchange Notes,” or reduce the minimum denomination of the Notes;

(2)	provide for the assumption by a successor Person of the obligations of the Company under any Note Document;

(3)	provide for uncertificated Notes in addition to or in place of certificated Notes;

(4)	add to the covenants or provide for a Guarantee for the benefit of the Holders or surrender any right or power conferred upon the Company or any Restricted Subsidiary;

(5)	make any change that does not adversely affect the rights of any Holder in any material respect;

(6)	make such provisions as necessary (as determined in good faith by the Company) for the issuance of Additional Notes;

(7)	to provide for any Restricted Subsidiary to provide a Guarantee in accordance with the covenant described under “—Certain Covenants—Limitation on Indebtedness,” to add Guarantees with respect to the Notes, to add security to or for the benefit of the Notes, or to confirm and evidence the release, termination, discharge or retaking of any Guarantee or Lien with respect to or securing the Notes when such release, termination, discharge or retaking is provided for under the Indenture;

(8)	at the Company’s election, comply with any requirement of the SEC in connection with the qualification of the Indenture under the Trust Indenture Act, if such qualification is required;

(9)	to evidence and provide for the acceptance and appointment under the Indenture of a successor Trustee pursuant to the requirements thereof or to provide for the accession by the Trustee to any Note Document; or

(10)	to make any amendment to the provisions of the Indenture relating to the transfer and legending of Notes as permitted by the Indenture, including, without limitation, to facilitate the issuance and administration of Notes; provided, however, that (i) compliance with the Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any applicable securities law and (ii) such amendment does not materially and adversely affect the rights of Holders to transfer Notes.

The consent of the Holders is not necessary under the Indenture to approve the particular form of any proposed amendment of any Note Document. It is sufficient if such consent approves the substance of the proposed amendment. A consent to any amendment or waiver under the Indenture by any Holder of Notes given in connection with a tender of such Holder’s Notes will not be rendered invalid by such tender.

Defeasance

The Issuer at any time may terminate all obligations of the Issuer under the Notes and the Indenture (“legal defeasance”) and cure all then existing Defaults and Events of Default, except for certain obligations, including those respecting the defeasance trust, the rights, powers, trusts, duties, immunities and indemnities of the Trustee and the obligations of the Issuer in connection therewith and obligations concerning issuing temporary Notes, registrations of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust.

The Issuer at any time may terminate its obligations under the covenants described under “—Certain Covenants” (other than clauses (1) and (2) of “—Merger and Consolidation”) and “—Change of Control” and the default provisions relating to such covenants described under “—Events of Default” above, the operation of the cross-default upon a payment default, the cross acceleration provisions, the bankruptcy provisions with respect to the Company and Significant Subsidiaries, the judgment default provision and the guarantee provision described under “—Events of Default” above (“covenant defeasance”).

The Issuer at its option at any time may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Issuer exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default with respect to the Notes. If the Issuer exercises its covenant defeasance option with respect to the Notes, payment of the Notes may not be accelerated because of an Event of Default specified in clause (3), (4), (5) (with respect only to the Company and Significant Subsidiaries), (6) or (7) under “—Events of Default” above.

In order to exercise either defeasance option, the Company must irrevocably deposit in trust (the “defeasance trust”) with the Trustee, as paying agent, cash in dollars or U.S. Government Obligations or a combination thereof deemed sufficient in the opinion of a nationally recognized firm of public accountants for the payment of principal and Additional Interest, premium, if any, and interest on the Notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the Trustee of:

(1)	an Opinion of Counsel in the United States stating that Holders of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and in the case of legal defeasance only, such Opinion of Counsel in the United States must be based on a ruling of the U.S. Internal Revenue Service or change in applicable U.S. federal income tax law since the issuance of the Notes);

(2)	an Opinion of Counsel to the effect that, as of the date of such opinion and subject to customary assumptions and exclusions, following the deposit, the trust funds will not be subject to the effect of Section 547 of Title 11 of the United States Code, as amended;

(3)	an Officer’s Certificate stating that the deposit was not made by the Issuer with the intent of defeating, hindering, delaying, defrauding or preferring any creditors of the Issuer; and

(4)	an Officer’s Certificate and an Opinion of Counsel (which opinion of counsel may be subject to customary assumptions and exclusions), each stating that all conditions precedent provided for or relating to legal defeasance or covenant defeasance, as the case may be, have been complied with.

Satisfaction and Discharge

The Indenture is discharged and will cease to be of further effect (except as to surviving rights of conversion or transfer or exchange of the Notes, as expressly provided for in the Indenture) as to all outstanding Notes when (1) either (a) all the Notes previously authenticated and delivered (other than certain lost, stolen or destroyed Notes and certain Notes for which provision for payment was previously made and thereafter the funds have been released to the Issuer) have been delivered to the Trustee for cancellation; or (b) all Notes not previously delivered to the Trustee for cancellation (i) have become due and payable, (ii) will become due and payable at their Stated Maturity within one year or (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer; (2) the Issuer has deposited or caused to be deposited with the Trustee, money or U.S. Government Obligations, or a combination thereof deemed sufficient in the opinion of a nationally recognized firm of public accountants, as applicable, in an amount sufficient to pay and discharge the entire indebtedness on the Notes not previously delivered to the Trustee for cancellation, for principal, premium, if any, and interest and Additional Interest, if any, to the date of deposit (in the case of Notes that have become due and payable), or to the Stated Maturity or redemption date, as the case may be; (3) the Issuer has paid or caused to be paid all other sums payable under the Indenture; and (4) the Issuer has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel each to the effect that all conditions precedent under the “—Satisfaction and Discharge” section of the Indenture relating to the satisfaction and discharge of the Indenture have been complied with; provided that any such counsel may rely on any Officer’s Certificate as to matters of fact (including as to compliance with the foregoing clauses (1), (2) and (3)).

No Personal Liability of Directors, Officers, Employees and Shareholders

No director, officer, employee, incorporator, stockholder or shareholder of the Company or any of its respective Subsidiaries or Affiliates, as such, shall have any liability for any obligations of the Issuer or any Guarantor under the Note Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the U.S. federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Concerning the Trustee and Certain Agents

Wells Fargo Bank, National Association has been appointed as Trustee and Wells Fargo Bank, National Association has been appointed as Agent (in each of such capacities as paying agent, registrar and transfer agent) under the Indenture. The Indenture provides that, except during the continuance of an Event of Default, the Trustee will perform only such duties as are set forth specifically in such Indenture. During the existence of an Event of Default, the Trustee will exercise such of the rights and powers vested in it under the Indenture and use the same degree of care that a prudent Person would use in conducting its own affairs. The permissive rights of the Trustee to take or refrain from taking any action enumerated in the Indenture will not be construed as an obligation or duty.

The Indenture imposes certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee is permitted to engage in other transactions with the Company and its Affiliates and Subsidiaries.

The Indenture sets out the terms under which the Trustee may retire or be removed, and replaced. Such terms include, among others, (1) that the Trustee may be removed at any time by the Holders of a majority in principal amount of then outstanding Notes, or may resign at any time by giving written notice to the Issuer and (2) that if the Trustee at any time (a) has or acquires a conflict of interest that is not eliminated, (b) fails to meet certain minimum limits regarding the aggregate of its capital and surplus or (c) becomes incapable of acting as Trustee or becomes insolvent or bankrupt, then the Issuer may remove the Trustee, or any Holder who has been a bona fide Holder for not less than six months may petition any court for removal of the Trustee and appointment of a successor Trustee.

Any removal or resignation of the Trustee shall not become effective until the acceptance of appointment by the successor Trustee.

The Indenture contains provisions for the indemnification of the Trustee for any loss, liability, taxes and expenses incurred without gross negligence or willful misconduct on its part, arising out of or in connection with the acceptance or administration of the Indenture.

Notices

All notices to Holders of Notes will be validly given if electronically delivered or mailed to them at their respective addresses in the register of the Holders of the Notes, if any, maintained by the registrar. For so long as any Notes are represented by global notes, all notices to Holders of the Notes will be delivered to DTC, delivery of which shall be deemed to satisfy the requirements of this paragraph, which will give such notices to the Holders of book-entry interests.

Each such notice shall be deemed to have been given on the date of such publication or, if published more than once on different dates, on the first date on which publication is made; provided that, if notices are mailed, such notice shall be deemed to have been given on the later of such publication and the seventh day after being so mailed. Any notice or communication mailed to a Holder shall be mailed to such Person by first-class mail or other equivalent means and shall be sufficiently given to him if so mailed within the time prescribed. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

Governing Law

The Indenture and the Notes, including any Note Guarantees, and the rights and duties of the parties thereunder shall be governed by and construed in accordance with the laws of the State of New York.

Certain Definitions

“Acquired Indebtedness” means Indebtedness (1) of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary, or (2) assumed in connection with the acquisition of assets from such Person, in each case whether or not Incurred by such Person in connection with such Person becoming a Restricted Subsidiary of the Company or such acquisition or (3) of a Person at the time such Person merges with or into or consolidates or otherwise combines with the Company or any Restricted Subsidiary. Acquired Indebtedness shall be deemed to have been Incurred, with respect to clause (1) of the preceding sentence, on the date such Person becomes a Restricted Subsidiary and, with respect to clause (2) of the preceding sentence, on the date of consummation of such acquisition of assets and, with respect to clause (3) of the preceding sentence, on the date of the relevant merger, consolidation or other combination.

“Additional Assets” means:

(1)	any property or assets (other than Capital Stock) used or to be used by the Company, a Restricted Subsidiary or otherwise useful in a Similar Business (it being understood that capital expenditures on property or assets already used in a Similar Business or to replace any property or assets that are the subject of such Asset Disposition shall be deemed an investment in Additional Assets);

(2)	the Capital Stock of a Person that is engaged in a Similar Business and becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or a Restricted Subsidiary of the Company; or

(3)	Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary of the Company.

“Additional Interest” means all additional interest then owing on the Notes pursuant to the Registration Rights Agreement.

“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Applicable Premium” means the greater of (A) 1.0% of the principal amount of such Note and (B) on any redemption date, the excess (to the extent positive) of:

(a)	the present value at such redemption date of (i) the redemption price of such Note at January 1, 2017 (such redemption price (expressed in percentage of principal amount) being set forth in the table under “—Optional Redemption” (excluding accrued but unpaid interest)), plus (ii) all required interest payments due on such Note to and including such date set forth in clause (i) (excluding accrued but unpaid interest), computed upon the redemption date using a discount rate equal to the Treasury Rate at such redemption date plus 50 basis points; over

(b)	the then outstanding principal amount of such Note;

in each case, as calculated by the Company or on behalf of the Company by such Person as the Company shall designate.

“Asset Disposition” means:

(a)	the sale, conveyance, transfer or other disposition, whether in a single transaction or a series of related transactions, of property or assets (including by way of a Sale and Leaseback Transaction) of the Company (other than Capital Stock of the Company) or any of its Restricted Subsidiaries (each referred to in this definition as a “disposition”); or

(b)	the issuance or sale of Capital Stock of any Restricted Subsidiary (other than Preferred Stock or Disqualified Stock of Restricted Subsidiaries issued in compliance with the covenant described under “—Certain Covenants—Limitation on Indebtedness” or directors’ qualifying shares and shares issued to foreign nationals as required under applicable law), whether in a single transaction or a series of related transactions;

in each case, other than:

(1)	a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Restricted Subsidiary;

(2)	a disposition of cash or Cash Equivalents;

(3)	a disposition of inventory or other assets in the ordinary course of business;

(4)	a disposition of obsolete, surplus or worn out equipment or other assets or equipment or other assets that are no longer useful in the conduct of the business of the Company and its Restricted Subsidiaries;

(5)	transactions permitted under “—Certain Covenants—Merger and Consolidation—The Company” or a transaction that constitutes a Change of Control;

(6)	an issuance of Capital Stock by a Restricted Subsidiary to the Company or to another Restricted Subsidiary or as part of or pursuant to an equity incentive or compensation plan approved by the Board of Directors;

(7)	any dispositions of Capital Stock, properties or assets in a single transaction or series of related transactions with a fair market value (as determined in good faith by the Company) of less than $25.0 million;

(8)	any Restricted Payment that is permitted to be made, and is made, under the covenant described above under “—Certain Covenants—Limitation on Restricted Payments” and the making of any Permitted Payment or Permitted Investment or, solely for purposes of clause (3) of the first paragraph under “—Certain Covenants Limitation on Sales of Assets and Subsidiary Stock,” asset sales, the proceeds of which are used to make such Restricted Payments or Permitted Investments;

(9)	dispositions in connection with Permitted Liens and granting of Permitted Liens;

(10)	dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or consistent with past practices or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements;

(11)	the licensing or sub-licensing of intellectual property or other general intangibles and licenses, sub-licenses, leases or subleases of other property, in each case, in the ordinary course of business or consistent with past practices;

(12)	foreclosure, condemnation or any similar action with respect to any property or other assets;

(13)	the sale or discount (with or without recourse, and on customary or commercially reasonable terms and for credit management purposes) of accounts receivable or notes receivable arising in the ordinary course of business or consistent with past practices, or the conversion or exchange of accounts receivable for notes receivable;

(14)	any disposition of Capital Stock, Indebtedness or other securities of an Unrestricted Subsidiary;

(15)	any disposition of Capital Stock of a Restricted Subsidiary pursuant to an agreement or other obligation with or to a Person (other than the Company or a Restricted Subsidiary) from whom such Restricted Subsidiary was acquired, or from whom such Restricted Subsidiary acquired its business and assets (having been newly formed in connection with such acquisition), made as part of such acquisition and in each case comprising all or a portion of the consideration in respect of such sale or acquisition;

(16)	to the extent allowable under Section 1031 of the Code, any exchange of like property (excluding any boot thereon) for use in a Similar Business;

(17)	any financing transaction with respect to property constructed, acquired, replaced, repaired or improved (including any reconstruction, refurbishment, renovation and/or development of real property) by the Company or any Restricted Subsidiary after the Issue Date, including Sale and Leaseback Transactions and asset securitizations, permitted by the Indenture; and

(18)	any surrender, amendment or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind.

“Associate” means (i) any Person engaged in a Similar Business of which the Company or its Restricted Subsidiaries are the legal and beneficial owners of between 20% and 50% of all outstanding Voting Stock or (ii) any joint venture entered into by the Company or any Restricted Subsidiary of the Company.

“Board of Directors” means (1) with respect to the Company or any corporation, the board of directors or managers, as applicable, of the corporation, or any duly authorized committee thereof; (2) with respect to any partnership, the board of directors or other governing body of the general partner of the partnership or any duly authorized committee thereof; and (3) with respect to any other Person, the board or any duly authorized committee of such Person serving a similar function. Whenever any provision requires any action or determination to be made by, or any approval of, a Board of Directors, unless otherwise stated, such Board of Directors is of the Company and such action, determination or approval shall be deemed to have been taken or made if approved by a majority of the directors on any such Board of Directors (whether or not such action or approval is taken as part of a formal board meeting or as a formal board approval).

“Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York, or the place of payment on the Notes in the United States are authorized or required by law to close.

“Capital Stock” of any Person means any and all shares of, rights to purchase, warrants, options or depositary receipts for, or other equivalents of or partnership or other interests in (however designated), equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

“Capitalized Lease Obligations” means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes on the basis of GAAP. The amount of Indebtedness represented by such obligation will be the capitalized amount of such obligation at the time any determination thereof is to be made as determined on the basis of GAAP, and the Stated Maturity thereof will be the date of the last payment of rent or any other amount due under such lease prior to the first date such lease may be terminated without penalty.

“Cash Equivalents” means:

(1)	(a) United States dollars, Euro, or any national currency of any member state of the European Union; or (b) any other foreign currency held by the Company and the Restricted Subsidiaries in the ordinary course of business or consistent with past practices;

(2)	securities issued or directly and fully Guaranteed or insured by the United States or Canadian governments, a member state of the European Union or, in each case, any agency or instrumentality of thereof (provided that the full faith and credit of such country or such member state is pledged in support thereof), having maturities of not more than two years from the date of acquisition;

(3)

certificates of deposit, time deposits, eurodollar time deposits, overnight bank deposits or bankers’ acceptances having maturities of not more than one year from the date of acquisition thereof issued by (x) any lender affiliate thereof or (y) by any bank or trust company (a) whose commercial paper is rated at least “A-2” or the equivalent thereof by S&P or at least “P-2” or the equivalent thereof by Moody’s (or if at the time neither is issuing comparable ratings, then a comparable rating of another Nationally Recognized Statistical Rating Organization) or (b) (in the event that the bank or trust company does not have commercial paper which is rated) having combined capital and surplus in excess of $100 million;

(4)	repurchase obligations for underlying securities of the types described in clauses (2) and (3) entered into with any Person referenced in clause (3) above;

(5)	securities with maturities of one year or less from the date of acquisition backed by standby letters of credit issued by any Person referenced in clause (3);

(6)	commercial paper rated at the time of acquisition thereof at least “A-2” or the equivalent thereof by S&P or “P-2” or the equivalent thereof by Moody’s or carrying an equivalent rating by a Nationally Recognized Statistical Rating Organization, if both of the two named rating agencies cease publishing ratings of investments or, if no rating is available in respect of the commercial paper, the issuer of which has an equivalent rating in respect of its long-term debt, and in any case maturing within one year after the date of acquisition thereof;

(7)	readily marketable direct obligations issued by any state, commonwealth or territory of the United States of America, any province of Canada, any member of the European Union, any other foreign government, or any political subdivision or taxing authority thereof, in each case, having one of the two highest rating categories obtainable from either Moody’s or S&P (or, if at the time, neither is issuing comparable ratings, then a comparable rating of another Nationally Recognized Statistical Rating Organization) with maturities of not more than two years from the date of acquisition;

(8)	Indebtedness or preferred stock issued by Persons with a one of the three highest ratings from S&P or Moody’s (or, if at the time, neither is issuing comparable ratings, then a comparable rating of another Nationally Recognized Statistical Rating Organization) with maturities of 12 months or less from the date of acquisition;

(9)	bills of exchange issued in the United States, Canada, a member state of the European Union or Japan eligible for rediscount at the relevant central bank and accepted by a bank (or any dematerialized equivalent);

(10)	interests in any investment company, money market or enhanced high yield fund which invests 90% or more of its assets in instruments of the type specified in clauses (1) through (9) above;

(11)	instruments and investments of the type and maturity described in clause (1) through (10) denominated in any foreign currency or of foreign obligors, which investments or obligors are, in the reasonable judgment of the Company, comparable in investment quality to those referred to above; and

(12)	solely with respect to any Restricted Subsidiary that is a Foreign Subsidiary, investments of comparable tenor and credit quality to those described in the foregoing clauses (2) through (11) customarily utilized in countries in which such Foreign Subsidiary operates for short term cash management purposes.

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than set forth in clause (1) above; provided that such amounts are converted into currencies listed in clause (1) within 10 Business Days following receipt of such amounts.

“Cash Management Services” means any of the following to the extent not constituting a line of credit (other than an overnight draft facility that is not in default): ACH transactions, treasury and/or cash management services, including, without limitation, controlled disbursement services, overdraft facilities, foreign exchange facilities, deposit and other accounts and merchant services.

“Change of Control” means:

(1)	the Company becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) any “person” or “group” of related persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act as in effect on the Issue Date), is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the Issue Date), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company; or

(2)	the sale, lease, transfer, conveyance or other disposition (other than by way of merger, consolidation or other business combination transaction), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to a Person, other than a Restricted Subsidiary.

Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control if (1) the Company becomes a direct or indirect wholly-owned subsidiary of a holding company and (2)(A) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of our Voting Stock immediately prior to that transaction or (B) immediately following that transaction no person (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of such holding company.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Consolidated Depreciation and Amortization Expense” means, with respect to any Person for any period, the total amount of depreciation and amortization expense, including amortization of deferred financing fees of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

“Consolidated EBITDA” for any period means the Consolidated Net Income for such period:

(1)	increased (without duplication) by:

(a)	provision for taxes based on income or profits or capital, including, without limitation, federal, state, provincial, local, foreign, unitary, excise, property, franchise and similar taxes and foreign withholding and similar taxes (including penalties and interest) of such Person paid or accrued during such period deducted (and not added back) in computing Consolidated Net Income; plus

(b)	Fixed Charges of such Person for such period (including (x) net losses on Hedging Obligations or other derivative instruments entered into for the purpose of hedging interest rate risk and (y) costs of surety bonds in connection with financing activities), plus amounts excluded from the definition of “Consolidated Interest Expense” pursuant to clauses (w), (x) and (y) in clause (1) thereof, to the extent the same were deducted (and not added back) in calculating such Consolidated Net Income; plus

(c)	Consolidated Depreciation and Amortization Expense of such Person for such period to the extent the same were deducted (and not added back) in computing Consolidated Net Income; plus

(d)	any fees, costs, expenses or charges (other than depreciation or amortization expense) related to any actual, proposed or contemplated issuance or registration (actual or proposed) of an Equity Offering, any Investment, acquisition, disposition, recapitalization, Restricted Payment or the incurrence or registration (actual or proposed) of Indebtedness (including a refinancing thereof) (in each case, whether or not successful or consummated), including (i) such fees, expenses or charges related to the offering of the Notes and the New Credit Agreement, and (ii) any amendment or other modification of the Notes or the New Credit Agreement, in each case, whether or not consummated, deducted (and not added back) in computing Consolidated Net Income; plus

(e)	the amount of any restructuring charge, reserve, integration cost, or other business optimization expense or cost (including charges directly related to implementation of cost-savings initiatives), that is deducted (and not added back) in such period in computing Consolidated Net Income including, without limitation, those related to severance, retention, signing bonuses, relocation; plus

(f)	recruiting and other employee related costs, future lease commitments and costs related to the opening and closure and/or consolidation of facilities; plus

(g)	any other non-cash charges, write-downs, expenses, losses or items reducing Consolidated Net Income for such period including any impairment charges or the impact of purchase accounting (excluding any such non-cash charge, write-down or item to the extent it represents an accrual or reserve for a cash expenditure for a future period) or other items classified by the Company as special items less other non-cash items of income increasing Consolidated Net Income (excluding any such non-cash item of income to the extent it represents a receipt of cash in any future period); plus

(h)	the amount of cost savings, operating expense reductions, other operating improvements and initiatives and synergies projected by the Company in good faith to be reasonably anticipated to be realizable in connection with any Investment, acquisition, disposition, merger, consolidation, reorganization or restructuring (each, a “Specified Transaction”), taken or initiated prior to or during such period (calculated on a pro forma basis as though such cost savings had been realized on the first day of such period), net of the amount of actual benefits realized or expected to be realized prior to or during such period from such actions; provided that (x) such cost savings are reasonably identifiable and factually supportable and (y) such actions have been taken or are to be taken within 18 months of such Specified Transaction and (z) the aggregate amount of such cost savings, operating expense reductions, other operating improvements or synergies do not exceed 20% of Consolidated EBITDA in any four quarter period; plus

(i)	any costs or expense incurred by the Company or a Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of the Company or Net Cash Proceeds of an issuance of equity interest of the Company (other than Disqualified Stock) solely to the extent that such Net Cash Proceeds are excluded from the calculation set forth in clause (3) of the first paragraph under “Certain Covenants—Limitation on Restricted Payments”; plus

(j)	cash receipts (or any netting arrangements resulting in reduced cash expenditures) not representing Consolidated EBITDA or Consolidated Net Income in any period to the extent non-cash gains relating to such income were deducted in the calculation of Consolidated EBITDA pursuant to clause (2) below for any previous period and not added back; plus

(k)	the amount of any minority interest expense consisting of Subsidiary income attributable to minority equity interests of third parties in any non-wholly owned Subsidiary deducted in calculating Consolidated Net Income (and not added back in such period to Consolidated Net Income);

(2)

decreased (without duplication) by (a) non-cash gains increasing Consolidated Net Income of such Person for such period, excluding any non-cash gains to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced Consolidated EBITDA in any prior period and any non-cash gains with respect to cash actually received in a prior period so long as such cash did not increase Consolidated EBITDA in such prior period; plus (b) all cash payments made during such period to the extent made on account of non-cash reserves and other non-cash charges added back to Consolidated Net Income pursuant to clause (g) above in a previous period (it being understood that this clause (2)(b) shall not be utilized in reversing any non-cash reserve or charge added to Consolidated Net Income), plus (c) the amount of any minority interest income consisting of

Subsidiary loss attributable to minority equity interests of third parties in any non- wholly owned Subsidiary added to Consolidated Net Income (and not deducted in such period from Consolidated Net Income); and

(3)	increased or decreased (without duplication) by, as applicable, any adjustments resulting from the application of Accounting Standards Codification Topic 460 or any comparable regulation.

“Consolidated Interest Expense” means, with respect to any Person for any period, without duplication, the sum of:

(1)	consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including (a) amortization of original issue discount or premium resulting from the issuance of Indebtedness at less than par, (b) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers acceptances or any similar facilities or financing and hedging expense attributable to the movement in the mark to market valuation of any Hedging Obligations or other derivative instruments pursuant to GAAP), (d) the interest component of Capitalized Lease Obligations, and (e) net payments, if any, pursuant to interest rate Hedging Obligations with respect to Indebtedness, and excluding (t) penalties and interest relating to taxes, (u) accretion or accrual of discounted liabilities other than Indebtedness, (v) any expense resulting from the discounting of any Indebtedness in connection with the application of purchase accounting in connection with any acquisition, (w) amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses, (x) any expensing of bridge, commitment and other financing fees and (y) interest with respect to Indebtedness of any parent of such Person appearing upon the balance sheet of such Person solely by reason of push-down accounting under GAAP; plus

(2)	consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued; less

(3)	interest income for such period.

For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

“Consolidated Net Income” means, with respect to any Person, for any period, the net income (loss) of such Person and its Restricted Subsidiaries for such period determined on a consolidated basis on the basis of GAAP; provided, however, that there will not be included in such Consolidated Net Income:

(1)	subject to the limitations contained in clause (3) below, any net income (loss) of any Person if such Person is not a Restricted Subsidiary, except that any equity in the net income of any such Person for such period will be included in such Consolidated Net Income up to the aggregate amount of cash or Cash Equivalents actually distributed during such period to the Company or a Restricted Subsidiary as a dividend or other distribution or return on investment (subject, in the case of a dividend or other distribution or return on investment to a Restricted Subsidiary, to the limitations contained in clause (2) below);

(2)

solely for the purpose of determining the amount available for Restricted Payments under clause (c)(i) of the first paragraph of the covenant described under “—Certain Covenants—Limitation on Restricted Payments,” any net income (loss) of any Restricted Subsidiary (other than the Guarantors) if such Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company or a Guarantor by operation of the terms of such Restricted Subsidiary’s charter or any agreement, instrument, judgment, decree, order, statute or governmental rule or regulation applicable to such Restricted Subsidiary or its shareholders (other than (a) restrictions that have been waived or otherwise released, and (b) restrictions pursuant to the New Credit Agreement, the Notes or the Indenture, except that the Company’s equity in the net income of any such Restricted Subsidiary for such period will be included in such Consolidated Net Income up to the aggregate amount of cash or Cash Equivalents actually distributed or that could have been distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend to another Restricted Subsidiary, to the limitation contained in this clause);

(3)	any net gain (or loss) realized upon the sale or other disposition of any asset or disposed operations of the Company or any Restricted Subsidiaries (including pursuant to any Sale and Leaseback Transaction) which is not sold or otherwise disposed of in the ordinary course of business or consistent with past practices (as determined in good faith by an Officer or the Board of Directors of the Company);

(4)	any extraordinary, exceptional, unusual or nonrecurring gain, loss, charge or expense or any charges, expenses or reserves in respect of any restructuring, redundancy or severance expense;

(5)	the cumulative effect of a change in accounting principles;

(6)	any (i) non-cash compensation charge or expense arising from any grant of stock, stock options or other equity based awards and any non-cash deemed finance charges in respect of any pension liabilities or other provisions and (ii) income (loss) attributable to deferred compensation plans or trusts;

(7)	all deferred financing costs written off and premiums paid or other expenses incurred directly in connection with any early extinguishment of Indebtedness and any net gain (loss) from any write-off or forgiveness of Indebtedness;

(8)	any unrealized gains or losses in respect of Hedging Obligations or any ineffectiveness recognized in earnings related to qualifying hedge transactions or the fair value of changes therein recognized in earnings for derivatives that do not qualify as hedge transactions, in each case, in respect of Hedging Obligations;

(9)	any unrealized foreign currency transaction gains or losses in respect of Indebtedness of any Person denominated in a currency other than the functional currency of such Person and any unrealized foreign exchange gains or losses relating to translation of assets and liabilities denominated in foreign currencies;

(10)	any unrealized foreign currency translation or transaction gains or losses in respect of Indebtedness or other obligations of the Company or any Restricted Subsidiary owing to the Company or any Restricted Subsidiary;

(11)	any purchase accounting effects including, but not limited to, adjustments to inventory, property and equipment, software and other intangible assets and deferred revenue in component amounts required or permitted by GAAP and related authoritative pronouncements (including the effects of such adjustments pushed down to the Company and the Restricted Subsidiaries), as a result of any consummated acquisition, or the amortization or write-off of any amounts thereof (including any write-off of in process research and development);

(12)	any goodwill or other intangible asset impairment charge or write-off;

(13)	any after-tax effect of income (loss) from the early extinguishment or cancellation of Indebtedness or Hedging Obligations or other derivative instruments;

(14)	accruals and reserves that are established within twelve months after the Issue Date that are so required to be established as a result of the transactions in connection with the Offering in accordance with GAAP;

(15)	[reserved];

(16)	cash and non-cash charges, paid or accrued, and gains resulting from the application of Financial Accounting Standards No. 141R (Accounting Standards Codification Topic 805) (including with respect to earn-outs incurred by the Company or any of its Restricted Subsidiaries);

(17)	proceeds from any business interruption insurance to the extent not already included in Consolidated Net Income;

(18)	the amount of any expense to the extent a corresponding amount is received in cash by the Company and the Restricted Subsidiaries from a Person other than the Company or any Restricted Subsidiaries (with no requirements to repay such amounts and no other encumbrances associated therewith), provided such payment has not been included in determining Consolidated Net Income (it being understood that if the amounts received in cash under any such agreement in any period exceed the amount of expense in respect of such period, such excess amounts received may be carried forward and applied against expense in future periods).

In addition, to the extent not already included in the Consolidated Net Income of such Person and its Restricted Subsidiaries, notwithstanding anything to the contrary in the foregoing, Consolidated Net Income shall exclude (i) any expenses and charges that are reimbursed by indemnification or other reimbursement provisions, or so long as the Company has made a determination that there exists reasonable evidence that such amount will in fact be indemnified or reimbursed (and such amount is in fact reimbursed within 365 days of the date of such charge or payment (with a deduction for any amount so added back to the extent not so reimbursed within such 365 days)), in connection with any investment or any sale, conveyance, transfer or other disposition of assets permitted hereunder, (ii) to the extent covered by insurance and actually reimbursed, or, so long as the Company has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and such amount is (A) not denied by the applicable carrier in writing within 180 days and (B) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within 365 days), expenses with respect to liability or casualty events or business interruption.

“Consolidated Total Indebtedness” means, as of any date of determination, (a) the aggregate principal amount of Indebtedness for borrowed money (other than Indebtedness with respect to Cash Management Services and intercompany Indebtedness) of the Company and its Restricted Subsidiaries, letters of credit (only in respect of any unreimbursed drawings thereunder), debt obligations evidenced by promissory notes and similar instruments and any Guarantees in respect of the foregoing or any Liens on the assets of the Company or any Restricted Subsidiary securing any of the foregoing outstanding on such date plus (b) the aggregate amount of all Disqualified Stock of the Company and all Disqualified Stock and Preferred Stock of any Restricted Subsidiary minus (c) the aggregate amount of cash and Cash Equivalents included in the consolidated balance sheet of the Company and its Restricted Subsidiaries as of the end of the most recent fiscal period for which internal financial statements of the Company are available with such pro forma adjustments as are consistent with the pro forma adjustments set forth in the definition of “Fixed Charge Coverage Ratio” and as determined in good faith determined by the Company.

“Consolidated Total Leverage Ratio” means, as of any date of determination, the ratio of (x) Consolidated Total Indebtedness as of such date to (y) the aggregate amount of Consolidated EBITDA for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which internal consolidated financial statements of the Company are available, in each case with such pro forma adjustments as are consistent with the pro forma adjustments set forth in the definition of “Fixed Charge Coverage Ratio.”

“Consolidated Total Secured Leverage Ratio” means, as of any date of determination, the ratio of (x) Consolidated Total Indebtedness secured by a Lien as of such date to (y) the aggregate amount of Consolidated EBITDA for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which internal consolidated financial statements of the Company are available, in each case with such pro forma adjustments as are consistent with the pro forma adjustments set forth in the definition of “Fixed Charge Coverage Ratio;” provided, however, that solely for purposes of the calculation of the Consolidated Total Secured Leverage Ratio, in connection with the incurrence of any Lien pursuant to clause (31) of the definition of “Permitted Liens,” (i) the Company and its Restricted Subsidiaries must treat the maximum amount of Indebtedness that is permitted to be incurred pursuant to clause (1)(A) of the second paragraph of the covenant described above under the caption “—Certain Covenants—Limitation on Indebtedness” at the time of such calculation as being Incurred and outstanding at such time, and (ii) the calculation shall not give effect to any Indebtedness Incurred on such determination date secured pursuant to clause (29) of the definition of “Permitted Lien.”

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing in any manner, whether directly or indirectly, any operating lease, dividend or other obligation that does not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”), including any obligation of such Person, whether or not contingent:

(1)	to purchase any such primary obligation or any property constituting direct or indirect security therefor;

(2)	to advance or supply funds:

(a)	for the purchase or payment of any such primary obligation; or

(b)	to maintain the working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; or

(3)	to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Credit Facility” means, with respect to the Company or any of its Subsidiaries, one or more debt facilities, indentures or other arrangements (including the New Credit Agreement or commercial paper facilities, receivables financing and overdraft facilities) with banks, other institutions or investors providing for revolving credit loans, term loans, notes, receivables financing (including through the sale of receivables to such institutions or to special purpose entities formed to borrow from such institutions against such receivables), letters of credit or other Indebtedness, in each case, as amended, restated, modified, renewed, refunded, replaced, restructured, refinanced, repaid, increased or extended in whole or in part from time to time (and whether in whole or in part and whether or not with the original administrative agent and lenders or another administrative agent or agents or other banks or institutions and whether provided under the New Credit Agreement or one or more other credit or other agreements, indentures, financing agreements or otherwise) and in each case including all agreements, instruments and documents executed and delivered pursuant to or in connection with the foregoing (including any notes and letters of credit issued pursuant thereto and any guarantee, Guarantee and collateral agreement, patent and trademark security agreement, mortgages or letter of credit applications and other Guarantees, pledges, agreements, security agreements and collateral documents). Without limiting the generality of the foregoing, the term “Credit Facility” shall include any agreement or instrument (1) changing the maturity of any Indebtedness Incurred thereunder or contemplated thereby, (2) adding Subsidiaries of the Company as additional borrowers or guarantors thereunder, (3) increasing the amount of Indebtedness Incurred thereunder or available to be borrowed thereunder, (4) changing the administrative agent or lenders or (5)otherwise altering the terms and conditions thereof.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default; provided that any Default that results solely from the taking of an action that would have been permitted but for the continuation of a previous Default will be deemed to be cured if such previous Default is cured prior to becoming an Event of Default.

“Designated Non-Cash Consideration” means the fair market value (as determined in good faith by the Company) of non-cash consideration received by the Company or one of its Restricted Subsidiaries in connection with an Asset Disposition that is so designated as Designated Non-Cash Consideration pursuant to an Officer’s

Certificate, setting forth the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent payment, redemption, retirement, sale or other disposition of such Designated Non-Cash Consideration. A particular item of Designated Non- Cash Consideration will no longer be considered to be outstanding when and to the extent it has been paid, redeemed or otherwise retired or sold or otherwise disposed of in compliance with the covenant described under “—Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock.”

“Disinterested Director” means, with respect to any Affiliate Transaction, a member of the Board of Directors of the Company having no material direct or indirect financial interest in or with respect to such Affiliate Transaction. A member of the Board of Directors of the Company shall be deemed not to have such a financial interest by reason of such member’s holding Capital Stock of the Company or any options, warrants or other rights in respect of such Capital Stock.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event:

(1)	matures or is mandatorily redeemable for cash or in exchange for Indebtedness pursuant to a sinking fund obligation or otherwise; or

(2)	is or may become (in accordance with its terms) upon the occurrence of certain events or otherwise redeemable or repurchasable for cash or in exchange for Indebtedness at the option of the holder of the Capital Stock in whole or in part, in each case on or prior to the earlier of (a) the Stated Maturity of the Notes or (b) the date on which there are no Notes outstanding; provided, however, that (i) only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date will be deemed to be Disqualified Stock and (ii) any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or asset sale (howsoever defined or referred to) shall not constitute Disqualified Stock if any such redemption or repurchase obligation is subject to compliance by the relevant Person with the covenant described under “—Certain Covenants—Limitation on Restricted Payments;” provided, however, that if such Capital Stock is issued to any plan for the benefit of employees of the Company or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Company or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

“Domestic Subsidiary” means, with respect to any Person, any Restricted Subsidiary of such Person other than a Foreign Subsidiary and not including Cott Investment LLC.

“DTC” means The Depository Trust Company or any successor securities clearing agency.

“Eligible Equipment” means any equipment owned by the Company or any of its Restricted Subsidiaries for which the full purchase price for such equipment has been paid.

“Eligible Inventory” means, with respect to any Person, inventory (net of reserves for slow moving inventory) consisting of finished goods held for sale in the ordinary course of such Person’s business, that are located at such Person’s premises and replacement parts and accessories inventory located at such Person’s premises. Eligible Inventory shall not include obsolete items, work-in-process, spare parts, supplies used or consumed in such Person’s business, bill and hold goods, defective goods, if non-salable, “seconds,” and inventory acquired on consignment.

“Eligible Real Property” means real property in each case that is owned directly, indirectly or beneficially by the Company or any of its Restricted Subsidiaries other than held by an Unrestricted Subsidiary.

“Equity Offering” means a sale of Capital Stock (other than Disqualified Stock) of the Company other than offerings registered on Form S-8 (or any successor form) under the Securities Act or any similar offering in other jurisdictions.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder, as amended.

“Excluded Contribution” means Net Cash Proceeds or property or assets received by the Company as capital contributions to the equity (other than through the issuance of Disqualified Stock) of the Company after the Issue Date or from the issuance or sale (other than to a Restricted Subsidiary or an employee stock ownership plan or trust established by the Company or any Subsidiary of the Company for the benefit of their employees to the extent funded by the Company or any Restricted Subsidiary) of Capital Stock (other than Disqualified Stock) of the Company, in each case, to the extent designated as an Excluded Contribution pursuant to an Officer’s Certificate of the Company.

“fair market value” may be conclusively established by means of an Officer’s Certificate or resolutions of the Board of Directors of the Company setting out such fair market value as determined by such Officer or such Board of Directors in good faith.

“Fitch” means Fitch Ratings or any of its successors or assigns that is a Nationally Recognized Statistical Rating Organization.

“Fixed Charge Coverage Ratio” means, with respect to any Person on any determination date, the ratio of Consolidated EBITDA of such Person for the most recent four consecutive fiscal quarters ending immediately prior to such determination date for which internal consolidated financial statements are available to the Fixed Charges of such Person for four consecutive fiscal quarters. In the event that the Company or any Restricted Subsidiary Incurs, assumes, Guarantees, redeems, defeases, retires or extinguishes any Indebtedness (other than Indebtedness incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) or issues or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to or simultaneously with the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Fixed Charge Coverage Ratio Calculation Date”), then the Fixed Charge Coverage Ratio (solely for purposes of Incurring Indebtedness) shall be calculated giving pro forma effect to such Incurrence, assumption, Guarantee, redemption, defeasance, retirement or extinguishment of Indebtedness, or such issuance or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period; provided, however, that the pro forma calculation shall not give effect to any Indebtedness Incurred on such determination date pursuant to the provisions described in the second paragraph under “—Certain Covenants—Limitation on Indebtedness” excluding Indebtedness Incurred under clauses (4) and (5) thereof.

For purposes of making the computation referred to above, any Investments, acquisitions, dispositions, mergers, consolidations and disposed operations that have been made by the Company or any of its Restricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Fixed Charge Coverage Ratio Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, consolidations and disposed or discontinued operations (and the change in any associated fixed charge obligations and the change in Consolidated EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into the Company or any of its Restricted Subsidiaries since the beginning of such period shall have made any Investment, acquisition, disposition, merger, consolidation or disposed or discontinued operation that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger, consolidation or disposed operation had occurred at the beginning of the applicable four- quarter period.

For purposes of this definition, whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made in good faith by a responsible financial or chief accounting officer of the Company (including cost savings; provided that (x) such cost savings are reasonably identifiable, reasonably attributable to the action specified and reasonably anticipated to result from such actions and (y) such actions have been taken or initiated and the benefits resulting therefrom are anticipated by the Company to be realized within twelve (12) months). If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Fixed Charge Coverage Ratio Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed with a pro forma basis shall be computed based on the Fixed Charge Coverage Ratio Calculation Date except as set forth in the first paragraph of this definition. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be determined to have been based upon the rate actually chosen, or if none, then based upon such optional rate chosen as the Company may designate.

“Fixed Charges” means, with respect to any Person for any period, the sum of:

(1)	Consolidated Interest Expense of such Person for such Period;

(2)	all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Preferred Stock of any Restricted Subsidiary of such Person during such period;

(3)	all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Disqualified Stock during this period; and

(4)	any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon.

“Foreign Subsidiary” means, with respect to any Person, any Subsidiary of such Person that is not organized or existing under the laws of the United States, any state thereof or the District of Columbia, and any Subsidiary of such Subsidiary.

“GAAP” means generally accepted accounting principles in the United States of America as in effect on June 24, 2014. Except as otherwise set forth in the Indenture, all ratios and calculations based on GAAP contained in the Indenture shall be computed in accordance with GAAP. At any time after the Issue Date, the Company may elect to apply IFRS accounting principles in lieu of GAAP and, upon any such election, references herein to GAAP shall thereafter be construed to mean IFRS (except as otherwise provided in the Indenture), including as to the ability of the Company to make an election pursuant to the previous sentence; provided that any such election, once made, shall be irrevocable; provided, further, that any calculation or determination in the Indenture that require the application of GAAP for periods that include fiscal quarters ended prior to the Company’s election to apply IFRS shall remain as previously calculated or determined in accordance with GAAP; provided, further again, that the Company may only make such election if it also elects to report any subsequent financial reports required to be made by the Company, including pursuant to Section 13 or Section 15(d) of the Exchange Act and the covenants set forth under “Reports,” in IFRS. The Company shall give notice of any such election made in accordance with this definition to the Trustee and the Holders.

“Governmental Authority” means any nation, sovereign or government, any state, province, territory or other political subdivision thereof, and any entity or authority exercising executive, legislative, judicial, regulatory, self-regulatory or administrative functions of or pertaining to government, including a central bank or stock exchange.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person, including any such obligation, direct or indirect, contingent or otherwise, of such Person:

(1)	to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise); or

(2)	entered into primarily for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term “Guarantee” will not include (x) endorsements for collection or deposit in the ordinary course of business or consistent with past practice and (y) standard contractual indemnities or product warranties provided in the ordinary course of business, and provided further that the amount of any Guarantee shall be deemed to be the lower of (i) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made and (ii) the maximum amount for which such guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Guarantee or, if such Guarantee is not an unconditional guarantee of the entire amount of the primary obligation and such maximum amount is not stated or determinable, the amount of such guaranteeing Person’s maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith.

“Guarantor” means the Company and any Restricted Subsidiary that Guarantees the Notes, until such Note Guarantee is released pursuant to the Indenture.

“Hedging Obligations” means, with respect to any person, the obligations of such Person under any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, commodity swap agreement, commodity cap agreement, commodity collar agreement, foreign exchange contracts, currency swap agreement or similar agreement providing for the transfer or mitigation of interest rate, commodity price or currency risks either generally or under specific contingencies.

“Holder” means each Person in whose name the Notes are registered on the registrar’s books, which shall initially be the respective nominee of DTC.

“IFRS” means International Financial Reporting Standards as issued by the International Accounting Standards Board.

“Immaterial Subsidiary” means, at any date of determination, each Restricted Subsidiary of the Company that (i) has not guaranteed any other Indebtedness of the Company, the Issuer or another Guarantor, (ii) has Total Assets together with all other Immaterial Subsidiaries as of the last day of the then most recent fiscal year of the Company for which financial statements have been delivered, of less than 5% of the Total Assets of the Company and the Restricted Subsidiaries at such date, determined on a pro forma basis giving effect to any acquisitions or dispositions of companies, divisions or lines of business since the start of such four quarter period and on or prior to the date of determination and (iii) has consolidated revenues (other than revenues generated from the sale or license of property between any of the Issuer and its Restricted Subsidiaries), together with all other Immaterial Subsidiaries for the then most recent fiscal year of the Company for which financial statements have been delivered, of less than 5% of the consolidated revenues (other than revenues generated from the sale or license of property between any of the Company and its Restricted Subsidiaries) of the Company and the Restricted Subsidiaries for such period, determined on a pro forma basis giving effect to any acquisitions or dispositions of companies, divisions or lines of business since the start of such four quarter period and on or prior to the date of determination).

“Incur” means issue, create, assume, enter into any Guarantee of, incur, extend or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) will be deemed to be Incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary and the terms “Incurred” and “Incurrence” have meanings correlative to the foregoing and any Indebtedness pursuant to any revolving credit or similar facility shall only be “Incurred” at the time any funds are borrowed thereunder.

“Indebtedness” means, with respect to any Person on any date of determination (without duplication):

(1)	the principal of indebtedness of such Person for borrowed money;

(2)	the principal of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3)	all reimbursement obligations of such Person in respect of letters of credit, bankers’ acceptances or other similar instruments (the amount of such obligations being equal at any time to the aggregate then undrawn and unexpired amount of such letters of credit or other instruments plus the aggregate amount of drawings thereunder that have been reimbursed) (except to the extent such reimbursement obligations relate to trade payables and such obligations are satisfied within 30 days of Incurrence);

(4)	the principal component of all obligations of such Person to pay the deferred and unpaid purchase price of property (except trade payables), which purchase price is due more than one year after the date of placing such property in service or taking final delivery and title thereto;

(5)	Capitalized Lease Obligations of such Person;

(6)	the principal component of all obligations, or liquidation preference, of such Person with respect to any Disqualified Stock or, with respect to any Restricted Subsidiary, any Preferred Stock (but excluding, in each case, any accrued dividends);

(7)	the principal component of all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of such Indebtedness will be the lesser of (a) the fair market value of such asset at such date of determination (as determined in good faith by the Company) and (b) the amount of such Indebtedness of such other Persons;

(8)	Guarantees by such Person of the principal component of Indebtedness of other Persons to the extent Guaranteed by such Person; and

(9)	to the extent not otherwise included in this definition, net obligations of such Person under Hedging Obligations (the amount of any such obligations to be equal at any time to the net payments under such agreement or arrangement giving rise to such obligation that would be payable by such Person at the termination of such agreement or arrangement), if and to the extent that any of the foregoing Indebtedness (other than clause (3), (7), (8) or (9)) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP.

The term “Indebtedness” shall not include any lease, concession or license of property (or Guarantee thereof) which would be considered an operating lease under GAAP as in effect on the Issue Date, any prepayments of deposits received from clients or customers in the ordinary course of business or consistent with past practices, or obligations under any license, permit or other approval (or Guarantees given in respect of such obligations) Incurred prior to the Issue Date or in the ordinary course of business or consistent with past practices.

The amount of Indebtedness of any Person at any time in the case of a revolving credit or similar facility shall be the total amount of funds borrowed and then outstanding. The amount of any Indebtedness outstanding as of any date shall be (a) the accreted value thereof in the case of any Indebtedness issued with original issue discount and (b) the principal amount of Indebtedness, or liquidation preference thereof, in the case of any other Indebtedness.

Notwithstanding the above provisions, in no event shall the following constitute Indebtedness:

(i)	Contingent Obligations Incurred in the ordinary course of business or consistent with past practices;

(ii)	Cash Management Services;

(iii)	in connection with the purchase by the Company or any Restricted Subsidiary of any business, any post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing; provided, however, that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid in a timely manner;

(iv)	for the avoidance of doubt, any obligations in respect of workers’ compensation claims, early retirement or termination obligations, pension fund obligations or contributions or similar claims, obligations or contributions or social security or wage Taxes; or

(v)	Capital Stock (other than Disqualified Stock and Preferred Stock of Restricted Subsidiaries).

“Independent Financial Advisor” means an investment banking or accounting firm of international standing or any third party appraiser of international standing; provided, however, that such firm or appraiser is not an Affiliate of the Company.

“Initial Purchasers” means Barclays Capital Inc., Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Deutsche Bank Securities, Inc.

“Investment” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of any direct or indirect advance, loan or other extensions of credit (other than advances or extensions of credit to customers, suppliers, directors, officers or employees of any Person in the ordinary course of business or consistent with past practices, and excluding any debt or extension of credit represented by a bank deposit other than a time deposit) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or the Incurrence of a Guarantee of any obligation of, or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by, such other Persons and all other items that are or would be classified as investments on a balance sheet prepared on the basis of GAAP; provided, however, that endorsements of negotiable instruments and documents in the ordinary course of business or consistent with past practices will not be deemed to be an Investment. If the Company or any Restricted Subsidiary issues, sells or otherwise disposes of any Capital Stock of a Person that is a Restricted Subsidiary such that, after giving effect thereto, such Person is no longer a Restricted Subsidiary, any Investment by the Company or any Restricted Subsidiary in such Person remaining after giving effect thereto will be deemed to be a new Investment at such time.

For purposes of “—Certain Covenants—Limitation on Restricted Payments” and “—Designation of Restricted and Unrestricted Subsidiaries”:

(1)

“Investment” will include the portion (proportionate to the Company’s equity interest in a Restricted Subsidiary to be designated as an Unrestricted Subsidiary) of the fair market value of the net assets of such Restricted Subsidiary of the Company at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company will be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to (a) the Company’s “Investment” in such Subsidiary at the time of such redesignation less (b) the portion (proportionate to the Company’s equity interest in such Subsidiary) of the fair market value of the net assets (as conclusively determined by the Board of Directors of the Company in good faith) of such Subsidiary at the time that such Subsidiary is so re-designated a Restricted Subsidiary; and

(2)	any property transferred to or from an Unrestricted Subsidiary will be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors of the Company.

“Investment Grade Status” shall occur when the Notes receive each of the following:

(1)	a rating of “BBB-” or higher from S&P; and

(2)	a rating of “Baa3” or higher from Moody’s;

or the equivalent of such rating by either such rating organization or, if no rating of Moody’s or S&P then exists, the equivalent of such rating by any other Nationally Recognized Statistical Ratings Organization.

“Issue Date” means the date on which Notes are first issued.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

“Management Advances” means loans or advances made in the ordinary course of business or consistent with past practices to, or Guarantees with respect to loans or advances made to, directors, officers, employees or consultants of the Company or any Restricted Subsidiary:

(1)	(a) in respect of travel, entertainment or moving related expenses Incurred in the ordinary course of business or consistent with past practices or (b) for purposes of funding any such person’s purchase of Capital Stock (or similar obligations) of the Company or its Subsidiaries with (in the case of this sub-clause (b)) the approval of the Board of Directors; and

(2)	in respect of moving related expenses Incurred in connection with any closing or consolidation of any facility or office.

“Moody’s” means Moody’s Investors Service, Inc. or any of its successors or assigns that is a Nationally Recognized Statistical Rating Organization.

“Nationally Recognized Statistical Rating Organization” means a nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act.

“Net Available Cash” from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and net proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other non-cash form) therefrom, in each case net of:

(1)	all legal, accounting, investment banking, title and recording tax expenses, commissions and other fees and expenses Incurred, and all Taxes paid or reasonably estimated to be required to be paid or accrued as a liability under GAAP (including, for the avoidance of doubt, any income, withholding and other Taxes payable as a result of the distribution of such proceeds to the Company and after taking into account any otherwise available tax credits or deductions and any tax sharing agreements), as a consequence of such Asset Disposition;

(2)	all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon such assets, or which by applicable law be repaid out of the proceeds from such Asset Disposition;

(3)	all distributions and other payments required to be made to minority interest holders (other than the Company or any of its respective Subsidiaries) in Subsidiaries or joint ventures as a result of such Asset Disposition;

(4)	the deduction of appropriate amounts required to be provided by the seller as a reserve, on the basis of GAAP, against any liabilities associated with the assets disposed of in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition; and

(5)	any funded escrow established pursuant to the documents evidencing such sale or disposition to secure any indemnification obligations or adjustments top the purchase price associated with any such sale or disposition.

“Net Cash Proceeds,” with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, listing fees, discounts or commissions and brokerage, consultant and other fees and charges actually Incurred in connection with such issuance or sale and net of Taxes paid or reasonably estimated to be actually payable as a result of such issuance or sale (including, for the avoidance of doubt, any income, withholding and other Taxes payable as a result of the distribution of such proceeds to the Company and after taking into account any available tax credit or deductions and any tax sharing agreements).

“New Credit Agreement” means the Credit Agreement dated as of August 17, 2010, by and among the Company, the Issuer, Cott Beverages Limited, Cliffstar LLC, and any additional subsidiaries of the Company which may provide credit support party thereto, the Lenders party thereto, JPMorgan Chase Bank, N.A., London Branch, as UK Security Trustee, JPMorgan Chase Bank, N.A., as Administrative Agent and Administrative Collateral Agent, General Electric Capital Corporation, as Co-Collateral Agent, and the other parties party thereto, as the same was amended by that certain Amendment No.1 to Credit Agreement, dated as of April 19, 2012, and further amended by that certain Amendment No.2 to Credit Agreement, dated as of July 19, 2012, and further amended by that certain Amendment No.3 to Credit Agreement, dated as of October 22, 2013, and further amended by that certain Amendment No.4 to Credit Agreement, dated as of May 28, 2014, and further amended by that certain Amendment No.5 to Credit Agreement, dated as of December 12, 2014 together with the related documents thereto (including the revolving loans thereunder, any letters of credit and reimbursement obligations related thereto, any Guarantees, security documents, mortgages, instruments and security agreements), as amended, extended, renewed, restated, refunded, replaced, restructured, refinanced, supplemented, modified or otherwise changed (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, and any one or more agreements (and related documents) governing Indebtedness, including indentures, incurred to refinance, amend, extend, renew, restate, refund, replace, restructure, supplement or modify, substitute, supplement, replace or add to (including increasing the amount available for borrowing or adding or removing any Person as a borrower, issuer or guarantor thereunder), in whole or in part, the borrowings and commitments then outstanding or permitted to be outstanding under such Credit Agreement, or to refinance different lenders or one or more successors to the Credit Agreement or one or more new credit agreements.

“Non-Guarantor” means any Restricted Subsidiary that is not the Issuer or a Guarantor.

“Note Documents” means the Notes (including Additional Notes), the Guarantees and the Indenture.

“Obligations” means any principal, interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Issuer or any Guarantor whether or not a claim for Post- Petition Interest is allowed in such proceedings), penalties, fees, indemnifications, reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities payable under the documentation governing any Indebtedness.

“Offering” means the offering of the Notes and the application of the proceeds thereof.

“Officer” means, with respect to any Person, (1) the Chairman of the Board of Directors, the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer, any Managing Director, or the Secretary (a) of such Person or (b) if such Person is owned or managed by a single entity, of such entity, or (2) any other individual designated as an “Officer” for the purposes of the Indenture by the Board of Directors of such Person.

“Officer’s Certificate” means, with respect to any Person, a certificate signed by one Officer of such Person.

“Opinion of Counsel” means a written opinion from legal counsel reasonably satisfactory to the Trustee. The counsel may be an employee of or counsel to the Company or its Subsidiaries.

“Pari Passu Indebtedness” means Indebtedness of the Issuer which ranks equally in right of payment to the Notes or any Guarantor if such Guarantee ranks equally in right of payment to the Guarantees of the Notes.

“Permitted Asset Swap” means the concurrent purchase and sale or exchange of assets used or useful in a Similar Business or a combination of such assets and cash, Cash Equivalents between the Company or any of its Restricted Subsidiaries and another Person; provided that any cash or Cash Equivalents received in excess of the value of any cash or Cash Equivalents sold or exchanged must be applied in accordance with the covenant described under “—Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock.”

“Permitted Investment” means (in each case, by the Company or any of its Restricted Subsidiaries):

(1)	Investments in (a) a Restricted Subsidiary (including the Capital Stock of a Restricted Subsidiary) or the Company or (b) a Person (including the Capital Stock of any such Person) that will, upon the making of such Investment, become a Restricted Subsidiary;

(2)	Investments in another Person if such Person is engaged in any Similar Business and as a result of such Investment such other Person is merged, consolidated or otherwise combined with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary;

(3)	Investments in cash or Cash Equivalents;

(4)	Investments in receivables owing to the Company or any Restricted Subsidiary created or acquired in the ordinary course of business or consistent with past practices;

(5)	Investments in payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business or consistent with past practices;

(6)	Management Advances not to exceed $5 million in amount outstanding at any time;

(7)	Investments received in settlement of debts created in the ordinary course of business or consistent with past practices and owing to the Company or any Restricted Subsidiary or in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary, or as a result of foreclosure, perfection or enforcement of any Lien, or in satisfaction of judgments or pursuant to any plan of reorganization or similar arrangement including upon the bankruptcy or insolvency of a debtor or otherwise with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(8)	Investments made as a result of the receipt of non-cash consideration from a sale or other disposition of property or assets, including an Asset Disposition;

(9)	Investments existing or pursuant to agreements or arrangements in effect on the Issue Date and any modification, replacement, renewal or extension thereof; provided that the amount of any such Investment may not be increased except (a) as required by the terms of such Investment as in existence on the Issue Date or (b) as otherwise permitted under the Indenture;

(10)	Hedging Obligations, which transactions or obligations are Incurred in compliance with “—Certain Covenants—Limitation on Indebtedness”;

(11)	pledges or deposits with respect to leases or utilities provided to third parties in the ordinary course of business or consistent with past practices or Liens otherwise described in the definition of “Permitted Liens” or made in connection with Liens permitted under the covenant described under “—Certain Covenants—Limitation on Liens”;

(12)	any Investment to the extent made using Capital Stock of the Company (other than Disqualified Stock) as consideration;

(13)	any transaction to the extent constituting an Investment that is permitted and made in accordance with the provisions of the second paragraph of the covenant described under “—Certain Covenants—Limitation on Affiliate Transactions” (except those described in clauses (1), (3), (6), (7), (8) and (10) of that paragraph);

(14)	Investments consisting of purchases and acquisitions of inventory, supplies, materials and equipment or licenses or leases of intellectual property, in any case, in the ordinary course of business or consistent with past practices and in accordance with the Indenture;

(15)	(i) Guarantees not prohibited by the covenant described under “—Certain Covenants—Limitation on Indebtedness” and (other than with respect to Indebtedness) guarantees, keepwells and similar arrangements in the ordinary course of business or consistent with past practices, and (ii) performance guarantees with respect to obligations incurred by the Company or any of its Restricted Subsidiaries that are permitted by the Indenture;

(16)	Investments consisting of earnest money deposits required in connection with a purchase agreement, or letter of intent, or other acquisitions to the extent not otherwise prohibited by the Indenture;

(17)	Investments of a Restricted Subsidiary acquired after the Issue Date or of an entity merged into the Company or merged into or consolidated with a Restricted Subsidiary after the Issue Date to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;

(18)	Investments consisting of licensing of intellectual property pursuant to joint marketing arrangements with other Persons;

(19)	contributions to a “rabbi” trust for the benefit of employees or other grantor trust subject to claims of creditors in the case of a bankruptcy of the Company;

(20)	Investments in joint ventures and Unrestricted Subsidiaries having an aggregate fair market value, when taken together with all other Investments made pursuant to this clause that are at the time outstanding, not to exceed $50.0 million (in each case, with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(21)	additional Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (21) that are at that time outstanding, not to exceed the greater of (a) $100.0 million and (b) 6.75% of the Total Assets of the Company (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value) plus the amount of any distributions, dividends, payments or other returns in respect of such Investments (without duplication for purposes of the covenant described in the section entitled “—Certain Covenants—Limitation on Restricted Payments” of any amounts applied pursuant to clause (c) of the first paragraph of such covenant); provided that if such Investment is in Capital Stock of a Person that subsequently becomes a Restricted Subsidiary, such Investment shall thereafter be deemed permitted under clause (1) or (2) above and shall not be included as having been made pursuant to this clause (21);

(22)	loans, advances and guarantees to or in favor of co-packers and other suppliers to assist them, by making plant improvements or purchasing materials or equipment or otherwise, in meeting production requirements of the Company or any of its Subsidiaries in an amount not to exceed $25.0 million outstanding at any one time; and

(23)	Investments made pursuant to obligations entered into when the investment would have been permitted hereunder so long as such Investment when made reduces the amount available under the clause under which the Investment would have been permitted.

“Permitted Liens” means, with respect to any Person:

(1)	Liens on assets of the Company or any of its Restricted Subsidiaries securing Indebtedness and other obligations under the Credit Facilities that were permitted by the terms of the Indenture to be incurred pursuant to clause (1) of the second paragraph of the covenant described above under the caption “—Certain Covenants Limitation on Indebtedness” and/or securing Hedging Obligations related thereto;

(2)	pledges, deposits or Liens under workmen’s compensation laws, unemployment insurance laws, social security laws or similar legislation, or insurance related obligations (including pledges or deposits securing liability to insurance carriers under insurance or self-insurance arrangements), or in connection with bids, tenders, completion guarantees, contracts (other than for borrowed money) or leases, or to secure utilities, licenses, public or statutory obligations, or to secure surety, indemnity, judgment, appeal or performance bonds, guarantees of government contracts (or other similar bonds, instruments or obligations), or as security for the payment of rent, or other obligations of like nature, in each case Incurred in the ordinary course of business or consistent with past practices;

(3)	Liens imposed by law, including carriers’, warehousemen’s, mechanics’, landlords’, materialmen’s and repairmen’s or other like Liens;

(4)	Liens for taxes, assessments or other governmental charges not yet delinquent or which are being contested in good faith by appropriate proceedings; provided that appropriate reserves required pursuant to GAAP have been made in respect thereof;

(5)	encumbrances, ground leases, easements (including reciprocal easement agreements), survey exceptions, or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning, building codes or other restrictions (including minor defects or irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental to the conduct of the business of the Company and its Restricted Subsidiaries or to the ownership of their properties which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of the Company and its Restricted Subsidiaries;

(6)

Liens (a) on assets or property of the Company or any Restricted Subsidiary securing Hedging Obligations or Cash Management Services permitted under the Indenture; (b) that are contractual rights of set-off or, in the case of clause (i) or (ii) below, other bankers’ Liens (i) relating to treasury, depository and Cash Management Services or any automated clearing house transfers of funds in the ordinary course of business or consistent with past practices and not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business or consistent with past practices of the Company or any Subsidiary or (iii) relating to purchase orders and other agreements entered into with customers of the Company or any Restricted Subsidiary in the ordinary course of business or consistent with past practices; (c) on cash accounts securing Indebtedness incurred under clause (8)(c) of the second paragraph of the covenant described under “—Certain Covenants—Limitation on Indebtedness” with financial institutions; (d) encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business or consistent with past practices and not for speculative purposes; and/or (e) (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection and (ii) in favor of a banking institution arising as a matter of law encumbering deposits (including the right of set-off) arising in the ordinary course of business or consistent with past practices in connection with the maintenance of such accounts and

(iii) arising under customary general terms of the account bank in relation to any bank account maintained with such bank and attaching only to such account and the products and proceeds thereof, which Liens, in any event, do not to secure any Indebtedness;

(7)	leases, licenses, subleases and sublicenses of assets (including real property and intellectual property rights), in each case entered into in the ordinary course of business or consistent with past practices;

(8)	Liens arising out of judgments, decrees, orders or awards not giving rise to an Event of Default so long as any appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree, order or award have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(9)	Liens arising from Uniform Commercial Code financing statement filings (or similar filings in other applicable jurisdictions) regarding operating leases entered into by the Company and its Restricted Subsidiaries in the ordinary course of business or consistent with past practices;

(10)	Liens existing on the Issue Date, excluding Liens securing the New Credit Agreement;

(11)	Liens on property, other assets or shares of stock of a Person at the time such Person becomes a Restricted Subsidiary (or at the time the Company or a Restricted Subsidiary acquires such property, other assets or shares of stock, including any acquisition by means of a merger, consolidation or other business combination transaction with or into the Company or any Restricted Subsidiary); provided, however, that such Liens are not created, Incurred or assumed in anticipation of or in connection with such other Person becoming a Restricted Subsidiary (or such acquisition of such property, other assets or stock); provided, further, that such Liens are limited to all or part of the same property, other assets or stock (plus improvements, accession, proceeds or dividends or distributions in connection with the original property, other assets or stock) that secured (or, under the written arrangements under which such Liens arose, could secure) the obligations to which such Liens relate;

(12)	Liens on assets or property of the Company or any Restricted Subsidiary securing Indebtedness or other obligations of the Company or such Restricted Subsidiary owing to the Company or another Restricted Subsidiary, or Liens in favor of the Company or any Restricted Subsidiary;

(13)	Liens securing Refinancing Indebtedness Incurred to refinance Indebtedness that was previously so secured, and permitted to be secured under the Indenture (other than any Liens securing the Credit Facility Incurred pursuant to clause (1) of the second paragraph under “—Certain Covenants Limitation on Indebtedness”); provided that any such Lien is limited to all or part of the same property or assets (any improvements, replacements of such property or assets and additions and accessions thereto, after-acquired property subjected to a Lien securing Indebtedness and other obligations Incurred prior to such time and which Indebtedness and other obligations are permitted hereunder that require, pursuant to their terms at such time, a pledge of after-acquired property, and the proceeds and the products thereof and customary security deposits in respect thereof and in the case of multiple financings of equipment provided by any lender, other equipment financed by such lender) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Indebtedness being refinanced;

(14)	(a) mortgages, liens, security interests, restrictions, encumbrances or any other matters of record that have been placed by any government, statutory or regulatory authority, developer, landlord or other third party on property over which the Company or any Restricted Subsidiary of the Company has easement rights or on any leased property and subordination or similar arrangements relating thereto and (b) any condemnation or eminent domain proceedings affecting any real property;

(15)	any encumbrance or restriction (including put and call arrangements) with respect to Capital Stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;

(16)	Liens on property or assets under construction (and related rights) in favor of a contractor or developer or arising from progress or partial payments by a third party relating to such property or assets;

(17)	Liens arising out of conditional sale, title retention, hire purchase, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business or consistent with past practices;

(18)	[reserved];

(19)	Liens Incurred to secure Obligations in respect of any Indebtedness permitted by clause (7) of the second paragraph of the covenant described under “—Certain Covenants—Limitation on Indebtedness”; provided that such Liens shall in no event extend to or cover any assets other than such assets acquired or constructed with the proceeds of such Capital Lease Obligations or Purchase Money Obligations (plus improvements, accession, proceeds or dividends to or distributions in connection with the original assets);

(20)	Liens on Capital Stock or other securities or assets of any Unrestricted Subsidiary that secure Indebtedness of such Unrestricted Subsidiary;

(21)	any security granted over the marketable securities portfolio described in clause (9) of the definition of “Cash Equivalents” in connection with the disposal thereof to a third party;

(22)	Liens securing Indebtedness of Restricted Subsidiaries that are not Guarantors;

(23)	Liens on specific items of inventory of other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(24)	Liens on equipment of the Company or any Restricted Subsidiary and located on the premises of any client or supplier in the ordinary course of business or consistent with past practices;

(25)	Liens on assets or securities deemed to arise in connection with and solely as a result of the execution, delivery or performance of contracts to sell such assets or securities if such sale is otherwise permitted by the Indenture;

(26)	Liens arising by operation of law or contract on insurance policies and the proceeds thereof to secure premiums thereunder, and Liens, pledges and deposits in the ordinary course of business or consistent with past practices securing liability for premiums or reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefits of) insurance carriers;

(27)	Liens solely on any cash earnest money deposits made in connection with any letter of intent or purchase agreement permitted hereunder;

(28)	Liens (i) on cash advances in favor of the seller of any property to be acquired in an Investment permitted pursuant to Permitted Investments to be applied against the purchase price for such Investment, and (ii) consisting of an agreement to sell any property in an asset sale permitted under the covenant described under “—Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock,” in each case, solely to the extent such Investment or asset sale, as the case may be, would have been permitted on the date of the creation of such Lien;

(29)	Liens securing Indebtedness and other obligations (including Refinancing Indebtedness incurred in respect of Liens Incurred under this clause (29) in an aggregate principal amount not to exceed $100.0 million at any one time outstanding;

(30)	Liens securing industrial revenue bonds, pollution control bonds or similar types of tax-exempt bonds;

(31)	Liens Incurred to secure Obligations in respect of any Indebtedness permitted to be Incurred pursuant to the covenant described under “—Certain Covenants—Limitation on Indebtedness”; provided that, with respect to liens securing Obligations permitted under this clause, at the time of Incurrence and after giving pro forma effect thereto, the Consolidated Total Secured Leverage Ratio would be no greater than 2.25 to 1.00; and

(32)	Liens securing Obligations under the Notes and Guarantees.

For purposes of this definition, the term Indebtedness shall be deemed to include interest on such Indebtedness including interest which increases the principal amount of such Indebtedness.

In the event that a Permitted Lien meets the criteria of more than one of the types of Permitted Liens (at the time of Incurrence or at a later date), the Company in its sole discretion may divide, classify or from time to time reclassify all or any portion of such Permitted Lien in any manner that complies with this covenant and such Permitted Lien shall be treated as having been made pursuant only to the clause or clauses of the definition of Permitted Lien to which such Permitted Lien has been classified or reclassified.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision thereof or any other entity.

“Post-Petition Interest” means any interest or entitlement to fees or expenses or other charges that accrue after the commencement of any bankruptcy or insolvency proceeding, whether or not allowed or allowable as a claim in any such bankruptcy or insolvency proceeding.

“Preferred Stock,” as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

“Purchase Money Obligations” means any Indebtedness Incurred to finance or refinance the acquisition, leasing, construction or improvement of property (real or personal) or assets (including Capital Stock), and whether acquired through the direct acquisition of such property or assets or the acquisition of the Capital Stock of any Person owning such property or assets, or otherwise.

“Rating Agency” means (1) each of Moody’s, Fitch and S&P and (2) if Moody’s, Fitch or S&P ceases to rate the Notes for reasons outside of the Company’s control, a Nationally Recognized Statistical Rating Organization selected by the Company as a replacement agency for Moody’s, Fitch or S&P, as the case may be.

“Refinance” means refinance, refund, replace, renew, repay, modify, restate, defer, substitute, supplement, reissue, resell, extend or increase (including pursuant to any defeasance or discharge mechanism) and the terms “refinances,” “refinanced” and “refinancing” as used for any purpose in the Indenture shall have a correlative meaning.

“Refinancing Indebtedness” means Indebtedness that is Incurred Refinance (including pursuant to any defeasance or discharge mechanism) any Indebtedness existing on the Issue Date or Incurred in compliance with the Indenture (including Indebtedness of the Company that refinances Indebtedness of any Restricted Subsidiary and Indebtedness of any Restricted Subsidiary that refinances Indebtedness of the Company or another Restricted Subsidiary) including Indebtedness that refinances Refinancing Indebtedness; provided, however, that:

(1)	(a) such Refinancing Indebtedness has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is Incurred which is not less than the remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or Preferred Stock being Refinanced; and (b) to the extent such Refinancing Indebtedness refinances Subordinated Indebtedness, such Refinancing Indebtedness is Subordinated Indebtedness;

(2)	Refinancing Indebtedness shall not include:

(i)	Indebtedness, Disqualified Stock or Preferred Stock of a Subsidiary of the Issuer that is not a Guarantor that refinances Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or a Guarantor; or

(ii)	Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or a Restricted Subsidiary that refinances Indebtedness, Disqualified Stock or Preferred Stock of an Unrestricted Subsidiary; and

(3)	such Refinancing Indebtedness has an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding (plus fees and expenses, including any premium and defeasance costs) under the Indebtedness being Refinanced.

Refinancing Indebtedness in respect of any Credit Facility or any other Indebtedness may be Incurred from time to time after the termination, discharge or repayment of all or any part of any such Credit Facility or other Indebtedness.

“Registration Rights Agreement” means the Registration Rights Agreement dated the Issue Date, among the Issuer, the Guarantor and the Initial Purchasers.

“Restricted Investment” means any Investment other than a Permitted Investment.

“Restricted Subsidiary” means any Subsidiary of the Company other than an Unrestricted Subsidiary.

“S&P” means Standard & Poor’s Investors Ratings Services or any of its successors or assigns that is a Nationally Recognized Statistical Rating Organization.

“Sale and Leaseback Transaction” means any arrangement providing for the leasing by the Company or any of its Restricted Subsidiaries of any real or tangible personal property, which property has been or is to be sold or transferred by the Company or such Restricted Subsidiary to a third Person in contemplation of such leasing.

“SEC” means the U.S. Securities and Exchange Commission or any successor thereto.

“Secured Indebtedness” means any Indebtedness secured by a Lien other than Indebtedness with respect to Cash Management Services.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder, as amended.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the Issue Date.

“Similar Business” means (a) any businesses, services or activities engaged in by the Company or any of its Subsidiaries or any Associates on the Issue Date and (b) any businesses, services and activities engaged in by the Company or any of its Subsidiaries or any Associates that are related, complementary, incidental, ancillary or similar to any of the foregoing, which shall include, but not be limited to, businesses, services or activities related to beverages, food, packing, co-packing and shipping thereof or are extensions or developments of any thereof.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision, but shall not include any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.

“Subordinated Indebtedness” means, with respect to any person, any Indebtedness (whether outstanding on the Issue Date or thereafter Incurred) which is expressly subordinated in right of payment to the Notes pursuant to a written agreement.

“Subsidiary” means, with respect to any Person:

(1)	any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof; or

(2)	any partnership, joint venture, limited liability company or similar entity of which:

(a)	more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership interests or otherwise; and

(b)	such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Taxes” means all present and future taxes, levies, imposts, deductions, charges, duties and withholdings and any charges of a similar nature (including interest, penalties and other liabilities with respect thereto) that are imposed by any government or other taxing authority.

“Total Assets” mean, as of any date, the total consolidated assets of the Company and its Restricted Subsidiaries on a consolidated basis, as shown on the most recent consolidated balance sheet of the Company and its Restricted Subsidiaries, determined on a pro forma basis in a manner consistent with the pro forma basis contained in the definition of Fixed Charge Coverage Ratio.

“Treasury Rate” means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two Business Days (but not more than five Business Days) prior to the redemption date (or, if such statistical release is not so published or available, any publicly available source of similar market data selected by the Company in good faith)) most nearly equal to the period from the redemption date to January 1, 2017; provided, however, that if the period from the redemption date to January 1, 2017 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to such applicable date is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.

“Unrestricted Subsidiary” means:

(1)	any Subsidiary of the Company that at the time of determination is an Unrestricted Subsidiary (as designated by the Board of Directors of the Company in the manner provided below);

(2)	Northeast Finco Inc., Northeast Retailer Brands, L.L.C., Cott IP Holdings Corp. and Cott NE Holdings Inc.; and

(2)	any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors of the Company may designate any Subsidiary of the Company, respectively, (including any newly acquired or newly formed Subsidiary or a Person becoming a Subsidiary through merger, consolidation or other business combination transaction, or Investment therein) to be an Unrestricted Subsidiary only if:

(1)	such Subsidiary or any of its Subsidiaries does not own any Capital Stock or Indebtedness of, or own or hold any Lien on any property of, the Company or any other Subsidiary of the Company which is not a Subsidiary of the Subsidiary to be so designated or otherwise an Unrestricted Subsidiary; and

(2)	such designation and the Investment of the Company in such Subsidiary complies with “—Certain Covenants—Limitation on Restricted Payments.”

“U.S. Government Obligations” means securities that are (1) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally Guaranteed as a full faith and credit obligation of the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depositary receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depositary receipt.

“Voting Stock” of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled to vote in the election of directors.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, at any date, the quotient obtained by dividing:

(1)	the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or Preferred Stock multiplied by the amount of such payment, by

(2)	the sum of all such payments.

“Wholly Owned Domestic Subsidiary” means a Domestic Subsidiary of the Company, all of the Capital Stock of which (other than directors’ qualifying shares or shares required by any applicable law or regulation to be held by a Person other than the Company or another Domestic Subsidiary) is owned by the Company or another Domestic Subsidiary.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of the material United States federal income tax consequences relating to the exchange of old notes for exchange notes in the exchange offer. It does not contain a complete analysis of all of the potential tax consequences relating to the exchange. This summary is limited to holders of old notes who hold the old notes as “capital assets” (in general, assets held for investment). Special situations, such as the following, are not addressed:

•	tax consequences to holders who may be subject to special tax treatment, such as tax-exempt entities, dealers in securities or currencies, banks, other financial institutions, insurance companies, regulated investment companies, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings or corporations that accumulate earnings to avoid United States federal income tax;

•	tax consequences to persons holding notes as part of a hedging, integrated, constructive sale or conversion transaction or a straddle or other risk reduction transaction;

•	tax consequences to holders whose “functional currency” is not the United States dollar;

•	tax consequences to persons who hold notes through a partnership or similar pass-through entity;

•	United States federal gift tax, estate tax or alternative minimum tax consequences, if any; or

•	any state, local or non-United States tax consequences.

We recommend that each holder consult its own tax advisor as to the particular tax consequences of exchanging old notes for exchange notes in the exchange offer, including the applicability and effect of any state, local or non-United States tax law.

The discussion below is based upon the provisions of the United States Internal Revenue Code of 1986, as amended, existing and proposed Treasury regulations promulgated thereunder, and rulings, judicial decisions and administrative interpretations thereunder, as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in United States federal income tax consequences different from those discussed below.

Consequences of Tendering Old Notes

The exchange of old notes for exchange notes pursuant to the exchange offer should not constitute a taxable “exchange” for United States federal income tax purposes because the exchange notes should not be considered to differ materially in kind or extent from the old notes. Rather, the exchange notes received by a holder should be treated as a continuation of the old notes in the hands of such holder. Accordingly, there should be no United States federal income tax consequences to tendering holders arising from the exchange of old notes for exchange notes pursuant to the exchange offer.

PLAN OF DISTRIBUTION

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for old notes where such old notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the expiration of the exchange offer, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resales. In addition, until                     , 2015 (90 days after the date of this prospectus), all broker-dealers effecting transactions in the exchange notes may be required to deliver a prospectus.

We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale. These resales may be made at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an “underwriter” within the meaning of the Securities Act, and any profit on any such resale of exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal delivered with this prospectus states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of 180 days after the expiration of the exchange offer, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents. We have agreed to pay all expenses incident to the performance of our obligations in connection with the exchange offer. We will indemnify the holders of the exchange notes (including any broker-dealer) against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

The validity of the exchange notes and the enforceability of obligations under the exchange notes and guarantees will be passed upon for us by Kirkland & Ellis LLP, New York, New York, as U.S. counsel and Goodmans LLP, as Canadian counsel.

EXPERTS

The financial statements and financial statement schedule of Cott Corporation, and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting), which contains an explanatory paragraph on the effectiveness of internal control over financial reporting due to the exclusion of certain elements of the internal control over financial reporting of the Aimia Foods Holdings Limited and DSS Group, Inc. businesses the registrant acquired as of January 3, 2015, incorporated in this prospectus by reference to Cott Corporation’s Current Report on Form 8-K dated May 11, 2015, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered certified public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Aimia Foods Holdings Limited as of and for the year ended June 30, 2013, incorporated by reference in this prospectus and elsewhere in the registration statement, have been so incorporated by reference in reliance upon the report of Grant Thornton UK LLP, independent accountants, upon the authority of said firm as experts in accounting and auditing.

The audited historical financial statements of DSS Group, Inc. included in Cott Corporation’s Current Report on Form 8-K/A dated February 24, 2015 have been incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

$625,000,000

Cott Beverages Inc.

Exchange Offer for 6.75% Senior Notes due 2020

PROSPECTUS

We have not authorized any dealer, salesperson or other person to give any information or represent anything to you other than the information contained or incorporated by reference in this prospectus. You may not rely on unauthorized information or representations.

This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the registered securities to which it relates, nor does this prospectus constitute an offer to sell or a solicitation to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities in any jurisdiction where it is unlawful, where the person making the offer is not qualified to do so, or to any person who cannot legally be offered the securities.

The information in this prospectus is current only as of the date on its cover, and may change after that date. For any time after the cover date of this prospectus, we do not represent that our affairs are the same as described or that the information in this prospectus is correct, nor do we imply those things by delivering this prospectus or selling securities to you.

Until                     , 2015, all dealers that effect transactions in the exchange notes, whether or not participating in this exchange offer, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                    , 2015

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

Corporation laws of the States of Georgia and Delaware, and those of Canada, United Kingdom, Luxembourg and our charter and bylaws, or operating agreement, as the case may be, include provisions designed to limit the liability of our officers and directors against certain liabilities. These provisions are designed to encourage qualified individuals to serve as our officers and directors.

Canada

Under the Canada Business Corporations Act (“CBCA”), a corporation may indemnify certain persons associated with the corporation or, at the request of the corporation, another entity, against all costs, charges, and expenses (including an amount paid to settle an action or satisfy a judgment) reasonably incurred by him or her in respect of any civil, criminal, administrative, investigative, or other proceeding in which he or she is involved because of that association with the corporation or other entity. Indemnifiable persons are current and former directors or officers, other individuals who act or acted at the corporation’s request as a director or officer, or an individual acting in a similar capacity of another entity.

The law permits indemnification only if the indemnifiable person acted honestly and in good faith with a view to the best interests of the corporation or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer in a similar capacity at the corporation’s request and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he or she had reasonable grounds for believing his or her conduct was lawful and he or she was not judged by a court or other competent authority to have committed any fault or omitted to do anything he or she ought to have done. With the approval of the court, a corporation may also indemnify an indemnifiable person in respect of an action by or on behalf of the corporation to which the indemnifiable person is made a party because of his or her association with the corporation.

Sections 7.02 and 7.04 of our by-laws provide that, without in any manner derogating from or limiting the mandatory provisions of the CBCA but subject to the conditions contained in the by-laws, we shall indemnify any of our directors or officers, former directors or officers, and each individual who acts or acted at our request as a director or officer, or each individual acting in a similar capacity at another entity, against all costs, charges, and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative, or other proceeding in which the individual is involved because of that association with us or another entity to the extent that the individual seeking the indemnity:

•	acted honestly and in good faith with a view to our best interests or the best interest of the other entity for which the individual acted as a director or officer or in a similar capacity at our request, as the case may be; and

•	in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that his or her conduct was lawful.

Both the CBCA and our by-laws expressly provide for us to advance moneys to a director, officer, or other individual for the costs, charges, and expenses of a proceeding referenced above. The individual is required to repay the moneys if he or she does not fulfill the aforementioned conditions. Section 7.05 of our by-laws states that, subject to the limitations contained in the CBCA, we may purchase and maintain insurance for the benefit of our directors and officers as such, as the board may from time to time determine.

In addition to the provisions found in our charter and by-laws, we have entered into indemnification agreements with our directors and executive officers. Pursuant to the indemnification agreements, we are required to indemnify and save harmless the indemnitee subject to and to the fullest extent permitted by law from and against any and all liability, damages, costs (including legal fees and disbursements), charges and expenses arising out of or relating to any act or omission by the indemnitee in connection with the execution of his or her duties as a director, officer, employee, trustee, agent and/or fiduciary of the Company or another entity at the request of the Company; provided that the indemnitee acted honestly and in good faith with a view to the best interest of the Company or other entity and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the indemnitee had reasonable grounds for believing that his or her conduct was lawful. Such indemnification shall continue as to such indemnitee even if he or she has ceased to be a director or officer of the Company. We are also required to advance the indemnitee all legal fees and other costs, expenses and obligations paid or incurred by the indemnitee in connection with investigating, defending, being a witness in or participating in, or preparing to be a witness or participate in, any civil, criminal or administrative action, suit, proceeding, claim or demand within 30 days after our receipt of a written request for such advance; provided that such advance must be forthwith repaid to the Company if it shall ultimately be determined that the indemnitee is not entitled to be indemnified against such costs and expenses.

Georgia

Article VIII of the Amended and Restated Bylaws of Cott Beverages Inc. provides that the company will indemnify and otherwise protect its officers, directors, employees and agents if (i) such individual acted in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful or (ii) if such individual acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable for the negligence or misconduct in the performance of his duty to the corporation unless, and only to the extent that, the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Where such an individual is successful on the merits, he or she shall be entitled to indemnification against actual and reasonable expenses (including attorney’s fees) incurred in connection with the claim. Outside of actual and reasonable expenses incurred or expenses ordered by a court, determinations of indemnification must be made (i) by the Board of Directors of the company by a majority vote of a quorum consisting of directors who were not parties to the subject action, or (ii), if such quorum is not obtainable, or even if obtainable, if a quorum of disinterested directors so directs, by the firm of independent legal counsel then employed by the corporation, in a written opinion, or (iii) by the affirmative vote of a majority of the shares entitled to vote thereon.

Sections 14-2-850 to 14-2-859, inclusive, of the Georgia Business Corporation Code (the “GBCC”) govern the indemnification of directors, officers, employees, and agents. Section 14-2-851 of the GBCC permits indemnification of an individual for liability incurred by him or her in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative and whether formal or informal (including, subject to certain limitations, civil actions brought as derivative actions by or in the right of the corporation) in which he or she is made a party by reason of being a director of the corporation and a director who, at the request of the corporation, acts as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other entity. This section permits indemnification if the director acted in good faith and reasonably believed (1) in the case of conduct in his or her official capacity, that such conduct was in the best interests of the corporation, (2) in all other cases other than a criminal proceeding, that such conduct was at least not opposed to the best interests of the corporation and (3) in the case of a criminal proceeding, that he or she had no reasonable cause to believe his or her conduct was unlawful. If the required standard of conduct is met, indemnification may include judgments, settlements, penalties, fines or reasonable expenses (including attorneys’ fees) incurred with respect to a proceeding.

A Georgia corporation may not indemnify a director under Section 14-2-851 in the following instances:

•	in connection with a proceeding by or in the right of the corporation except for reasonable expenses incurred by such director in connection with the proceeding provided it is determined that such director met the relevant standard of conduct set forth above; or

•	in connection with any proceeding with respect to conduct for which such director was adjudged liable on the basis that he or she received an improper personal benefit.

Prior to indemnifying a director under Section 14-2-851 of the GBCC, a determination must be made that the director has met the relevant standard of conduct. Such determination must be made by: (1) a majority vote of a quorum consisting of disinterested directors, (2) a majority vote of a duly designated committee of disinterested directors, (3) duly selected special legal counsel, or (4) a vote of the shareholders, excluding shares owned by or voted under the control of directors who do not qualify as disinterested directors.

Section 14-2-853 of the GBCC provides that a Georgia corporation may, before final disposition of a proceeding, advance funds to pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding because he or she is a director, provided that such director delivers to the corporation a written affirmation of his or her good faith belief that he or she met the relevant standard of conduct described in Section 14-2-851 of the GBCC or that the proceeding involves conduct for which liability has been eliminated under a provision of the articles of incorporation as authorized by Section 14-2-202(b)(4), and a written undertaking by the director to repay any funds advanced if it is ultimately determined that such director was not entitled to such indemnification. Section 14-2-852 of the GBCC provides that directors who are successful with respect to any claim brought against them, which claim is brought because they are or were directors of the corporation, are entitled to mandatory indemnification against reasonable expenses incurred in connection therewith.

The GBCC also allows a Georgia corporation to indemnify directors made a party to a proceeding without regard to the above-referenced limitations, if authorized by the articles of incorporation or a bylaw, contract, or resolution duly adopted by a vote of the shareholders of the corporation by a majority of votes entitled to be cast, excluding shares owned or voted under the control of the director or directors who are not disinterested, and to advance funds to pay for or reimburse reasonable expenses incurred in the defense thereof, subject to restrictions similar to the restrictions described in the preceding paragraph; provided, however, that the corporation may not indemnify a director adjudged liable (1) for any appropriation, in violation of his or her duties, of any business opportunity of the corporation, (2) for acts or omissions which involve intentional misconduct or a knowing violation of law, (3) for unlawful distributions under Section 14-2-832 of the GBCC (discussed above) or (4) for any transaction in which the director obtained an improper personal benefit.

Section 14-2-857 of the GBCC provides that an officer of a corporation (but not an employee or agent generally) who is not a director has the mandatory right of indemnification granted to directors under Section 14-2-852, subject to the same limitations as described above. In addition, a corporation may, as provided by either (1) the articles of incorporation, (2) the bylaws, (3) or by general or specific actions by the board of directors or (4) contract, indemnify and advance expenses to (a) an officer who is not a director (unless such officer who is also a director is made party to a proceeding if the sole basis on which he or she is made a party is an act or omission solely as an officer) for appropriating, in violation of his or her duties, any business opportunity of the corporation, for acts or omissions including intentional misconduct or a knowing violation of law, for voting for or assenting to an unlawful distribution (whether as a dividend, stock repurchase or redemption, or otherwise) as provided in Section 14-2-832 (discussed above) of the GBCC, or for receiving from any transaction an improper personal benefit, and (b) to an employee or agent who is not a director to the extent that such indemnification is consistent with public policy.

Delaware

The Second Amended and Restated Certificate of Incorporation of Cott Holdings Inc., a guarantor incorporated under the laws of the State of Delaware (“Cott Holdings”), provides that, to the extent permitted by the laws of Delaware, no director shall be personally liable for monetary damages for breach of a fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of Delaware (the “GCL”). Furthermore, the Second Amended and Restated Certificate of Incorporation provides that if the GCL is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of Cott Holdings shall be eliminated or limited to the fullest extent authorized by the GCL, as so amended.

The Amended and Restated Bylaws of Cott Holdings provide terms consistent with the Second Amended and Restated Certificate of Incorporation. Under the Amended and Restated Bylaws, Cott Holdings indemnifies and may provide advances to any current or former director and officer of the corporation, or person who is or was serving while a director or officer of the company as a director, officer, employee, agent, fiduciary or other representative of another entity, for expenses and amounts paid in settlement actually and reasonably incurred by such individual in connection with such action to the fullest extent permissible under Delaware law.

Section 145 of the GCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement in connection with specified actions, rules, or proceedings, whether civil, criminal, administrative, or investigative (other than action by or in the right of the corporation (a “derivative action”), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification extends only to expenses (including attorneys’ fees) incurred in connection with the defense or settlement of such action, and the statute requires court approval for any indemnification where the person seeking indemnification has been found liable to the corporation. The statute further provides that it is not exclusive of other rights to indemnification provided in a corporation’s charter or by-laws, or by agreement, disinterested director or stockholder vote, or otherwise.

In addition, under Section 102(b)(7) of the GCL, a corporation may provide in its certificate of incorporation that a director may not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

•	any breach of the director’s duty of loyalty to the corporation or its stockholders;

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	payment of unlawful dividends or unlawful stock purchases or redemptions; or

•	any transaction from which the director derived an improper personal benefit.

The GCL permits the advance payment by the corporation of an indemnified person’s expenses prior to the final disposition of an action. In the case of a current director or officer, the indemnified person must undertake to repay any amount advanced if it is later determined that he or she is not entitled to indemnification.

The charter and bylaws of Cott Vending Inc., a guarantor incorporated under the laws of the State of Delaware (“Cott Vending”), contain provisions with respect to liability and indemnification consistent with the provisions of the GCL discussed above. Under the Seventh Article to Cott Vending’s certificate of incorporation, a director has no personal liability to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except to the extent that Section 102(b)(7) of the GCL expressly provides that such liability may not be eliminated or limited. Under Article Six of the bylaws, any director or officer who is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of Cott Vending or served as a representative of another enterprise at the request of Cott Vending shall be indemnified against all expenses, judgments, fines, excise taxes and amounts paid in settlement actually and reasonable incurred in connection with such action, suit or proceeding to the extent permissible under Delaware law. Officers and directors are entitled to advances for defending such actions from Cott Vending for payment of expenses in defending the action to the extent permissible under Delaware law. Upon the request of a person for indemnification under Article Six of the bylaws, a determination as to whether indemnification is permissible is made by the board of directors or a committee thereof, or by independent legal counsel if the board or committee so directs or is not empowered by statute to make such decision.

The Amended and Restated Certificate of Incorporation of DS Services Holdings, Inc., a guarantor incorporated in the State of Delaware (“DSS Holdings”), the Amended and Restated Certificate of Incorporation of DS Services of America, Inc., a guarantor incorporated under the laws of the State of Delaware (“DS Services”), and the Second Amended and Restated Certificate of Incorporation of DSS Group, Inc., a guarantor incorporated under the laws of the State of Delaware (“DSS Group”), each provide, to the fullest extent permitted by the GCL, for the indemnification of each person who is or was a director of the applicable corporation and the heirs, executors and administrators of such person. The certificates of incorporation of each of DSS Holdings, DS Services and DSS Group also provide that no director shall be personally liable to the applicable corporation or its stockholders for monetary damages for breach of fiduciary duty as a director for any act or omission, except that such director may be liable (i) for any breach of the director’s duty of loyalty to the applicable corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the GCL, which governs the unlawful payment of a dividend and/or an unlawful stock purchase by a director; or (iv) for any transaction from which the director derived an improper personal benefit.

The By-laws of DSS Holdings, DS Services and DSS Group each provide, to the fullest extent permitted by the GCL and any other applicable law, that each corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or an officer of the applicable corporation (or, in the case of DSS Group, such person is or was serving while a director or officer of DSS Group at the request of DSS Group as a director, officer, employee, agent, fiduciary or other representative of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding. The By-laws of each of DSS Holdings and DS Services further provide, to the fullest extent permitted by the GCL and any other applicable law, that the applicable corporation may similarly indemnify a person seeking indemnity who (i) is or was an employee or agent of the applicable corporation or (ii) is or was serving at the request of the applicable corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

Section 18-108 of the Delaware Limited Liability Company Act (“DLLCA”) provides that a limited liability company has the power to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever, subject to the standards and restrictions, if any, as set forth in the limited liability company agreement. The amended and restated operating agreement of Interim BCB, LLC (“Interim BCB”), a guarantor organized under the laws of the State of Delaware, provides for indemnification of its managers and members. Under Article 4.6 of the Amended and Restated Operating Agreement of Interim BCB, Interim BCB must indemnify each of its managers and members and make advances for expenses to each arising from any loss, cost, expense, damage, claim or demand, in connection with Interim BCB, the manager’s or member’s status as a manager or member of Interim BCB, the manager’s or member’s participation in the management, business and affairs of Interim BCB or such manager’s or member’s activities on behalf of Interim BCB to the fullest extent permitted by Section 18-108 of the DLLCA. In addition, no manager is liable to Interim

BCB, any of its members, or other manager for an action taken in the managing of the business or affairs of Interim BCB if he or she performs the duty of his or her office (1) in a manner he or she believes in good faith to be in the best interest of Interim BCB and (2) with such care as an ordinarily prudent person in a like position under similar circumstances. Furthermore, no manager is liable to Interim BCB or any members for any loss or damage except loss or damage resulting from intentional misconduct or knowing violation of law or a transaction for which a manager received a personal benefit in violation or breach of the amended and restated operating agreement.

The limited liability company agreement of Caroline LLC, a guarantor organized under the laws of the State of Delaware, provides for indemnification by Caroline LLC of the member, and such other persons as are identified by the member by written instrument executed by the member as entitled to be indemnified for all costs, losses, liabilities and damages paid or accrued by the member or any such other person in connection with the business of Caroline LLC, to the fullest extent provided or allowed by the laws of the State of Delaware. In addition, Caroline LLC is required to advance costs of defense of any proceeding to the member or any such other person upon receipt by Caroline LLC of an undertaking by or on behalf of the member or such other person to repay such amount if it is ultimately determined that the member or such other person is not entitled to be indemnified by Caroline LLC. The limited liability company agreement of Caroline LLC provides that the member shall not have any liability for any debt, obligation or liability of Caroline LLC or for the acts or omissions of any other member, director, officer, agent or employee of Caroline LLC except to the extent expressly required by the DLLCA.

The Amended and Restated Limited Liability Company Agreement of Cott Investment, L.L.C. a guarantor organized under the laws of the State of Delaware, provides for indemnification by Cott Investment, L.L.C. of its managers and members and make advances for expenses to each manager and member arising from any loss, cost, expense, damage, claim or demand, in connection with Cott Investment, L.L.C., the manager’s or member’s status as a manager or member of Cott Investment, L.L.C., the manager’s or member’s participation in the management, business and affairs of Cott Investment, L.L.C. or such manager’s or member’s activities on behalf of Cott Investment, L.L.C. Managers shall not be liable to Cott Investment, L.L.C. for any loss or damage sustained by Cott Investment, L.L.C. or any member except loss or damage resulting from intentional misconduct or knowing violation of law or a transaction for which such manager received a personal benefit in violation or breach of the provisions of Cott Investment, L.L.C.’s limited liability company agreement.

The limited liability company agreements of each of Cliffstar LLC, Star Real Property LLC, Cott U.S. Acquisition LLC, Cott Acquisition LLC, and Cott USA Finance LLC, each a guarantor organized under the laws of the State of Delaware, provide for indemnification, to the fullest extent permitted by the DLLCA, of each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or claim, whether civil, criminal, administrative or investigative, by reason of the fact that he, she or it is or was, or has agreed to become, a shareholder, director, officer, representative or employee of such company, or is or was serving, or has agreed to serve, at the request of the company, as a director, manager, officer, representative, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) (all such persons being referred to hereafter as an “Indemnitee”), or by reason of any action alleged to have been taken or omitted by an Indemnitee in his, her or its capacity as a shareholder, director, officer, representative or employee of the company, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by or on behalf of an Indemnitee in connection with such action, suit or proceeding and any appeal therefrom. In addition, no shareholder, director, officer, representative, agent or employee of such company shall be liable to the company or any other shareholder, director, officer, representative, agent or employee of the company for any loss, damage or claim incurred by reason of any act or omission of such shareholder, director, officer, representative, agent or employee of the company, except to the extent that such act or omission involved such person’s fraud, gross negligence or willful misconduct. Any person claiming indemnification is entitled to advances for payment of the expenses of defending actions against such person in the manner and to the full extent permissible under Delaware law.

The limited liability company agreement of DS Customer Care, LLC, a guarantor organized under the laws of the State of Delaware (“DS Customer”), provides, to the fullest extent permitted by the DLLCA, for indemnification of (i) its member(s), (ii) any officers, directors, stockholders, partners, employees, affiliates, representatives or agents of its member(s) or (iii) any officer, employee, representative or agent of DS Customer from and against any and all losses, claims, demands, liabilities, expenses, judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, in which such person may be involved, or threatened to be involved, as a party or otherwise, by reason of its management of the affairs of DS Customer or its property, business or affairs. However, such indemnification shall not extend to a person who has engaged in fraud, willful misconduct, bad faith or gross negligence or in the case of a claim initiated by such person to enforce a right to indemnification or was otherwise authorized by the member(s) of DS Customer. Any person claiming indemnification from DS Customer is entitled to advances for payment of the expenses of defending actions against such person in the manner and to the full extent permissible under Delaware law.

United Kingdom

Subject to the provisions of the United Kingdom Companies Act 2006, the laws which govern the organization of Cott Beverages Limited, Cott Retail Brands Limited, Cott Limited, Cott Europe Trading Limited, Cott Private Label Limited, Cott Nelson (Holdings) Limited, Cott (Nelson) Limited, Cott Acquisition Limited, Cott UK Acquisition Limited, Calypso Soft Drinks Limited, Cooke Bros Holdings Limited, Cooke Bros (Tattenhall) Limited, Cott Developments Limited, Cott Ventures Limited, Cott Ventures UK Limited, Mr Freeze (Europe) Limited, TT Calco Limited, Aimia Foods Holdings Limited, Aimia Foods EBT Company Limited, Aimia Foods Group Limited, Aimia Foods Limited and Stockpack Limited (collectively, the “UK Guarantors”), each a guarantor formed under the laws of the United Kingdom, provide for every director or other officer of the UK Guarantors to be indemnified out of the assets of the applicable UK Guarantor against any liability incurred by him or her in defending any proceedings, whether civil or criminal, in which judgment is given in his favor or in which he is acquitted or in connection with any application in which relief is granted to him by the court from liability for negligence, default, breach of duty or breach of trust in relation to the affairs of the applicable UK Guarantor.

Luxembourg

The managers of an S.à.r.l. are liable in accordance with the general provisions on directors’/ managers’ liability. Article 59, first paragraph of the Luxembourg law of 10 August 1915 on commercial companies, as amended (which article also applies to managers of an S.à.r.l.), provides that managers are liable to the company, in accordance with the general provisions of Luxembourg law, for the execution of the mandate for which they have been appointed and for the faults committed during their management. In addition and pursuant to article 59, second paragraph, the managers are jointly and severally liable either to the company or to third parties for all damages resulting from infringements of the law or of the company’s articles of association. Furthermore and under article 495 of the Luxembourg Commercial Code, managers may be declared personally bankrupt if (i) they abusively pursued, for their interest, a non-profitable business which resulted in the company becoming insolvent or (ii) they disposed of corporate assets in the same manner as if those had been their own personal assets or (iii) they carried out business on behalf of the company for their personal interest.

Luxembourg laws and regulations do not explicitly address the issue of indemnity and insurance coverage for S.à.r.l. managers. It is generally considered that the articles of incorporation of the S.à.r.l. may provide for indemnity, however limited to the extent the managers are not acting in gross negligence or fraudulently.

Insurance coverage for directors’ and officers’ liability is also permissible under Luxembourg law and may be considered as usual market practice for certain market segments and/or types of companies. However, again there are no legal provisions specifically dealing with Directors’ and Officers’ insurance.

The articles of association of Cott Luxembourg S.à.r.l. do not contain any indemnification provisions with respect to its managers.

Item 21. Exhibits and Financial Statement Schedules

(a)	Exhibits.

Reference is made to the Index to Exhibits filed as a part of this registration statement.

(b)	Financial Statement Schedules.

All schedules have been omitted because they are not applicable or because the required information is shown in the financial statements or notes thereto.

Item 22. Undertakings

1.	The undersigned registrants hereby undertake:

(a)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(b)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(e)

That, for the purpose of determining liability of the registrants under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, each of the undersigned registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or its securities provided by or on behalf of the undersigned registrants; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

2.	The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrants’ annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of such registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

4.	The undersigned registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first-class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

5.	The undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on this 14th day of July, 2015.

COTT BEVERAGES INC.

By:	/s/ Jerry Fowden
Jerry Fowden
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Jay Wells and Marni Morgan Poe, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute any and all amendments and supplements to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Jerry Fowden		Date: July 14, 2015
Name: Title:	Jerry Fowden President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Jay Wells		Date: July 14, 2015
Name: Title:	Jay Wells Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on this 14th day of July, 2015.

156775 CANADA INC.

By:	/s/ Jerry Fowden
Jerry Fowden
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Jay Wells and Marni Morgan Poe, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute any and all amendments and supplements to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Karen Liebesman		Date: July 14, 2015
Name: Title:	Karen Liebesman Sole Director

/s/ Jerry Fowden		Date: July 14, 2015
Name: Title:	Jerry Fowden President and Chief Executive Officer (Principal Executive Officer)

/s/ Jay Wells		Date: July 14, 2015
Name: Title:	Jay Wells Chief Financial Officer (Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on this 14th day of July, 2015.

2011438 ONTARIO LIMITED

By:	/s/ Jerry Fowden
Jerry Fowden
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Jay Wells and Marni Morgan Poe, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute any and all amendments and supplements to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Karen Liebesman		Date: July 14, 2015
Name:	Karen Liebesman
Title:	Sole Director

/s/ Jerry Fowden		Date: July 14, 2015
Name:	Jerry Fowden
Title:	President and Chief Executive Officer (Principal Executive Officer)

/s/ Jay Wells		Date: July 14, 2015
Name:	Jay Wells
Title:	Chief Financial Officer (Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on this 14th day of July, 2015.

804340 ONTARIO LIMITED

By:	/s/ Jerry Fowden
Jerry Fowden
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Jay Wells and Marni Morgan Poe, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute any and all amendments and supplements to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Karen Liebesman		Date: July 14, 2015
Name:	Karen Liebesman
Title:	Sole Director

/s/ Jerry Fowden		Date: July 14, 2015
Name:	Jerry Fowden
Title:	President and Chief Executive Officer (Principal Executive Officer)

/s/ Jay Wells		Date: July 14, 2015
Name:	Jay Wells
Title:	Chief Financial Officer (Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on this 14th day of July, 2015.

967979 ONTARIO LIMITED

By:	/s/ Jerry Fowden
Jerry Fowden
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Jay Wells and Marni Morgan Poe, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute any and all amendments and supplements to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Karen Liebesman		Date: July 14, 2015
Name: Title:	Karen Liebesman Sole Director

/s/ Jerry Fowden		Date: July 14, 2015
Name: Title:	Jerry Fowden President and Chief Executive Officer (Principal Executive Officer)

/s/ Jay Wells		Date: July 14, 2015
Name: Title:	Jay Wells Chief Financial Officer (Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on this 14th day of July, 2015.

AIMIA FOODS EBT COMPANY LIMITED

By:	/s/ Jason Ausher
Jason Ausher
Director and Authorized Representative in the United States

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Jay Wells and Marni Morgan Poe, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute any and all amendments and supplements to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Jason Ausher		Date: July 14, 2015
Name: Title:	Jason Ausher Director

/s/ Stephen Corby		Date: July 14, 2015
Name: Title:	Stephen Corby Director

/s/ Jeremy Hoyle		Date: July 14, 2015
Name: Title:	Jeremy Hoyle Director (Principal Executive, Financial and Accounting Officer)

/s/ Joanne Lloyd-Davies		Date: July 14, 2015
Name: Title:	Joanne Lloyd-Davies Director

/s/ Trevor Cadden		Date: July 14, 2015
Name: Title:	Trevor Cadden Director

/s/ Mark Grover		Date: July 14, 2015
Name: Title:	Mark Grover Director

/s/ Robert Unsworth		Date: July 14, 2015
Name: Title:	Robert Unsworth Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on this 14th day of July, 2015.

AIMIA FOODS GROUP LIMITED

By:	/s/ Jason Ausher
Jason Ausher
Director and Authorized Representative in the United States

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Jay Wells and Marni Morgan Poe, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute any and all amendments and supplements to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Jason Ausher		Date: July 14, 2015
Name: Title:	Jason Ausher Director

/s/ Stephen Corby		Date: July 14, 2015
Name: Title:	Stephen Corby Director

/s/ Jeremy Hoyle		Date: July 14, 2015
Name: Title:	Jeremy Hoyle Director (Principal Executive, Financial and Accounting Officer)

/s/ Joanne Lloyd-Davies		Date: July 14, 2015
Name: Title:	Joanne Lloyd-Davies Director

/s/ Trevor Cadden		Date: July 14, 2015
Name: Title:	Trevor Cadden Director

/s/ Mark Grover		Date: July 14, 2015
Name: Title:	Mark Grover Director

/s/ Robert Unsworth		Date: July 14, 2015
Name: Title:	Robert Unsworth Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on this 14th day of July, 2015.

AIMIA FOODS HOLDINGS LIMITED

By:	/s/ Jason Ausher
Jason Ausher
Director and Authorized Representative in the United States

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Jay Wells and Marni Morgan Poe, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute any and all amendments and supplements to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Jason Ausher		Date: July 14, 2015
Name: Title:	Jason Ausher Director

/s/ Stephen Corby		Date: July 14, 2015
Name: Title:	Stephen Corby Director

/s/ Jeremy Hoyle		Date: July 14, 2015
Name: Title:	Jeremy Hoyle Director (Principal Executive, Financial and Accounting Officer)

/s/ Joanne Lloyd-Davies		Date: July 14, 2015
Name: Title:	Joanne Lloyd-Davies Director

/s/ Trevor Cadden		Date: July 14, 2015
Name: Title:	Trevor Cadden Director

/s/ Mark Grover		Date: July 14, 2015
Name: Title:	Mark Grover Director

/s/ Robert Unsworth		Date: July 14, 2015
Name: Title:	Robert Unsworth Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on this 14th day of July, 2015.

AIMIA FOODS LIMITED

By:	/s/ Jason Ausher
Jason Ausher
Director and Authorized Representative in the United States

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Jay Wells and Marni Morgan Poe, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute any and all amendments and supplements to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Jason Ausher		Date: July 14, 2015
Name: Title:	Jason Ausher Director

/s/ Stephen Corby		Date: July 14, 2015
Name: Title:	Stephen Corby Director

/s/ Jeremy Hoyle		Date: July 14, 2015
Name: Title:	Jeremy Hoyle Director (Principal Executive, Financial and Accounting Officer)

/s/ Joanne Lloyd-Davies		Date: July 14, 2015
Name: Title:	Joanne Lloyd-Davies Director

/s/ Trevor Cadden		Date: July 14, 2015
Name: Title:	Trevor Cadden Director

/s/ Mark Grover		Date: July 14, 2015
Name: Title:	Mark Grover Director

/s/ Robert Unsworth		Date: July 14, 2015
Name: Title:	Robert Unsworth Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on this 14th day of July, 2015.

CALYPSO SOFT DRINKS LIMITED

By:	/s/ Jason Ausher
Jason Ausher
Director and Authorized Representative in the United States

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Jay Wells and Marni Morgan Poe, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute any and all amendments and supplements to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Jason Ausher		Date: July 14, 2015
Name: Title:	Jason Ausher Director

/s/ Jeremy Hoyle		Date: July 14, 2015
Name: Title:	Jeremy Hoyle Director (Principal Executive, Financial and Accounting Officer)

/s/ Stephen Corby		Date: July 14, 2015
Name: Title:	Stephen Corby Director

/s/ Joanne Lloyd-Davies		Date: July 14, 2015
Name: Title:	Joanne Lloyd-Davies Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on this 14th day of July, 2015.

CAROLINE LLC

By:	/s/ Marni Morgan Poe
Marni Morgan Poe
Vice President, Secretary and General Counsel of Cott Corporation, sole Member of Caroline LLC

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Jay Wells and Marni Morgan Poe, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute any and all amendments and supplements to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Marni Morgan Poe		Date: July 14, 2015
Name:	Marni Morgan Poe
Title:	Vice President, Secretary and General Counsel of Cott
Corporation, sole Member of Caroline LLC

/s/ Jerry Fowden		Date: July 14, 2015
Name:	Jerry Fowden
Title:	Manager
(Principal Executive, Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on this 14th day of July, 2015.

CLIFFSTAR LLC

By:	/s/ Marni Morgan Poe
Marni Morgan Poe
Vice President, General Counsel,
Secretary and Sole Director

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Jay Wells and Marni Morgan Poe, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute any and all amendments and supplements to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Marni Morgan Poe		Date: July 14, 2015
Name:	Marni Morgan Poe
Title:	Vice President, General Counsel, Secretary and Sole Director

/s/ Jerry Fowden		Date: July 14, 2015
Name:	Jerry Fowden
Title:	Chief Executive Officer (Principal Executive Officer)

/s/ Jay Wells		Date: July 14, 2015
Name:	Jay Wells
Title:	Chief Financial Officer (Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on this 14th day of July, 2015.

COOKE BROS. (TATTENHALL). LIMITED

By:	/s/ Jason Ausher
Jason Ausher
Director and Authorized Representative
in the United States

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Jay Wells and Marni Morgan Poe, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute any and all amendments and supplements to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Jason Ausher		Date: July 14, 2015
Name:	Jason Ausher
Title:	Director

/s/ Jeremy Hoyle		Date: July 14, 2015
Name:	Jeremy Hoyle
Title:	Director (Principal Executive, Financial and Accounting Officer)

/s/ Stephen Corby		Date: July 14, 2015
Name:	Stephen Corby
Title:	Director

/s/ Joanne Lloyd-Davies		Date: July 14, 2015
Name:	Joanne Lloyd-Davies
Title:	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on this 14th day of July, 2015.

COOKE BROS HOLDINGS LIMITED

By:	/s/ Jason Ausher
Jason Ausher
Director and Authorized Representative
in the United States

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Jay Wells and Marni Morgan Poe, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute any and all amendments and supplements to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Jason Ausher		Date: July 14, 2015
Name:	Jason Ausher
Title:	Director

/s/ Jeremy Hoyle		Date: July 14, 2015
Name:	Jeremy Hoyle
Title:	Director (Principal Executive, Financial and Accounting Officer)

/s/ Stephen Corby		Date: July 14, 2015
Name:	Stephen Corby
Title:	Director

/s/ Joanne Lloyd-Davies		Date: July 14, 2015
Name:	Joanne Lloyd-Davies
Title:	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on this 14th day of July, 2015.

COTT (NELSON) LIMITED

By:	/s/ Greg Leiter
Gregory N. Leiter
Director and Authorized Representative
in the United States

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Jay Wells and Marni Morgan Poe, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute any and all amendments and supplements to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Greg Leiter		Date: July 14, 2015
Name:	Gregory N. Leiter
Title:	Director

/s/ Stephen Corby		Date: July 14, 2015
Name:	Stephen Corby
Title:	Director

/s/ Jeremy Hoyle		Date: July 14, 2015
Name:	Jeremy Hoyle
Title:	Director (Principal Executive, Financial and Accounting Officer)

/s/ Joanne Lloyd-Davies		Date: July 14, 2015
Name:	Joanne Lloyd-Davies
Title:	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on this 14th day of July, 2015.

COTT ACQUISITION LIMITED

By:	/s/ Jay Wells
Jay Wells
Director and Authorized Representative
in the United States

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Jay Wells and Marni Morgan Poe, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute any and all amendments and supplements to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Joanne Lloyd-Davies		Date: July 14, 2015
Name:	Joanne Lloyd-Davies
Title:	Director

/s/ Jeremy Hoyle		Date: July 14, 2015
Name:	Jeremy Hoyle
Title:	Director (Principal Executive, Financial and Accounting Officer)

/s/ Jay Wells		Date: July 14, 2015
Name:	Jay Wells
Title:	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on this 14th day of July, 2015.

COTT ACQUISITION LLC

By:	/s/ Marni Morgan Poe
Marni Morgan Poe
Vice President, Secretary and Sole Director

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Jay Wells and Marni Morgan Poe, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute any and all amendments and supplements to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Marni Morgan Poe		Date: July 14, 2015
Name:	Marni Morgan Poe
Title:	Vice President, Secretary and Sole Director

/s/ Jerry Fowden		Date: July 14, 2015
Name:	Jerry Fowden
Title:	Chief Executive Officer (Principal Executive Officer)

/s/ Jay Wells		Date: July 14, 2015
Name:	Jay Wells
Title:	Chief Financial Officer (Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on this 14th day of July, 2015.

COTT BEVERAGES LIMITED

By:	/s/ Greg Leiter
Gregory N. Leiter
Director and Authorized Representative
in the United States

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Jay Wells and Marni Morgan Poe, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute any and all amendments and supplements to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Greg Leiter		Date: July 14, 2015
Name:	Gregory N. Leiter
Title:	Director
(Principal Executive, Financial and Accounting Officer)

/s/ Stephen Corby		Date: July 14, 2015
Name:	Stephen Corby
Title:	Director

/s/ Trevor Cadden		Date: July 14, 2015
Name:	Trevor Cadden
Title:	Director

/s/ Jeremy Hoyle		Date: July 14, 2015
Name:	Jeremy Hoyle
Title:	Director

/s/ Joanne Lloyd-Davies		Date: July 14, 2015
Name:	Joanne Lloyd-Davies
Title:	Director

/s/ Matt Vernon		Date: July 14, 2015
Name: Title:	Matt Vernon
Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on this 14th day of July, 2015.

COTT CORPORATION

By:	/s/ Jerry Fowden
Jerry Fowden
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Jay Wells and Marni Morgan Poe, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute any and all amendments and supplements to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Jerry Fowden		Date: July 14, 2015
Name:	Jerry Fowden
Title:	Chief Executive Officer, Director (Principal Executive Officer)

/s/ Jay Wells		Date: July 14, 2015
Name:	Jay Wells
Title:	Chief Financial Officer (Principal Financial Officer)

/s/ Jason Ausher		Date: July 14, 2015
Name:	Jason Ausher
Title:	Chief Accounting Officer (Principal Accounting Officer)

/s/ Mark Benadiba		Date: July 14, 2015
Name:	Mark Benadiba
Title:	Director

/s/ George A. Burnett		Date: July 14, 2015
Name:	George A. Burnett
Title:	Director

/s/ David T. Gibbons		Date: July 14, 2015
Name:	David T. Gibbons
Title:	Director

/s/ Stephen H. Halperin		Date: July 14, 2015
Name:	Stephen H. Halperin
Title:	Director

/s/ Betty Jane Hess		Date: July 14, 2015
Name:	Betty Jane Hess
Title:	Director

/s/ Gregory R. Monahan		Date: July 14, 2015
Name:	Gregory R. Monahan
Title:	Director

/s/ Mario Pilozzi		Date: July 14, 2015
Name:	Mario Pilozzi
Title:	Director

/s/ Andrew Prozes		Date: July 14, 2015
Name:	Andrew Prozes
Title:	Director

/s/ Eric S. Rosenfeld		Date: July 14, 2015
Name:	Eric S. Rosenfeld
Title:	Director

/s/ Graham W. Savage		Date: July 14, 2015
Name:	Graham W. Savage
Title:	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on this 14th day of July, 2015.

COTT DEVELOPMENTS LIMITED

By:	/s/ Jason Ausher
Jason Ausher
Director and Authorized Representative
in the United States

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Jay Wells and Marni Morgan Poe, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute any and all amendments and supplements to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Jason Ausher		Date: July 14, 2015
Name: Title:	Jason Ausher Director

/s/ Jeremy Hoyle		Date: July 14, 2015
Name: Title:	Jeremy Hoyle Director (Principal Executive, Financial and Accounting Officer)

/s/ Stephen Corby		Date: July 14, 2015
Name: Title:	Stephen Corby Director

/s/ Joanne Lloyd-Davies		Date: July 14, 2015
Name: Title:	Joanne Lloyd-Davies Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on this 14th day of July, 2015.

COTT EUROPE TRADING LIMITED

By:	/s/ Greg Leiter
Gregory N. Leiter
Director and Authorized Representative in the United States

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Jay Wells and Marni Morgan Poe, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute any and all amendments and supplements to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Greg Leiter		Date: July 14, 2015
Name: Title:	Gregory N. Leiter Director (Principal Executive, Financial and Accounting Officer)

/s/ Stephen Corby		Date: July 14, 2015
Name: Title:	Stephen Corby Director

/s/ Jeremy Hoyle		Date: July 14, 2015
Name: Title:	Jeremy Hoyle Director

/s/ Joanne Lloyd-Davies		Date: July 14, 2015
Name: Title:	Joanne Lloyd-Davies Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on this 14th day of July, 2015.

COTT HOLDINGS INC.

By:	/s/ Jerry Fowden
Jerry Fowden
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Jay Wells and Marni Morgan Poe, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute any and all amendments and supplements to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Jerry Fowden		Date: July 14, 2015
Name: Title:	Jerry Fowden President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Jay Wells		Date: July 14, 2015
Name: Title:	Jay Wells Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on this 14th day of July, 2015.

COTT INVESTMENT, L.L.C.

By:	/s/ Jay Wells
Jay Wells
President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Jay Wells and Marni Morgan Poe, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute any and all amendments and supplements to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Jay Wells		Date: July 14, 2015
Name: Title:	Jay Wells President and Manager (Principal Executive, Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on this 14th day of July, 2015.

COTT LIMITED

By:	/s/ Greg Leiter
Gregory N. Leiter
Director and Authorized Representative
in the United States

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Jay Wells and Marni Morgan Poe, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute any and all amendments and supplements to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Greg Leiter		Date: July 14, 2015
Name:	Gregory N. Leiter
Title:	Director (Principal Executive, Financial and Accounting Officer)

/s/ Stephen Corby		Date: July 14, 2015
Name:	Stephen Corby
Title:	Director

/s/ Jeremy Hoyle		Date: July 14, 2015
Name:	Jeremy Hoyle
Title:	Director

/s/ Joanne Lloyd-Davies		Date: July 14, 2015
Name:	Joanne Lloyd-Davies
Title:	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on this 14th day of July, 2015.

COTT LUXEMBOURG S.A.R.L.

By:	/s/ Jeremy Hoyle
Jeremy Hoyle
Class A Manager

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Jay Wells and Marni Morgan Poe, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute any and all amendments and supplements to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Jeremy Hoyle		Date: July 14, 2015
Name:	Jeremy Hoyle
Title:	Class A Manager (Principal Executive, Financial and Accounting Officer)

/s/ Joanne Lloyd-Davies		Date: July 14, 2015
Name:	Joanne Lloyd-Davies
Title:	Class A Manager

/s/ Marcel Stephany		Date: July 14, 2015
Name:	Marcel Stephany
Title:	Class B Manager

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on this 14th day of July, 2015.

COTT NELSON (HOLDINGS) LIMITED

By:	/s/ Greg Leiter
Gregory N. Leiter
Director and Authorized Representative
in the United States

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Jay Wells and Marni Morgan Poe, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute any and all amendments and supplements to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Greg Leiter		Date: July 14, 2015
Name:	Gregory N. Leiter
Title:	Director (Principal Executive, Financial and Accounting Officer)

/s/ Stephen Corby		Date: July 14, 2015
Name:	Stephen Corby
Title:	Director

/s/ Jeremy Hoyle		Date: July 14, 2015
Name:	Jeremy Hoyle
Title:	Director

/s/ Joanne Lloyd-Davies		Date: July 14, 2015
Name:	Joanne Lloyd-Davies
Title:	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on this 14th day of July, 2015.

COTT PRIVATE LABEL LIMITED

By:	/s/ Greg Leiter
Gregory N. Leiter
Director and Authorized Representative
in the United States

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Jay Wells and Marni Morgan Poe, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute any and all amendments and supplements to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Greg Leiter		Date: July 14, 2015
Name:	Gregory N. Leiter
Title:	Director
(Principal Executive, Financial and Accounting Officer)

/s/ Stephen Corby		Date: July 14, 2015
Name:	Stephen Corby
Title:	Director

/s/ Jeremy Hoyle		Date: July 14, 2015
Name:	Jeremy Hoyle
Title:	Director

/s/ Joanne Lloyd-Davies		Date: July 14, 2015
Name:	Joanne Lloyd-Davies
Title:	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on this 14th day of July, 2015.

COTT RETAIL BRANDS LIMITED

By:	/s/ Greg Leiter
Gregory N. Leiter
Director and Authorized Representative
in the United States

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Jay Wells and Marni Morgan Poe, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute any and all amendments and supplements to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Greg Leiter		Date: July 14, 2015
Name:	Gregory N. Leiter
Title:	Director
(Principal Executive, Financial and Accounting Officer)

/s/ Stephen Corby		Date: July 14, 2015
Name:	Stephen Corby
Title:	Director

/s/ Jeremy Hoyle		Date: July 14, 2015
Name:	Jeremy Hoyle
Title:	Director

/s/ Joanne Lloyd-Davies		Date: July 14, 2015
Name:	Joanne Lloyd-Davies
Title:	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on this 14th day of July, 2015.

COTT U.S. ACQUISITION LLC

By:	/s/ Marni Morgan Poe
Marni Morgan Poe
Vice President, Secretary and Sole
Director

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Jay Wells and Marni Morgan Poe, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute any and all amendments and supplements to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Marni Morgan Poe		Date: July 14, 2015
Name:	Marni Morgan Poe
Title:	Vice President, Secretary and Sole Director

/s/ Jerry Fowden		Date: July 14, 2015
Name:	Jerry Fowden
Title:	Chief Executive Officer
(Principal Executive Officer)

/s/ Jay Wells		Date: July 14, 2015
Name:	Jay Wells
Title:	Chief Financial Officer
(Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on this 14th day of July, 2015.

COTT UK ACQUISITION LIMITED

By:	/s/ Jay Wells
Jay Wells
Director and Authorized Representative
in the United States

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Jay Wells and Marni Morgan Poe, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute any and all amendments and supplements to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Joanne Lloyd-Davies		Date: July 14, 2015
Name:	Joanne Lloyd-Davies
Title:	Director

/s/ Jeremy Hoyle		Date: July 14, 2015
Name:	Jeremy Hoyle
Title:	Director
(Principal Executive, Financial and Accounting Officer)

/s/ Jay Wells		Date: July 14, 2015
Name:	Jay Wells
Title:	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas on this 14th day of July, 2015.

COTT USA FINANCE LLC

By:	/s/ Ceaser Gonzalez
Ceaser Gonzalez
Director Manager

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Jay Wells and Marni Morgan Poe, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute any and all amendments and supplements to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Wendy Mavrinac		Date: July 14, 2015
Name:	Wendy Mavrinac
Title:	Director

/s/ Ceaser Gonzalez		Date: July 14, 2015
Name:	Ceaser Gonzalez
Title:	Director
(Principal Executive, Financial and Accounting Officer)

/s/ Kristine Eppes		Date: July 14, 2015
Name:	Kristine Eppes
Title:	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on this 14th day of July, 2015.

COTT VENDING INC.

By:	/s/ Jerry Fowden
Jerry Fowden
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Jay Wells and Marni Morgan Poe, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute any and all amendments and supplements to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Jerry Fowden		Date: July 14, 2015
Name:	Jerry Fowden
Title:	President, Chief Executive Officer and Director
(Principal Executive Officer)

/s/ Jay Wells		Date: July 14, 2015
Name:	Jay Wells
Title:	Vice President, Chief Financial Officer and Director
(Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on this 14th day of July, 2015.

COTT VENTURES LIMITED

By:	/s/ Jason Ausher
Jason Ausher
Director and Authorized Representative
in the United States

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Jay Wells and Marni Morgan Poe, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute any and all amendments and supplements to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Jason Ausher		Date: July 14, 2015
Name: Title:	Jason Ausher Director

/s/ Jeremy Hoyle		Date: July 14, 2015
Name: Title:	Jeremy Hoyle Director (Principal Executive, Financial and Accounting Officer)

/s/ Stephen Corby		Date: July 14, 2015
Name: Title:	Stephen Corby Director

/s/ Joanne Lloyd-Davies		Date: July 14, 2015
Name: Title:	Joanne Lloyd-Davies Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on this 14th day of July, 2015.

COTT VENTURES UK LIMITED

By:	/s/ Jason Ausher
Jason Ausher
Director and Authorized Representative
in the United States

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Jay Wells and Marni Morgan Poe, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute any and all amendments and supplements to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Jason Ausher		Date: July 14, 2015
Name: Title:	Jason Ausher Director

/s/ Jeremy Hoyle		Date: July 14, 2015
Name: Title:	Jeremy Hoyle Director (Principal Executive, Financial and Accounting Officer)

/s/ Stephen Corby		Date: July 14, 2015
Name: Title:	Stephen Corby Director

/s/ Joanne Lloyd-Davies		Date: July 14, 2015
Name: Title:	Joanne Lloyd-Davies Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on this 14th day of July, 2015.

INTERIM BCB, LLC

By:	/s/ Jerry Fowden
Jerry Fowden
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Jay Wells and Marni Morgan Poe, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute any and all amendments and supplements to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Jerry Fowden		Date: July 14, 2015
Name: Title:	Jerry Fowden President, Chief Executive Officer and Manager (Principal Executive Officer)

/s/ Jay Wells		Date: July 14, 2015
Name: Title:	Jay Wells Vice President, Chief Financial Officer and Manager (Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on this 14th day of July, 2015.

MR FREEZE (EUROPE) LIMITED

By:	/s/ Jason Ausher
Jason Ausher
Director and Authorized Representative
in the United States

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Jay Wells and Marni Morgan Poe, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute any and all amendments and supplements to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Jason Ausher		Date: July 14, 2015
Name:	Jason Ausher
Title:	Director

/s/ Jeremy Hoyle		Date: July 14, 2015
Name:	Jeremy Hoyle
Title:	Director (Principal Executive, Financial and Accounting Officer)

/s/ Stephen Corby		Date: July 14, 2015
Name:	Stephen Corby
Title:	Director

/s/ Joanne Lloyd-Davies		Date: July 14, 2015
Name:	Joanne Lloyd-Davies
Title:	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on this 14th day of July, 2015.

STAR REAL PROPERTY LLC

By:	/s/ Marni Morgan Poe
Marni Morgan Poe
Vice President, General Counsel, Secretary and Sole Director

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Jay Wells and Marni Morgan Poe, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute any and all amendments and supplements to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Marni Morgan Poe		Date: July 14, 2015
Name:	Marni Morgan Poe
Title:	Vice President, General Counsel, Secretary and Sole Director

/s/ Jerry Fowden		Date: July 14, 2015
Name:	Jerry Fowden
Title:	Chief Executive Officer (Principal Executive Officer)

/s/ Jay Wells		Date: July 14, 2015
Name:	Jay Wells
Title:	Chief Financial Officer (Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on this 14th day of July, 2015.

STOCKPACK LIMITED

By:	/s/ Jason Ausher
Jason Ausher
Director and Authorized Representative
in the United States

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Jay Wells and Marni Morgan Poe, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute any and all amendments and supplements to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Jason Ausher		Date: July 14, 2015
Name: Title:	Jason Ausher Director

/s/ Stephen Corby		Date: July 14, 2015
Name: Title:	Stephen Corby Director

/s/ Jeremy Hoyle		Date: July 14, 2015
Name: Title:	Jeremy Hoyle Director (Principal Executive, Financial and Accounting Officer)

/s/ Joanne Lloyd-Davies		Date: July 14, 2015
Name: Title:	Joanne Lloyd-Davies Director

/s/ Trevor Cadden		Date: July 14, 2015
Name: Title:	Trevor Cadden Director

/s/ Mark Grover		Date: July 14, 2015
Name: Title:	Mark Grover Director

/s/ Robert Unsworth		Date: July 14, 2015
Name: Title:	Robert Unsworth Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on this 14th day of July, 2015.

DS SERVICES HOLDINGS, INC.

By:	/s/ Jerry Fowden
Jerry Fowden
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Jay Wells and Marni Morgan Poe, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute any and all amendments and supplements to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Jerry Fowden		Date: July 14, 2015
Name:	Jerry Fowden
Title:	Chairman, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Jay Wells		Date: July 14, 2015
Name:	Jay Wells
Title:	Chief Financial Officer and Director (Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on this 14th day of July, 2015.

DS SERVICES OF AMERICA, INC.

By:	/s/ Thomas Harrington
Thomas Harrington
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Jay Wells and Marni Morgan Poe, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute any and all amendments and supplements to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Jerry Fowden		Date: July 14, 2015
Name:	Jerry Fowden
Title:	Chairman and Director

/s/ Jay Wells		Date: July 14, 2015
Name:	Jay Wells
Title:	Director

/s/ Thomas Harrington		Date: July 14, 2015
Name:	Thomas Harrington
Title:	Chief Executive Officer (Principal Executive Officer)

/s/ Ron Frieman		Date: July 14, 2015
Name:	Ron Frieman
Title:	Chief Financial Officer
(Principal Financial Officer)

/s/ Jason Ausher		Date: July 14, 2015
Name:	Jason Ausher
Title:	Chief Accounting Officer and Vice President
(Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on this 14th day of July, 2015.

DS CUSTOMER CARE, LLC

By:	/s/ Jerry Fowden
Jerry Fowden
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Jay Wells and Marni Morgan Poe, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute any and all amendments and supplements to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Jerry Fowden		Date: July 14, 2015
Name:	Jerry Fowden
Title:	Chief Executive Officer and Director
(Principal Executive Officer)

/s/ Jay Wells		Date: July 14, 2015
Name:	Jay Wells
Title:	Chief Financial Officer and Director
(Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on this 14th day of July, 2015.

DSS GROUP, INC.

By:	/s/ Jerry Fowden
Jerry Fowden
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Jay Wells and Marni Morgan Poe, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute any and all amendments and supplements to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Jerry Fowden		Date: July 14, 2015
Name:	Jerry Fowden
Title:	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Jay Wells		Date: July 14, 2015
Name:	Jay Wells
Title:	Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on this 14th day of July, 2015.

TT CALCO LIMITED

By:	/s/ Jason Ausher
Jason Ausher
Director and Authorized Representative
in the United States

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Jay Wells and Marni Morgan Poe, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute any and all amendments and supplements to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Jason Ausher		Date: July 14, 2015
Name:	Jason Ausher
Title:	Director

/s/ Jeremy Hoyle		Date: July 14, 2015
Name:	Jeremy Hoyle
Title:	Director (Principal Executive, Financial and Accounting Officer)

/s/ Stephen Corby		Date: July 14, 2015
Name:	Stephen Corby
Title:	Director

/s/ Joanne Lloyd-Davies		Date: July 14, 2015
Name:	Joanne Lloyd-Davies
Title:	Director

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit

3.1(1)	Articles of Incorporation of Cott Beverages Inc. (incorporated by reference to Exhibit 3.1(i) to our Registration Statement on Form S-4 filed on May 13, 2015).

3.1(2)	Amended and Restated Bylaws of Cott Beverages Inc. (incorporated by reference to Exhibit 3.1(ii) to our Registration Statement on Form S-4 filed on May 13, 2015).

3.1(3)	Articles of Amalgamation of Cott Corporation (incorporated by reference to Exhibit 3.1 to our Form 10-K filed February 28, 2007).

3.1(4)	Articles of Amendment to Articles of Amalgamation of Cott Corporation (incorporated by reference to Exhibit 3.1 to our Form 8-K filed December 15, 2014).

3.1(5)	Second Amended and Restated By-laws of Cott Corporation (incorporated by reference to Exhibit 3.2 to our Form 10-Q filed May 8, 2014).

3.1(6)	Articles of Incorporation of 156775 Canada Inc. (incorporated by reference to Exhibit 3.1(xxxi) to our Registration Statement on Form S-4 filed on January 22, 2010).

3.1(7)	By-laws of 156775 Canada Inc. (incorporated by reference to Exhibit 3.1(xxxii) to our Registration Statement on Form S-4 filed on January 22, 2010).

3.1(8)	Articles of Incorporation of 2011438 Ontario Limited (incorporated by reference to Exhibit 3.1(xxxvii) to our Registration Statement on Form S-4 filed on January 22, 2010).

3.1(9)	By-laws of 2011438 Ontario Limited (incorporated by reference to Exhibit 3.1(xxxviii) to our Registration Statement on Form S-4 filed on January 22, 2010).

3.1(10)	Articles of Incorporation of 804340 Ontario Limited (incorporated by reference to Exhibit 3.1(xxxv) to our Registration Statement on Form S-4 filed on January 22, 2010).

3.1(11)	By-laws of 804340 Ontario Limited (incorporated by reference to Exhibit 3.1(xxxvi) to our Registration Statement on Form S-4 filed on January 22, 2010).

3.1(12)	Articles of Incorporation of 967979 Ontario Limited (incorporated by reference to Exhibit 3.1(xxxiii) to our Registration Statement on Form S-4 filed on January 22, 2010).

3.1(13)	By-laws of 967979 Ontario Limited (incorporated by reference to Exhibit 3.1(xxxiv) to our Registration Statement on Form S-4 filed on January 22, 2010).

3.1(14)	Certificate of Incorporation of Aimia Foods EBT Company Limited (incorporated by reference to Exhibit 3.1(xiv) to our Registration Statement on Form S-4 filed on May 13, 2015).

3.1(15)	Memorandum of Association and Articles of Association of Aimia Foods EBT Company Limited (incorporated by reference to Exhibit 3.1(xv) to our Registration Statement on Form S-4 filed on May 13, 2015).

3.1(16)	Certificate of Incorporation of Aimia Foods Group Limited (incorporated by reference to Exhibit 3.1(xvi) to our Registration Statement on Form S-4 filed on May 13, 2015).

3.1(17)	Articles of Association of Aimia Foods Group Limited (incorporated by reference to Exhibit 3.1(xvii) to our Registration Statement on Form S-4 filed on May 13, 2015).

3.1(18)	Certificate of Incorporation of Aimia Foods Holdings Limited (incorporated by reference to Exhibit 3.1(xviii) to our Registration Statement on Form S-4 filed on May 13, 2015).

3.1(19)	Articles of Association of Aimia Foods Holdings Limited (incorporated by reference to Exhibit 3.1(xix) to our Registration Statement on Form S-4 filed on May 13, 2015).

3.1(20)	Certificate of Incorporation of Aimia Foods Limited (incorporated by reference to Exhibit 3.1(xx) to our Registration Statement on Form S-4 filed on May 13, 2015).

Exhibit No.	Description of Exhibit

3.1(21)	Memorandum of Association and Articles of Association of Aimia Foods Limited (incorporated by reference to Exhibit 3.1(xxi) to our Registration Statement on Form S-4 filed on May 13, 2015).

3.1(22)	Certificate of Incorporation of Calypso Soft Drinks Limited (incorporated by reference to Exhibit 3.1(xxii) to our Registration Statement on Form S-4 filed on May 13, 2015).

3.1(23)	Articles of Association of Calypso Soft Drinks Limited (incorporated by reference to Exhibit 3.1(xxiii) to our Registration Statement on Form S-4 filed on May 13, 2015).

3.1(24)	Certificate of Formation of Caroline LLC (incorporated by reference to Exhibit 3.1(xlv) to Pre-Effective Amendment No. 2 to our Registration Statement on Form S-4 filed on August 27, 2010).

3.1(25)	Limited Liability Company Agreement of Caroline LLC, as amended (incorporated by reference to Exhibit 3.1(xxv) to our Registration Statement on Form S-4 filed on May 13, 2015).

3.1(26)	Certificate of Formation of Cliffstar LLC (incorporated by reference to Exhibit 3.1(xlvii) to Pre-Effective Amendment No. 2 to our Registration Statement on Form S-4 filed on August 27, 2010).

3.1(27)	Limited Liability Company Agreement of Cliffstar LLC, as amended (incorporated by reference to Exhibit 3.1(xxvii) to our Registration Statement on Form S-4 filed on May 13, 2015).

3.1(28)	Certificate of Incorporation of Cooke Bros Holdings Limited (incorporated by reference to Exhibit 3.1(xxviii) to our Registration Statement on Form S-4 filed on May 13, 2015).

3.1(29)	Articles of Association of Cooke Bros Holdings Limited (incorporated by reference to Exhibit 3.1(xxix) to our Registration Statement on Form S-4 filed on May 13, 2015).

3.1(30)	Certificate of Incorporation of Cooke Bros. (Tattenhall). Limited (incorporated by reference to Exhibit 3.1(xxx) to our Registration Statement on Form S-4 filed on May 13, 2015).

3.1(31)	Articles of Association of Cooke Bros. (Tattenhall). Limited (incorporated by reference to Exhibit 3.1(xxxi) to our Registration Statement on Form S-4 filed on May 13, 2015).

3.1(32)	Certificate of Incorporation of Cott (Nelson) Limited (incorporated by reference to Exhibit 3.1(xxix) to Pre-Effective Amendment No. 1 to our Registration Statement on Form S-4 filed on June 10, 2010).

3.1(33)	Memorandum of Association and Articles of Association of Cott (Nelson) Limited (incorporated by reference to Exhibit 3.1(xxx) to Pre-Effective Amendment No. 1 to our Registration Statement on Form S-4 filed on June 10, 2010).

3.1(34)	Certificate of Incorporation of Cott Acquisition Limited (incorporated by reference to Exhibit 3.1(li) to Pre-Effective Amendment No. 2 to our Registration Statement on Form S-4 filed on August 27, 2010).

3.1(35)	Memorandum of Association and Articles of Association of Cott Acquisition Limited (incorporated by reference to Exhibit 3.1(lii) to Pre-Effective Amendment No. 2 to our Registration Statement on Form S-4 filed on August 27, 2010).

3.1(36)	Certificate of Formation of Cott Acquisition LLC (incorporated by reference to Exhibit 3.1(xliii) to Pre-Effective Amendment No. 2 to our Registration Statement on Form S-4 filed on August 27, 2010).

3.1(37)	Limited Liability Company Agreement of Cott Acquisition LLC, as amended (incorporated by reference to Exhibit 3.1(xxxvii) to our Registration Statement on Form S-4 filed on May 13, 2015).

3.1(38)	Certificate of Incorporation of Cott Beverages Limited (incorporated by reference to Exhibit 3.1(xiii) to Pre-Effective Amendment No. 1 to our Registration Statement on Form S-4 filed on June 10, 2010).

Exhibit No.	Description of Exhibit

3.1(39)	Memorandum of Association and Articles of Association of Cott Beverages Limited (incorporated by reference to Exhibit 3.1(xiv) to Pre-Effective Amendment No. 1 to our Registration Statement on Form S-4 filed on June 10, 2010).

3.1(40)	Certificate of Incorporation of Cott Developments Limited (incorporated by reference to Exhibit 3.1(xl) to our Registration Statement on Form S-4 filed on May 13, 2015).

3.1(41)	Memorandum of Association and Articles of Association of Cott Developments Limited (incorporated by reference to Exhibit 3.1(xli) to our Registration Statement on Form S-4 filed on May 13, 2015).

3.1(42)	Certificate of Incorporation of Cott Europe Trading Limited (incorporated by reference to Exhibit 3.1(xxiii) to Pre-Effective Amendment No. 1 to our Registration Statement on Form S-4 filed on June 10, 2010).

3.1(43)	Memorandum of Association and Articles of Association of Cott Europe Trading Limited (incorporated by reference to Exhibit 3.1(xxiv) to Pre-Effective Amendment No. 1 to our Registration Statement on Form S-4 filed on June 10, 2010).

3.1(44)	Second Amended and Restated Certificate of Incorporation of Cott Holdings Inc. (incorporated by reference to Exhibit 3.1(xliv) to our Registration Statement on Form S-4 filed on May 13, 2015).

3.1(45)	Amended and Restated Bylaws of Cott Holdings Inc. (incorporated by reference to Exhibit 3.1(xlv) to our Registration Statement on Form S-4 filed on May 13, 2015).

3.1(46)	Certificate of Incorporation of Cott Limited (incorporated by reference to Exhibit 3.1(xxi) to Pre-Effective Amendment No. 1 to our Registration Statement on Form S-4 filed on June 10, 2010).

3.1(47)	Memorandum of Association and Articles of Association of Cott Limited (incorporated by reference to Exhibit 3.1(xxii) to Pre-Effective Amendment No. 1 to our Registration Statement on Form S-4 filed on June 10, 2010).

3.1(48)	Deed of Incorporation and Articles of Association of Cott Luxembourg S.A.R.L. (incorporated by reference to Exhibit 3.1(xlviii) to our Registration Statement on Form S-4 filed on May 13, 2015).

3.1(49)	Certificate of Incorporation of Cott Nelson (Holdings) Limited (incorporated by reference to Exhibit 3.1(xxvii) to Pre-Effective Amendment No. 1 to our Registration Statement on Form S-4 filed on June 10, 2010).

3.1(50)	Memorandum of Association and Articles of Association of Cott Nelson (Holdings) Limited (incorporated by reference to Exhibit 3.1(xxviii) to Pre-Effective Amendment No. 1 to our Registration Statement on Form S-4 filed on June 10, 2010).

3.1(51)	Certificate of Incorporation of Cott Private Label Limited (incorporated by reference to Exhibit 3.1(xxv) to Pre-Effective Amendment No. 1 to our Registration Statement on Form S-4 filed on June 10, 2010).

3.1(52)	Memorandum of Association and Articles of Association of Cott Private Label Limited (incorporated by reference to Exhibit 3.1(xxvi) to Pre-Effective Amendment No. 1 to our Registration Statement on Form S-4 filed on June 10, 2010).

3.1(53)	Certificate of Incorporation of Cott Retail Brands Limited (incorporated by reference to Exhibit 3.1(xv) to Pre-Effective Amendment No. 1 to our Registration Statement on Form S-4 filed on June 10, 2010).

3.1(54)	Memorandum of Association and Articles of Association of Cott Retail Brands Limited (incorporated by reference to Exhibit 3.1(xvi) to Pre-Effective Amendment No. 1 to our Registration Statement on Form S-4 filed on June 10, 2010).

Exhibit No.	Description of Exhibit

3.1(55)	Certificate of Formation of Cott U.S. Acquisition LLC (incorporated by reference to Exhibit 3.1(xli) to Pre-Effective Amendment No. 2 to our Registration Statement on Form S-4 filed on August 27, 2010).

3.1(56)	Limited Liability Company Agreement of Cott U.S. Acquisition LLC, as amended (incorporated by reference to Exhibit 3.1(lvi) to our Registration Statement on Form S-4 filed on May 13, 2015).

3.1(57)	Certificate of Incorporation of Cott UK Acquisition Limited (incorporated by reference to Exhibit 3.1(liii) to Pre-Effective Amendment No. 2 to our Registration Statement on Form S-4 filed on August 27, 2010).

3.1(58)	Memorandum of Association and Articles of Association of Cott UK Acquisition Limited (incorporated by reference to Exhibit 3.1(liv) to Pre-Effective Amendment No. 2 to our Registration Statement on Form S-4 filed on August 27, 2010).

3.1(59)	Certificate of Formation of Cott USA Finance LLC (incorporated by reference to Exhibit 3.1(xix) to our Registration Statement on Form S-4 filed on January 22, 2010).

3.1(60)	Limited Liability Company of Cott USA Finance LLC, as amended (incorporated by reference to Exhibit 3.1(lx) to our Registration Statement on Form S-4 filed on May 13, 2015).

3.1(61)	Certificate of Incorporation of Cott Vending Inc. (incorporated by reference to Exhibit 3.10 to our Registration Statement on Form S-4 filed on March 8, 2002).

3.1(62)	Bylaws of Cott Vending Inc. (incorporated by reference to Exhibit 3.11 to our Registration Statement on Form S-4 filed on March 8, 2002).

3.1(63)	Certificate of Incorporation of Cott Ventures Limited (incorporated by reference to Exhibit 3.1(lxiii) to our Registration Statement on Form S-4 filed on May 13, 2015).

3.1(64)	Memorandum of Association and Articles of Association of Cott Ventures Limited (incorporated by reference to Exhibit 3.1(lxiv) to our Registration Statement on Form S-4 filed on May 13, 2015).

3.1(65)	Certificate of Incorporation of Cott Ventures UK Limited (incorporated by reference to Exhibit 3.1(lxv) to our Registration Statement on Form S-4 filed on May 13, 2015).

3.1(66)	Articles of Association of Cott Ventures UK Limited (incorporated by reference to Exhibit 3.1(lxvi) to our Registration Statement on Form S-4 filed on May 13, 2015).

3.1(67)	Certificate of Formation of Interim BCB, LLC (incorporated by reference to Exhibit 3.1(xi) to our Registration Statement on Form S-4 filed on January 22, 2010).

3.1(68)	Amended and Restated Operating Agreement of Interim BCB, LLC, as amended (incorporated by reference to Exhibit 3.1(lxviii) to our Registration Statement on Form S-4 filed on May 13, 2015).

3.1(69)	Certificate of Incorporation of Mr Freeze (Europe) Limited (incorporated by reference to Exhibit 3.1(lxix) to our Registration Statement on Form S-4 filed on May 13, 2015).

3.1(70)	Articles of Association of Mr Freeze (Europe) Limited (incorporated by reference to Exhibit 3.1(lxx) to our Registration Statement on Form S-4 filed on May 13, 2015).

3.1(71)	Certificate of Formation of Star Real Property LLC (incorporated by reference to Exhibit 3.1(xlix) to Pre-Effective Amendment No. 2 to our Registration Statement on Form S-4 filed on August 27, 2010).

3.1(72)	Amended and Restated Limited Liability Company Agreement of Star Real Property LLC, as amended (incorporated by reference to Exhibit 3.1(lxxii) to our Registration Statement on Form S-4 filed on May 13, 2015).

Exhibit No.	Description of Exhibit

3.1(73)	Certificate of Incorporation of Stockpack Limited (incorporated by reference to Exhibit 3.1(lxxiii) to our Registration Statement on Form S-4 filed on May 13, 2015).

3.1(74)	Articles of Association of Stockpack Limited (incorporated by reference to Exhibit 3.1(lxxiv) to our Registration Statement on Form S-4 filed on May 13, 2015).

3.1(75)	Certificate of Incorporation of TT Calco Limited (incorporated by reference to Exhibit 3.1(lxxv) to our Registration Statement on Form S-4 filed on May 13, 2015).

3.1(76)	Articles of Association of TT Calco Limited (incorporated by reference to Exhibit 3.1(lxxvi) to our Registration Statement on Form S-4 filed on May 13, 2015).

3.1(77)	Amended and Restated Certificate of Incorporation of DS Services Holdings, Inc. (f/k/a DS Waters Enterprises, Inc.) (incorporated by reference to Exhibit 3.1(lxxvii) to our Registration Statement on Form S-4 filed on May 13, 2015).

3.1(78)	By-laws of DS Services Holdings, Inc. (f/k/a DS Waters Enterprises, Inc.) (incorporated by reference to Exhibit 3.1(lxxviii) to our Registration Statement on Form S-4 filed on May 13, 2015).

3.1(79)	Amended and Restated Certificate of Incorporation of DS Services of America, Inc. (f/k/a DS Waters of America, Inc.) (incorporated by reference to Exhibit 3.1(lxxix) to our Registration Statement on Form S-4 filed on May 13, 2015).

3.1(80)	By-laws of DS Services of America, Inc. (f/k/a DS Waters of America, Inc.) (incorporated by reference to Exhibit 3.1(lxxx) to our Registration Statement on Form S-4 filed on May 13, 2015).

3.1(81)	Certificate of Formation of DS Customer Care, LLC (f/k/a Crystal Springs of Alabama Holdings, LLC) (incorporated by reference to Exhibit 3.1(lxxxi) to our Registration Statement on Form S-4 filed on May 13, 2015).

3.1(82)	Limited Liability Company Agreement of DS Customer Care, LLC (f/k/a Crystal Springs of Alabama Holdings, LLC) (incorporated by reference to Exhibit 3.1(lxxxii) to our Registration Statement on Form S-4 filed on May 13, 2015).

3.1(83)	Second Amended and Restated Certificate of Incorporation of DSS Group, Inc. (incorporated by reference to Exhibit 3.1(lxxxiii) to our Registration Statement on Form S-4 filed on May 13, 2015).

3.1(84)	Bylaws of DSS Group, Inc. (f/k/a Delivery Acquisition Inc.) (incorporated by reference to Exhibit 3.1(lxxxiv) to our Registration Statement on Form S-4 filed on May 13, 2015).

3.1(85)	Certificate of Formation of Cott Investment, L.L.C. (incorporated by reference to Exhibit 3.1(lxxxv) to our Registration Statement on Form S-4 filed on May 13, 2015).

3.1(86)	Amended and Restated Limited Liability Company Agreement of Cott Investment, L.L.C. (incorporated by reference to Exhibit 3.1(lxxxvi) to our Registration Statement on Form S-4 filed on May 13, 2015).

4.1	Indenture, dated as of June 24, 2014, governing the 5.375% Senior Notes due 2022, by and among Cott Beverages Inc., the guarantors identified therein and Wells Fargo Bank, National Association, as Trustee, Paying Agent, Registrar, Transfer Agent and Authenticating Agent (incorporated by reference to Exhibit 4.1 to our Form 8-K filed June 25, 2014).

4.2	Form of 5.375% Senior Note due 2022 (included as Exhibit A to Exhibit 4.1, which is incorporated by reference to Exhibit 4.1 to our Form 8-K filed June 25, 2014).

4.3	Registration Rights Agreement, dated as of June 24, 2014, among Cott Beverages Inc., Cott Corporation, the guarantors identified therein and the Initial Purchasers named in Schedule 2 thereto (incorporated by reference to Exhibit 4.3 to our Form 8-K filed June 25, 2014).

Exhibit No.	Description of Exhibit

4.4	Supplemental Indenture, dated as of July 24, 2014, governing the 5.375% Senior Notes due 2022, by and among Cott Beverages Inc. and certain of its subsidiaries, including Aimia Foods EBT Company Limited, Aimia Foods Group Limited, Aimia Foods Holdings Limited, Aimia Foods Limited and Stockpack Limited, and Wells Fargo Bank, National Association, as Trustee (incorporated by reference to Exhibit 4.4 to our Form 10-K filed March 4, 2015).

4.5	Second Supplemental Indenture, dated as of December 12, 2014, governing the 5.375% Senior Notes due 2022, by and among Cott Beverages Inc. and certain of its subsidiaries, including DSS Group, Inc., DS Services of America, Inc., DS Services Holdings, Inc. and Crystal Springs of Alabama, LLC, and Wells Fargo Bank, National Association, as Trustee (incorporated by reference to Exhibit 4.5 to our Form 10-K filed March 4, 2015).

4.6	Indenture, dated as of December 12, 2014, governing the 6.75% Senior Notes due 2020, by and among Cott Beverages Inc., the guarantors identified therein and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.3 to our Form 8-K filed December 15, 2014).

4.7	Form of 5.375% Senior Note due 2022 (included as Exhibit A to Exhibit 4.4, which is incorporated by reference to Exhibit 4.4 to our Form 8-K filed December 15, 2014).

4.8	Registration Rights Agreement, dated as of December 12, 2014, among Cott Beverages Inc., the guarantors identified therein and Barclays Capital Inc., as representative of the several initial purchasers named in Schedule I to the Purchase Agreement dated December 4, 2014, among Cott Beverages Inc., Cott Corporation, certain of Cott Corporation’s subsidiaries, as guarantors, and Barclays Capital Inc., acting on behalf of itself and as the representative of the several Initial Purchasers named therein (incorporated by reference to Exhibit 4.5 to our Form 8-K filed December 15, 2014).

4.9	Amended and Restated Indenture, dated as of December 12, 2014, by and among Cott Corporation, DS Services of America, Inc., DS Services Holdings, Inc., the other guarantors party thereto from time to time, and Wilmington Trust, National Association, as Trustee and as Collateral Agent (incorporated by reference to Exhibit 4.6 to our Form 8-K filed December 15, 2014).

4.10	Supplemental Indenture, dated as of August 30, 2013, among DS Waters of America, Inc., DS Waters Enterprises, Inc., Crystal Springs of Alabama Holdings, LLC, PolyCycle Solutions, LLC and Wilmington Trust, National Association (incorporated by reference to Exhibit 4.2 to DS Services Holdings, Inc.’s Form S-4 filed March 31, 2014).

4.11	Third Supplemental Indenture, dated as of December 12, 2014, by and among DS Services of America, Inc., Cott Corporation and certain of its subsidiaries, including Cott Beverages Inc., DSS Group, Inc. and Wilmington Trust, National Association, as Trustee and as Collateral Agent (incorporated by reference to Exhibit 4.7 to our Form 8-K filed December 15, 2014).

4.12	Form of 10.000% Second-Priority Senior Secured Note due 2021 (included as Exhibit A to Exhibit 4.7, which is incorporated by reference to Exhibit 4.6 to our Form 8-K filed December 15, 2014).

4.13	Registration Rights Agreement, dated August 30, 2013, among DS Waters of America, Inc., DS Waters Enterprises, Inc., the guarantors named therein and Credit Suisse Securities (USA) LLC, Barclays Capital Inc. and Jefferies LLC (incorporated by reference to Exhibit 4.3 to DS Services Holdings, Inc.’s Form S-4 filed March 31, 2014).

4.14	Third Supplemental Indenture, dated as of June 25, 2015, governing the 5.375% Senior Notes due 2022, by and among Cott Beverages Inc., the guarantors identified therein and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.1 to our Form 8-K filed June 25, 2015).

Exhibit No.	Description of Exhibit

4.15	Supplemental Indenture, dated as of June 25, 2015, governing the 6.75% Senior Notes due 2020, by and among Cott Beverages Inc., the guarantors identified therein and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.1 to our Form 8-K filed June 26, 2015).

5.1	Opinion of Kirkland & Ellis LLP.

5.2	Opinion of Goodmans LLP.

10.1	Credit Agreement, dated as of August 17, 2010, among Cott Corporation, Cott Beverages Inc., Cott Beverages Limited, Cliffstar LLC and the other Loan Parties party thereto, the Lenders party thereto, JPMorgan Chase Bank, N.A., London Branch as UK Security Trustee, JPMorgan Chase Bank, N.A., as Administrative Agent and Administrative Collateral Agent, General Electric Capital Corporation, as Co-Collateral Agent, and Bank of America, N.A., as Documentation Agent (incorporated by reference to Exhibit 10.2 to our Form 10-K filed March 4, 2015).

10.2	Amendment No. 1 to Credit Agreement, dated as of April 19, 2012, by and among Cott Corporation, Cott Beverages Inc., Cliffstar LLC, and Cott Beverages Limited, as Borrowers, the other Loan Parties party thereto, the Lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent (incorporated by reference to Exhibit 10.2 to our Form 10-Q filed May 7, 2012).

10.3	Amendment No. 2 to Credit Agreement, dated as of July 19, 2012, by and among Cott Corporation, Cott Beverages Inc., Cliffstar LLC, and Cott Beverages Limited, as Borrowers, the other Loan Parties party thereto, the Lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent (incorporated by reference to Exhibit 10.1 to our Form 10-Q filed November 1, 2012).

10.4	Amendment No. 3 to Credit Agreement, dated as of October 22, 2013, by and among Cott Corporation, Cott Beverages Inc., Cliffstar LLC, and Cott Beverages Limited, as Borrowers, the other Loan Parties party thereto, the Lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent (incorporated by reference to Exhibit 10.22 to our Form 10-K filed February 24, 2014).

10.5	Amendment No. 4 to Credit Agreement, dated as of May 28, 2014, by and among Cott Corporation, Cott Beverages Inc., Cliffstar LLC, and Cott Beverages Limited, as Borrowers, the other Loan Parties party thereto, the Lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent (incorporated by reference to Exhibit 10.1 to our Form 10-Q filed August 7, 2014).

10.6	Amendment No. 5 to Credit Agreement, dated as of December 12, 2014, by and among Cott Corporation, Cott Beverages Inc., Cliffstar LLC, Cott Beverages Limited and DS Services of America, Inc., as Borrowers, the other Loan Parties party thereto, the Lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent (incorporated by reference to Exhibit 10.7 to our Form 10-K filed March 4, 2015).

12.1	Computation of Ratio of Earnings to Fixed Charges.

23.1	Consent of PricewaterhouseCoopers LLP, independent registered certified public accountant for Cott Corporation.

23.2	Consent of Grant Thornton UK LLP, independent auditor for Aimia Foods Holdings Limited.

23.3	Consent of PricewaterhouseCoopers LLP, independent registered public accountant for DSS Group, Inc.

23.4	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1).

23.5	Consent of Goodmans LLP (included in Exhibit 5.2).

25	Statement of Eligibility on Form T-1.

99.1	Form of Letter of Transmittal.